                       POOLING AND SERVICING AGREEMENT

                        Dated as of December 1, 1997


                                   among


                       EQUIVANTAGE ACCEPTANCE CORP.,
                                as Sponsor,


                            EQUIVANTAGE INC.,
                              as Servicer,


                                   and


              NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                              as Trustee


               EquiVantage Home Equity Loan Trust 1997-4
      Home Equity Loan Asset-Backed Certificates, Series 1997-4

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                             TABLE OF CONTENTS
                        ------------------------------
                        (Not a part of this Agreement)

                                                                Page

Parties.........................................................1
Recitals........................................................1

                                  ARTICLE I
                        DEFINITIONS; RULES OF CONSTRUCTION
                        ----------------------------------

Section 1.1.  Definitions.......................................1
Section 1.2.  Use of Words and Phrases.........................33
Section 1.3.  Captions; Table of Contents......................33
Section 1.4.  Opinions.........................................33

                             ARTICLE II
              ESTABLISHMENT AND ORGANIZATION OF THE TRUST
              -------------------------------------------

Section 2.1.  Establishment of the Trust.......................34
Section 2.2.  Office...........................................34
Section 2.3.  Purposes and Powers..............................34
Section 2.4.  Appointment of the Trustee; Declaration of Trust.34
Section 2.5.  Expenses of the Trust............................34
Section 2.6.  Ownership of the Trust...........................35
Section 2.7.  Receipt of Trust Estate..........................35
Section 2.8.  Miscellaneous REMIC Provisions...................35
Section 2.9.  Grant of Security Interest.......................39

                             ARTICLE III
         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPONSOR
       AND THE SERVICER; COVENANT OF SPONSOR TO CONVEY MORTGAGE LOANS
       --------------------------------------------------------------

Section 3.1.  Representations and Warranties of the Sponsor....40
Section 3.2.  Representations and Warranties of the Servicer...43
Section 3.3.  Representations and Warranties of the Sponsor
              with Respect to the Mortgage Loans...............45
Section 3.4.  Covenants of Sponsor to Take Certain Actions
              with Respect to the Mortgage Loans In Certain
              Situations.......................................47
Section 3.5.  Conveyance of the Mortgage Loans.................49
Section 3.6.  Acceptance by Trustee; Certain Substitutions
              of Mortgage Loans; Certification by Trustee......53
Section 3.7.  Cooperation Procedures...........................55

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                                  ARTICLE IV
                     ISSUANCE AND SALE OF CERTIFICATES
                     ---------------------------------

Section 4.1.  Issuance of Certificates.........................55
Section 4.2.  Sale of Certificates.............................55

                                  ARTICLE V
                   CERTIFICATES AND TRANSFER OF INTERESTS
                   --------------------------------------

Section 5.1.  Terms............................................56
Section 5.2.  Forms............................................56
Section 5.3.  Execution, Authentication and Delivery...........57
Section 5.4.  Registration and Transfer of Certificates........57
Section 5.5.  Mutilated, Destroyed, Lost or Stolen
              Certificates.....................................59
Section 5.6.  Persons Deemed Holders...........................60
Section 5.7.  Cancellation.....................................60
Section 5.8.  Limitation on Transfer of Ownership Rights.......60
Section 5.9.  Assignment of Rights.............................61

                                  ARTICLE VI
                                  COVENANTS
                                  ----------

Section 6.1.  Distributions....................................61
Section 6.2.  Money for Distributions to be Held in Trust;
              Withholding......................................61
Section 6.3.  Protection of Trust Estate.......................62
Section 6.4.  Performance of Obligations.......................63
Section 6.5.  Negative Covenants...............................63
Section 6.6.  No Other Powers..................................64
Section 6.7.  Limitation of Suits..............................64
Section 6.8.  Unconditional Rights of Holders to Receive
              Distributions....................................65
Section 6.9.  Rights and Remedies Cumulative...................65
Section 6.10. Delay or Omission Not Waiver.....................65
Section 6.11. Control by Holders...............................65

                                  ARTICLE VII
                        ACCOUNTS, DISBURSEMENTS AND RELEASES
                        -------------------------------------

Section 7.1.  Collection of Money..............................66
Section 7.2.  Establishment of Certificate Account.............66
Section 7.3.  The Certificate Insurance Policy.................66
Section 7.4.  Closing Date Deposit Account.....................69
Section 7.5.  Flow of Funds....................................70

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Section 7.6.  Investment of Accounts...........................74
Section 7.7.  Eligible Investments.............................75
Section 7.8.  Reports by Trustee...............................76
Section 7.9.  Additional Reports by Trustee....................79
Section 7.10. Allocation of Realized Losses....................80
Section 7.11. Reserve Fund.....................................80

                                  ARTICLE VIII
                   SERVICING AND ADMINISTRATION OF MORTGAGE LOANS

Section 8.1.  Servicer and Sub-Servicers.......................81
Section 8.2.  Collection of Certain Mortgage Loan Payments.....84
Section 8.3.  Sub-Servicing Agreements Between Servicer and
              Sub-Servicers....................................85
Section 8.4.  Successor Sub-Servicers..........................85
Section 8.5.  Liability of Servicer............................85
Section 8.6.  No Contractual Relationship Between Sub-Servicer
              and Trustee or the Holders.......................85
Section 8.7.  Assumption or Termination of Sub-Servicing
              Agreement by Trustee.............................86
Section 8.8.  Principal and Interest Account...................86
Section 8.9.  Delinquency Advances, Compensating Interest
              and Servicing Advances...........................88
Section 8.10. Purchase of Mortgage Loans.......................89
Section 8.11. Maintenance of Insurance.........................89
Section 8.12. Due-on-Sale Clauses; Assumption and Substitution
              Agreements.......................................90
Section 8.13. Realization Upon Defaulted Mortgage Loans........92
Section 8.14. Trustee to Cooperate; Release of Files...........93
Section 8.15. Servicing Compensation...........................94
Section 8.16. Annual Statement as to Compliance................94
Section 8.17. Annual Independent Certified Public Accountants'
              Reports; Annual Financial Statements of the
              Servicer.........................................95
Section 8.18. Access to Certain Documentation and Information
              Regarding the Mortgage Loans.....................95
Section 8.19. Assignment of Agreement..........................96
Section 8.20. Removal of Servicer; Resignation of Servicer.....96
Section 8.21. Inspections by Certificate Insurer; Errors and
              Omissions Insurance.............................101
Section 8.22. Merger, Conversion, Consolidation or Succession
              to Business of Servicer.........................102
Section 8.23. Financial Statements............................103
Section 8.24. REMIC...........................................103
Section 8.25. The Designated Depository Institution...........103
Section 8.26. Appointment of Custodian........................103
Section 8.27. Indemnification by the Sponsor and Servicer.....103

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                                  ARTICLE IX
                             TERMINATION OF TRUST
                             --------------------

Section 9.1.  Termination of Trust...........................104
Section 9.2.  Termination Upon Option of Holders of Class RL
              Certificates and Servicer......................104
Section 9.3.  Termination Upon Loss of REMIC Status..........105
Section 9.4.  Disposition of Proceeds........................107
Section 9.5.  Netting of Amounts.............................107

                                  ARTICLE X
                                  THE TRUSTEE
                                  -----------

Section 10.1. Certain Duties and Responsibilities............107
Section 10.2. Removal of Trustee for Cause...................109
Section 10.3. Certain Rights of the Trustee..................111
Section 10.4. Not Responsible for Recitals or Issuance of
              Certificates...................................112
Section 10.5. May Hold Certificates..........................112
Section 10.6. Money Held in Trust............................112
Section 10.7. Compensation and Reimbursement; No Lien for
              Fees...........................................112
Section 10.8. Corporate Trustee Required; Eligibility........112
Section 10.9. Resignation and Removal; Appointment of
              Successor......................................113
Section 10.10.Acceptance of Appointment by Successor
              Trustee........................................114
Section 10.11.Merger, Conversion, Consolidation or Succession
              to Business of the Trustee.....................114
Section 10.12.Reporting; Withholding.........................115
Section 10.13.Liability of the Trustee.......................115
Section 10.14.Appointment of Co-Trustee or Separate Trustee..116

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

Section 11.1. Compliance Certificates and Opinions...........117
Section 11.2. Form of Documents Delivered to the Trustee.....118
Section 11.3. Acts of Holders................................118
Section 11.4. Notices, etc., to Trustee......................119
Section 11.5. Notices and Reports to Holders; Waiver of
              Notices........................................119
Section 11.6. Rules by Trustee and Sponsor...................120
Section 11.7. Successors and Assigns.........................120
Section 11.8. Severability...................................120
Section 11.9. Benefits of Agreement..........................120
Section 11.10.Legal Holidays.................................120

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Section 11.11.Governing Law...................................120
Section 11.12.Counterparts....................................120
Section 11.13.Usury...........................................120
Section 11.14.Amendment.......................................121
Section 11.15.REMIC Status; Taxes.............................122
Section 11.16.Additional Limitation on Action and Imposition of
              Tax.............................................124
Section 11.17.Appointment of Tax Matters Person...............124
Section 11.18.The Certificate Insurer.........................124
Section 11.19.Notices.........................................125

                   LIST OF SCHEDULES AND EXHIBITS
                   ------------------------------

SCHEDULE I    --   Schedule of Mortgage Loans                     S-1
EXHIBIT A-1   --   Form of Class A-1 Certificate                A-1-1
EXHIBIT A-2   --   Form of Class A-2 Certificate                A-2-1
EXHIBIT A-3   --   Form of Class A-3 Certificate                A-3-1
EXHIBIT A-4   --   Form of Class A-4 Certificate                A-4-1
EXHIBIT A-5   --   Form of Class A-5 Certificate                A-5-1
EXHIBIT B     --   Form of Class B Certificate                    B-1
EXHIBIT C-1   --   Form of Class RL Certificate                 C-1-1
EXHIBIT C-2   --   Form of Class RU Certificate                 C-2-1
EXHIBIT D     --   Form of Certificate Regarding
                   Prepaid Loans                                  D-1
EXHIBIT E     --   Form of Trustee's Receipt                      E-1
EXHIBIT F     --   Form of Pool Certification                     F-1
EXHIBIT G     --   Form of Delivery Order                         G-1
EXHIBIT H     --   Form of Class R Tax Matters Transfer
                   Certificate                                    H-1
EXHIBIT I     --   Form of Monthly Report                         I-1
EXHIBIT J     --   Form of Servicer's Trust Receipt               J-1
EXHIBIT K     --   Form of Liquidation Report                     K-1
EXHIBIT L     --   Form of Special Power of Attorney              L-1

    POOLING AND SERVICING AGREEMENT, relating to EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-4, dated as of December 1, 1997, by and among EQUIVANTAGE ACCEPTANCE CORP., a Delaware corporation, in its capacity as Sponsor of the Trust (the "Sponsor"), EQUIVANTAGE INC., a Delaware corporation, in its capacity as servicer (the "Servicer"), and NORWEST BANK MINNESOTA, National Association, in its capacity as trustee (the "Trustee").

    WHEREAS, the Sponsor wishes to establish a trust that provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

    WHEREAS, the Servicer has agreed to service the Mortgage Loans that constitute the principal assets of the trust estate;

    WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

    WHEREAS, Norwest Bank Minnesota, National Association is willing to serve in the capacity of Trustee hereunder; and

    WHEREAS, Financial Guaranty Insurance Company (the "Certificate Insurer") is intended to be a third-party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, the Servicer and the Trustee hereby agree as follows:

                                  ARTICLE I
                       DEFINITIONS; RULES OF CONSTRUCTION

    Section 1.1 Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

    "Account":  Any account established in accordance with Section 7.2 or
Section 8.8 hereof.

    "Actual Loss Severity": With respect to any Payment Date, a fraction, expressed as a percentage, (a) the numerator of which equals the sum of all Realized Losses incurred with respect to Liquidated Loans as of the last day of the immediately preceding calendar month and (b) the denominator of which equals the sum as of such Payment Date of the Loan Balances of all Liquidated Loans, the amount of such Loan Balances to be determined in each case as of the last day of the calendar month immediately preceding the month in which such Mortgage Loan became a Liquidated Loan.

    "Aggregate Loan Balance": As of any date, the aggregate Loan Balance, by Mortgage Loan Group, as appropriate, of all Mortgage Loans as of such date.

    "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, and including the exhibits and schedules hereto.

    "Allocable Losses":  As defined in Section 7.10 hereof.

    "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan that is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value or, in the case of an appraised value or purchase price determined by the related Originator to be excessive, such appraised value adjusted downward.

    "Assignment Opinion":  As defined in Section 3.5(b)(ii) hereof.

    "Authorized Officer": With respect to any Person, any individual who is authorized to act for such Person in matters relating to this Agreement, and whose actions are binding upon such Person and, with respect to the Trustee, the Sponsor and the Servicer, initially including those individuals whose names appear on the lists of "Authorized Officers" delivered on the Startup Day.

    "Available Funds": With respect to a Mortgage Loan Group, either the Group I Available Funds or the Group II Available Funds, as appropriate, each as defined in Section 7.3(a) hereof. The term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Holders of the Certificates by the Trustee as a result of proceedings under the United States Bankruptcy Code.

    "Available Funds Cap Carry-Forward Amortization Amount": As of any Payment Date, any amount distributed to the Holders of the Class A-5 Certificates on such Payment Date pursuant to Section 7.5(c)(x) hereof.

    "Available Funds Cap Carry-Forward Amount": As of any Payment Date, the excess, if any, of (x) the sum of (i) the excess, if any, of (a) the amount of interest due on the Class A-5 Certificates on such Payment Date, calculated at the Class A-5 Formula Pass-Through Rate on such Payment Date over (b) the amount of interest due on the Class A-5 Certificates on such Payment Date, calculated at the Class A-5 Pass-Through Rate applicable to such Payment Date, (ii) the excess, if any, of (a) the aggregate amount of interest due on the Class A-5 Certificates on all prior Payment Dates, calculated at the Class A-5 Formula Pass-Through Rate applicable to each such Payment Date over (b) the aggregate amount of interest due on the Class A-5 Certificates on all prior Payment Dates, calculated at the Class A-5 Pass-Through Rate applicable to each such Payment Date, (iii) the amount, if any, described in clause (iv) hereof as of the immediately preceding Payment Date and (iv) the product of (a) one-twelfth of the Class A-5

Formula Pass-Through Rate on such Payment Date and (b) the sum of the amounts described in clauses (ii) and (iii) preceding over (y) all Available Funds Cap Carry-Forward Amortization Amounts actually funded on all prior Payment Dates.

    "Available Funds Shortfall": With respect to a Mortgage Loan Group, as defined in Section 7.5(b)(iii)(A) hereof.

    "Balloon Loan": Any Mortgage Loan that has an amortization schedule that extends beyond its maturity date, resulting in a relatively large unamortized principal balance due in a single payment at maturity.

    "Beneficial Owner": With respect to any Book-Entry Certificate, the Person for whom, as the beneficial owner thereof, the Depository holds such Book-Entry Certificate from time to time in its capacity as the Depository.

    "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (as a Direct Participant or as an Indirect Participant in accordance with the rules of such Depository). As of the Closing Date, only the Class A Certificates constitute Book-Entry Certificates.

    "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York, the State of Texas or in the city in which the Corporate Trust Office is located, which city initially is Minneapolis, Minnesota, are authorized or obligated by law, regulation or executive order to be closed; provided that, in connection with any determination of LIBOR, "Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

    "Cap Agreement": The requirement of the Trustee to make distributions from the Reserve Fund pursuant to Section 7.5(b)(x).

    "Certificate": Any one of the Class A Certificates, Class B Certificates or the Residual Certificates, each representing the interests and the rights described in this Agreement.

    "Certificate Account": The account, which shall at all times be an Eligible Account, established and maintained in accordance with Section 7.2 hereof and entitled "Norwest Bank Minnesota, National Association, as Trustee for EquiVantage Home Equity Loan Trust 1997-4 Home Equity Loan Asset-Backed Certificates, Series 1997-4, Certificate Account".

    "Certificate Insurance Policy": The certificate guaranty surety bond number 97010782 issued by the Certificate Insurer to the Trustee for the benefit of the Holders of the Class A Certificates.

    "Certificate Insurer": Financial Guaranty Insurance Company, a New York stock insurance company, and any successor thereto.

    "Certificate Insurer Default": The failure by the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms or the bankruptcy or insolvency of the Certificate Insurer.

    "Certificate Principal Balance": With respect to the Class A Certificates taken as a whole, the Class A Certificate Principal Balance; with respect to the Class A-1 Certificates, the Class A-1 Certificate Principal Balance; with respect to the Class A-2 Certificates, the Class A-2 Certificate Principal Balance; with respect to the Class A-3 Certificates, the Class A-3 Certificate Principal Balance; with respect to the Class A-4 Certificates, the Class A-4 Certificate Principal Balance; with respect to the Class A-5 Certificates, the Class A-5 Certificate Principal Balance; and, with respect to the Class B Certificates, the Class B Certificate Principal Balance. Except as described in the definition of "Class RL Certificate Principal Balance," the Residual Certificates do not have a "Certificate Principal Balance".

    "Class": All of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, the Class B Certificates or the Residual Certificates, as the case may be, taken as a whole.

    "Class A Certificates": All of the Certificates designated as "Class A-1 Certificates", "Class A-2 Certificates", "Class A-3 Certificates", "Class A-4 Certificates" or "Class A-5 Certificates".

    "Class A Certificate Principal Balance": As of any time of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance, the Class A-4 Certificate Principal Balance and the Class A-5 Certificate Principal Balance.

    "Class A Distribution Amount": With respect to the Group I Certificates for any Payment Date, the amount actually distributed to the Holders of such Group I Certificates on such Payment Date, applied first to interest and then to principal, which amount shall be the lesser of (x) the Group I Formula Distribution Amount for such Payment Date and (y) the amount (including any applicable portion of any Insured Payment) available for distribution on account of such Group I Certificates for such Payment Date. With respect to the Group II Certificates for any Payment Date, the amount actually distributed to the Holders of the Group II Certificates on such Payment Date, applied first to interest and then to principal, which amount shall be the lesser of (x) the Group II Formula Distribution Amount for such Payment Date and (y) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Group II Certificates for such Payment Date.

    "Class A Interest Carry-Forward Amount": With respect to any Payment Date and any Class of Class A Certificates, the sum of (i) the amount, if any, by which (x) the Class A Interest

Distribution Amount for such Class as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution made to the Holders of such Class of Class A Certificates on such immediately preceding Payment Date on account of the Class A Interest Distribution Amount pursuant to
Section 7.5(b)(v) and (ii) 30 days' interest on such excess at the applicable Class A Pass-Through Rate.

    "Class A Interest Distribution Amount": With respect to any Class of the Class A Certificates for any Payment Date the sum of:

    (i) the aggregate amount of interest accrued on the Class A Certificate Principal Balance thereof immediately prior to such Payment Date during the related Interest Accrual Period at the applicable Class A Pass-Through Rate (in the case of the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, based on a 360-day year of twelve 30-day months and, in the case of the Class A-1 Certificates and the Class A-5 Certificates, based on a 360-day year and the actual number of days elapsed in such Interest Accrual Period); and

    (ii) the Class A Interest Carry-Forward Amount for such Class of Class A Certificates.

    "Class A Pass-Through Rate": The Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate or the Class A-5 Pass-Through Rate, as applicable.

    "Class A Principal Carry-Forward Amount": With respect to any Payment Date, either the Group I Principal Carry-Forward Amount or the Group II Principal Carry-Forward Amount, or the sum of such amounts, as appropriate.

    "Class A Principal Distribution Amount": With respect to the Group I Certificates for any Payment Date, the lesser of (x) the Group I Principal Distribution Amount for such Payment Date and (y) the Group I Certificate Principal Balance as of such Payment Date; with respect to the Group II Certificates for any Payment Date, the lesser of (x) the Group II Principal Distribution Amount for such Payment Date and (y) the Group II Certificate Principal Balance as of such Payment Date.

    "Class A-1 Certificate": Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1 hereto. The Class A-1 Certificates are a subclass of the Class A Certificates. The Class A-1 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Class A-1 Certificate Principal Balance.

    "Class A-1 Certificate Principal Balance": As of any time of determination, the Original Class A-1 Certificate Principal Balance less all amounts distributed to Holders of Class A-1 Certificates with respect to principal thereon on all prior Payment Dates. The principal balance of any particular Class A-1 Certificate shall be the product of the Percentage Interest evidenced thereby and the Class A-1 Certificate Principal Balance.

    "Class A-1 Pass-Through Rate":  (a) For the initial Interest Accrual
Period, 6.17%, and (b) for each Interest Accrual Period thereafter, a per annum rate of interest equal to the lesser of (i) LIBOR plus 0.17% and (ii) the per annum rate equal to the percentage obtained as the product of (x) the Weighted Average Net Coupon Rate of the Mortgage Loans in Group I during the related Remittance Period and (y) the actual number of days elapsed during such Interest Accrual Period divided by 360.

    "Class A-2 Certificate": Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-2 hereto. The Class A-2 Certificates are a subclass of the Class A Certificates. The Class A-2 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Class A-2 Certificate Principal Balance.

    "Class A-2 Certificate Principal Balance": As of any time of determination, the Original Class A-2 Certificate Principal Balance less all amounts distributed to Holders of Class A-2 Certificates with respect to principal thereon on all prior Payment Dates. The principal balance of any particular Class A-2 Certificate shall be the product of the Percentage Interest evidenced thereby and the Class A-2 Certificate Principal Balance.

    "Class A-2 Pass-Through Rate":  6.640%.

    "Class A-3 Certificate": Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-3 hereto. The Class A-3 Certificates are a subclass of the Class A Certificates. The Class A-3 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Class A-3 Certificate Principal Balance.

    "Class A-3 Certificate Principal Balance": As of any time of determination, the Original Class A-3 Certificate Principal Balance less all amounts distributed to Holders of Class A-3 Certificates with respect to principal thereon on all prior Payment Dates. The principal balance of any particular Class A-3 Certificate shall be the product of the Percentage Interest evidenced thereby and the Class A-3 Certificate Principal Balance.

    "Class A-3 Pass-Through Rate": As to any Payment Date that occurs prior to the Step-Up Payment Date, 7.045% and, as to any Payment Date that occurs on or after the Step-Up Payment Date, the lesser of (i) 7.545% and (ii) the Weighted Average Net Coupon Rate of the Mortgage Loans included in Group I during the related Remittance Period.

    "Class A-4 Certificate": Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-4 hereto. The Class A-4 Certificates are a subclass of the Class A Certificates. The Class A-4 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original
Class A-4 Certificate Principal Balance.

    "Class A-4 Certificate Principal Balance": As of any time of determination, the Original Class A-4 Certificate Principal Balance less all amounts distributed to Holders of Class A-4 Certificates with respect to principal thereon on all prior Payment Dates. The principal balance of any particular Class A-4 Certificate shall be the product of the Percentage Interest evidenced thereby and the Class A-4 Certificate Principal Balance.

    "Class A-4 Lockout Distribution": For any Payment Date, an amount equal to the lesser of (i) the product of the applicable Class A-4 Lockout Percentage and the Class A-4 Pro Rata Distribution Amount for such Payment Date and (ii) the Group I Principal Distribution Amount for such Payment Date.

    "Class A-4 Lockout Percentage":  For each Payment Date, as follows:

              Payment Date                      Class A-4
              occurring in                  Lockout Percentage
              ------------                  ------------------

    January 1998 through December 2000            0%
    January 2001 through December 2002           45%
    January 2003 through December 2003           80%
    January 2004 through December 2004          100%
    January 2005 and thereafter                 300%

    "Class A-4 Pass-Through Rate": As to any Payment Date that occurs prior to the Step-Up Payment Date, 6.705% and, as to any Payment Date that occurs on or after the Step-Up Payment Date, the lesser of (i) 7.205% and (ii) the Weighted Average Net Coupon Rate of the Mortgage Loans included in Group I during the related Remittance Period.

    "Class A-4 Pro Rata Distribution Amount": For any Payment Date, an amount equal to the product of (i) a fraction, the numerator of which is the Class A-4 Certificate Principal Balance and the denominator of which is the Group I Certificate Principal Balance, in each case immediately prior to such Payment Date, and (ii) the Group I Principal Distribution Amount.

    "Class A-5 Certificate": Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-5 hereto. The Class A-5 Certificates are a subclass of the Class A Certificates. The Class A-5 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Class A-5 Certificate Principal Balance.

    "Class A-5 Certificate Principal Balance": As of any time of determination, the Original Class A-5 Certificate Principal Balance less all amounts distributed to Holders of Class A-5 Certificates with respect to principal thereon on all prior Payment Dates (but not including any Available Funds Cap Carry-Forward Amount). The principal balance of any particular Class A-5

Certificate shall be the product of the Percentage Interest evidenced thereby and the Class A-5 Certificate Principal Balance.

    "Class A-5 Formula Pass-Through Rate": For any Interest Accrual Period, LIBOR applicable to such Interest Accrual Period plus, for each Interest Accrual Period ending prior to the Step-Up Payment Date, 0.24% and, for each Interest Accrual Period ending on or after the Step-Up Payment Date, 0.48%.

    "Class A-5 Pass-Through Rate":  (a) For the initial Interest Accrual
Period, 6.24%, and (b) for each Interest Accrual Period thereafter, a per annum rate of interest equal to the lesser of (x) the Class A-5 Formula Pass-Through Rate for such Interest Accrual Period and (y) the per annum rate equal to the percentage obtained by (i) dividing (I) the amount of interest included in the Group II Monthly Remittance Amount during the related Remittance Period, reduced by the sum of (A) the Servicing Fee with respect to the Mortgage Loans in Group II during the related Remittance Period, (B) the Group II Premium Amount for such Remittance Period, (C) the Group II Monthly Trustee Fee Amount for such Remittance Period and (D) in the case of each Interest Accrual Period ending after the Payment Date in February 1998, an amount equal to 1/12 of 0.75% multiplied by the Aggregate Loan Balance of the Mortgage Loans in Group II as of the first day of the related Remittance Period, by (II) the product of (A) the Class A-5 Certificate Principal Balance as of the first day of such Interest Accrual Period and (B) the actual number of days elapsed during such Interest Accrual Period divided by 360 and (ii) multiplying the result by 100.

    "Class A-5 Regular Interest":  The regular interest, within the meaning of
Section 860G(a)(1) of the Code, represented by the Class A-5 Certificates, other than the rights to receive amounts under the Cap Agreement.

    "Class B Carry-Forward Amount": As of any Payment Date, the amount, if any, by which (x) the Class B Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution to the Holders of the Class B Certificates on such immediately preceding Payment Date pursuant to Section 7.5(b)(ix), (xi) and (xii).

    "Class B Certificates": Those certificates in substantially the form set forth in Exhibit B hereto.

    "Class B Certificate Principal Balance": The Class B Certificate Principal Balance shall initially be $1,325,652.69 and shall be (x) increased on each Payment Date by the amount of any unpaid Class B Interest pursuant to Section 7.5(b)(xi) and (y) decreased on each Payment Date by the amounts of (i) the excess of any distributions to the Holders of the Class B Certificates on such Payment Date pursuant to Section 7.5(b)(ix), (xi) and (xii) over the Class B Interest for the related Payment Date, and (ii) the amount of any Allocable Losses allocated as a reduction of the Class B Certificate Principal Balance on such Payment Date pursuant to Section 7.10 hereof. The Class B Certificate Principal Balance in no event shall be less than zero.

    "Class B Distribution Amount": As of any Payment Date, the sum of (i) the Class B Interest Distribution Amount for such Payment Date and (ii) the Class B Principal Distribution Amount for such Payment Date.

    "Class B Interest": As of any Payment Date, the interest allocated to the Class B Certificates as separate components in accordance with Note (4) of
Section 2.8(c) with respect to such Payment Date.

    "Class B Interest Distribution Amount": As of any Payment Date, the lesser of (i) the Class B Interest for such Payment Date and (ii) the amount actually paid pursuant to Section 7.5(b)(ix) and (xi).

    "Class B Principal Distribution Amount": As of any Payment Date, the sum of (i) the Subordination Reduction Amount, if any, for such Payment Date and
(ii) the Class B Carry-Forward Amount, if any, as of such Payment Date.

    "Class LT-A Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

    "Class LT-AL Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

    "Class LT-1 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

    "Class LT-2 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

    "Class LT-3 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

    "Class LT-4 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

    "Class LT-5L Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

    "Class RL Certificates": Those certificates representing certain residual rights to distributions from the Lower-Tier REMIC in substantially the form set forth as Exhibit C-1 hereto.

    "Class RL Certificate Principal Balance": The Class RL Certificate Principal Balance shall be no less than zero, shall initially be zero and shall be (x) increased on each Payment Date as described in Section 2.8(c) and (y) decreased on each Payment Date by the amounts, if any, distributed to the Holders of the Class RL Certificates pursuant to Section 7.5(b)(ix) and (xiv) and any Allocable Losses allocated thereto pursuant to
Section 7.10.

    "Class RU Certificates": Those Certificates representing certain residual rights to distributions from the Upper-Tier REMIC in substantially the form set forth as Exhibit C-2 hereto.

    "Clean-Up Call Date": The first Remittance Date following the date on which the aggregate Loan Balances of all Mortgage Loans has declined to 10% or less of the Original Aggregate Loan Balance.

    "Closing Date":  December 15, 1997.

    "Closing Date Deposit": An amount equal to the sum of (a) 11 days' interest at the Class A-1 Pass-Through Rate for the initial Interest Accrual Period on the Original Class A-1 Certificate Principal Balance and (b) 11 days' interest at the Class A-5 Pass-Through Rate for the initial Interest Accrual Period on the Original Class A-5 Certificate Principal Balance. Such amount shall be deposited by the Sponsor in the Closing Date Deposit Account on the Closing Date and may be invested in Eligible Investments during the period prior to the first Remittance Date.

    "Closing Date Deposit Account": The account, which shall at all times be an Eligible Account, established and maintained in accordance with Section 7.4 hereof and entitled "Norwest Bank Minnesota, National Association, as Trustee for EquiVantage Home Equity Loan Trust 1997-4 Home Equity Loan Asset-Backed Certificates, Series 1997-4, Closing Date Deposit Account."

    "Code": The Internal Revenue Code of 1986, as amended, and any successor statute.

    "Combined Loan-to-Value Ratio": With respect to any Second Mortgage Loan, the ratio (expressed as a percentage) of (a) the sum of (i) the outstanding principal balance (at the time of origination of such Second Mortgage Loan) of the Senior Lien note(s) relating to such Second Mortgage Loan and (ii) the Original Principal Amount of the Note relating to such Second Mortgage Loan divided by (b) the Appraised Value of the related Property.

    "Compensating Interest":  As defined in Section 8.9(b) hereof.

    "Corporate Trust Office": The principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Services. The telecopy number for the Corporate Trust Office on the Closing Date is (612) 667-3539.

    "Coupon Rate":  The rate of interest borne by each Note.

    "Cumulative Loss Amount": With respect to any Payment Date, an amount equal to the aggregate of all Realized Losses incurred in all prior Remittance Periods.

    "Cut-Off Date": The close of business on December 1, 1997 or, in the event any Mortgage Loan was originated subsequent to the Cut-Off Date but prior to the Startup Day, the date of origination of such Mortgage Loan.

    "Data Dictionary":  As defined in Section 8.8(d)(iv) hereof.

    "Data Tape":  As defined in Section 8.8(d)(iv) hereof.

    "Delinquency Advance": With respect to any Delinquent Mortgage Loan and Remittance Period, the interest (calculated at the applicable Coupon Rate net of the Servicing Fee Rate) due, but not collected, with respect to such Mortgage Loan during such Remittance Period.

    "Delinquency Ratio": With respect to any Payment Date, a fraction expressed as a percentage (a) the numerator of which equals the aggregate Loan Balance of all Mortgage Loans that are 90 or more days Delinquent, in foreclosure or converted to REO Properties, as the case may be, as of the last day of the immediately preceding calendar month and (b) the denominator of which is the Aggregate Loan Balance of all of the Mortgage Loans as of the last day of such immediately preceding calendar month.

    "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month, and the terms "60 days Delinquent," "90 days Delinquent" and so on should be construed similarly. For purposes of this definition, Mortgage Loans relating to Mortgagors in bankruptcy or insolvency proceedings under the United States Bankruptcy Code that limit the ability of the Servicer to pursue collection of such loans are not considered "Delinquent".

    "Delivery Order": The delivery order in the form set forth as Exhibit G hereto and delivered by the Sponsor to the Trustee on the Startup Day pursuant to Section 4.1 hereof.

    "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor depository hereafter named.

    "Designated Depository Institution": With respect to each Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated (x) A or better by S&P and (y) A2 or better by Moody's, and in one of the two highest short-term ratings of each of S&P and Moody's, unless otherwise approved in writing by the Certificate Insurer and each of Moody's and S&P, and that is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,
(iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company or (v) approved in writing by the Certificate Insurer, Moody's and S&P, and, in each case acting or designated by the Servicer as the depository institution for such Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's if such institution has trust powers and the Account is held by such institution in its trust capacity and not in its commercial capacity.

    "Determination Date": As to each Payment Date, the third Business Day next preceding such Payment Date or such earlier day as shall be agreed by the Certificate Insurer and Trustee.

    "Direct Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Book-Entry Certificates from time to time as a securities depository.

    "Disqualified Organization": As set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code and applicable to the Trust.

    "Eligible Account": A segregated account maintained with a Designated Depository Institution.

    "Eligible Investments":  Those investments so designated pursuant to
Section 7.7 hereof.

    "ERISA":  The Employee Retirement Income Security Act of 1974, as amended.

    "Escrow Loans": Any Mortgage Loan all or a portion of the proceeds of which were originally paid into an escrow account pending completion of improvements to be made to the related Property, but excluding any Mortgage Loan for which $5,000 or less was paid into an escrow account for a period not exceeding 90 days after the date of origination of the Mortgage Loan to cover the cost of specified deferred maintenance on the related Property. The Escrow Loans will be identified in a schedule to be prepared by the Originator and delivered to the Sponsor, the Certificate Insurer and the Trustee pursuant to
Section 3.5(j) hereof.

    "Event of Default": Any event described in clause (a) of Section 8.20 hereof.

    "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

    "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

    "File": The documents delivered to the Trustee pursuant to Section 3.5 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the File pursuant to this Agreement.

    "Final Certification":  As defined in Section 3.6(b) hereof.

    "Final Determination":  As defined in Section 9.3(a) hereof.

    "Financing Statements": The UCC-1 Financing Statement naming the Originator as debtor and the Sponsor as secured party and the UCC-1 Financing Statement naming the Sponsor as debtor and the Trustee as secured party with respect to the right, title and interest of the Originator or the Sponsor, as applicable, in and to the Mortgage Loans, as filed with the Secretary of State of each of Texas, Delaware and Minnesota.

    "First Mortgage Loan": A Mortgage Loan secured by a first priority mortgage lien with respect to any Property.

    "FNMA": Fannie Mae, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereto.

    "Group I": The pool of Mortgage Loans bearing fixed rates of interest identified in the related Schedule of Mortgage Loans as having been assigned to Group I, including any Qualified Replacement Mortgages delivered in replacement thereof.

    "Group I Aggregate Loan Balance": As of any date, the aggregate Loan Balance of all Mortgage Loans in Group I.

    "Group I Available Funds":  As defined in Section 7.3(a)(i) hereof.

    "Group I Certificate Principal Balance": With respect to any Payment Date, the aggregate of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance and the Class A-4 Certificate Principal Balance as of such Payment Date.

    "Group I Certificates": The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

    "Group I Closing Date Deposit":  As defined in Section 7.4(a) hereof.

    "Group I Excess":  As defined in Section 2.8(c) hereof.

    "Group I Excess Subordinated Amount": With respect to any Payment Date, the amount, if any, by which (x) the Group I Subordinated Amount on such Payment Date, after taking into account the payment of principal made pursuant to clause
(a) through clause (e) of the definition of the Group I Principal Distribution Amount on such Payment Date to the Holders of the Group I Certificates, exceeds
(y) the Group I Specified Subordinated Amount for such Payment Date.

    "Group I Formula Distribution Amount": With respect to any Payment Date, the Group I Interest Distribution Amount and clauses (a) - (g) and (j) of the definition of the Group I Principal Distribution Amount.

    "Group I Insured Distribution Amount":  As to any Payment Date, the sum of
(x) the Group I Interest Distribution Amount for such Payment Date, (y) the Group I Subordination Deficit, if any, for such Payment Date, and (z) any Preference Amounts with respect to which affected Holders have complied with the provisions of Section 7.3(e) hereof.

    "Group I Interest Distribution Amount": As of any Payment Date, the aggregate of the Class A Interest Distribution Amounts for the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates for such Payment Date.

    "Group I Monthly Remittance Amount": The amount remitted by the Servicer from the Principal and Interest Account to the Trustee on each Remittance Date pursuant to Section 8.8(d)(iii) hereof and relating to Group I.

    "Group I Monthly Trustee Fee Amount": As of any Payment Date, the product of (x) one-twelfth of the Trustee Fee Rate and (y) the Group I Certificate Principal Balance as of the day preceding such Payment Date.

    "Group I Premium Amount": As to any Payment Date, the excess of (i) the product of (x) one-twelfth of the Premium Rate and (y) the Group I Certificate Principal Balance on such Payment Date (before taking into account any distributions of principal to the Holders of the Group I Certificates to be made on such Payment Date) over (ii) (a) with respect to the initial Payment Date, zero and (b) with respect to each Payment Date thereafter, the product of (x) one-twelfth of the Premium Rate and (y) the Group I Principal Distribution Amount with respect to the immediately preceding Payment Date.

    "Group I Principal Carry-Forward Amount": With respect to any Payment Date, the amount, if any, described in clause (f) of the definition of "Group I Principal Distribution Amount" as of the immediately preceding Payment Date remaining after taking into account all amounts distributed to the Holders of the Group I Certificates on such immediately preceding Payment Date in respect of the Group I Principal Distribution Amount.

    "Group I Principal Distribution Amount": With respect to the Group I Certificates for any Payment Date, the sum, without duplication, of:

    (a)  the Group I Principal Carry-Forward Amount, if any;

    (b) the scheduled or unscheduled principal (other than the principal portion of Prepaid Installments) due with respect to the Mortgage Loans in Group I during the related Remittance Period and actually collected by the Servicer during the related Remittance Period, in each case to the extent actually received by the Trustee before the related Payment Date;

    (c) the Loan Balance of each Mortgage Loan in Group I that either was repurchased by the Originator or by the Sponsor or purchased by the Servicer on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee before the related Payment Date;

    (d) any Substitution Amounts delivered by the Sponsor on the related Remittance Date in connection with a substitution of a Mortgage Loan in Group I, to the extent such Substitution Amounts are actually received by the Trustee before the related Payment Date;

    (e) all Net Liquidation Proceeds and net insurance proceeds actually collected by the Servicer with respect to the Mortgage Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds and net insurance proceeds relate to principal and are actually received by the Trustee before the related Payment
         Date);

    (f)  any Group I Subordination Deficit for such Payment Date;

    (g) the proceeds received by the Trustee of any termination of the Trust (to the extent such proceeds relate to principal of the Mortgage Loans in Group I);

    (h) any Group I Subordination Increase Amount for such Payment Date, to the extent of any Net Monthly Excess Cashflow in respect of the Group I Monthly Remittance Amount;

    (i) to the extent not included in the amount described in clause (h) of the definition of "Group II Principal Distribution Amount", any Group I Subordination Increase Amount for such Payment Date, to the extent of Net Monthly Excess Cashflow in respect of the Group II Monthly Remittance Amount, available for such purpose;

                                        minus

    (j)  any Group I Subordination Reduction Amount for such Payment Date.

    "Group I Principal Remittance Amount": With respect to any Remittance Period, the amount remitted to the Trustee by the Servicer on the related Remittance Date with respect to principal collections, as specified in clauses
(b) and (c) in the definition of Group I Principal Distribution Amount, for the Mortgage Loans in Group I for such Remittance Period.

    "Group I Reimbursement Amount": As of any Payment Date, the sum of (a)(i) all Insured Payments previously paid by the Certificate Insurer in respect of Group I and all Preference Amounts relating to Group I (in respect of Group I) previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to 7.5(b)(iii) and (iv) hereof plus
(ii) interest accrued on each such Insured Payment and such Preference Amounts not previously repaid calculated at the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate and the Class A-4 Pass-Through Rate, in each case from the date the Certificate Insurer paid the related Insured Payment or the Preference Amount, as the case may be, and (b)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement relating to Group I, as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the rate specified in the Insurance Agreement. The Certificate Insurer shall notify the Trustee and the Sponsor of the amount of any Group I Reimbursement Amount.

    "Group I Specified Subordinated Amount": As defined in the Insurance Agreement.

    "Group I Subordinated Amount": As of any Payment Date, the excess, if any, of (x) the Group I Aggregate Loan Balance of the Mortgage Loans as of the close of business on the last day of the related Remittance Period over (y) the Group I Certificate Principal Balance as of such Payment Date (after taking into account the payment of principal made pursuant to clause (a) through clause (e) of the definition of the Group I Principal Distribution Amount to the Holders of the Group I Certificates on such Payment Date, except for any portion thereof related to an Insured Payment).

    "Group I Subordination Deficit": As of any Payment Date, the excess, if any, of (x) the Group I Certificate Principal Balance, after taking into account the payment of principal made pursuant to clause (a) through clause (e) of the definition of the Group I Principal Distribution Amount to the Holders of the Group I Certificates on such Payment Date (other than the principal portion of any Group I Insured Payment), over (y) the Group I Aggregate Loan Balance as of the close of business on the last day of the prior Remittance Period.

    "Group I Subordination Increase Amount": With respect to any Payment Date, the excess, if any, of (i) the Group I Specified Subordinated Amount applicable to such Payment Date over (ii) the Group I Subordinated Amount applicable to such Payment Date prior to taking into account the payment of any Group I Subordination Increase Amount on such Payment Date.

    "Group I Subordination Reduction Amount":  With respect to any Payment
Date, an amount equal to the lesser of (x) the Group I Excess Subordinated Amount for such Payment Date and (y) the Group I Principal Remittance Amount for the related Remittance Period.

    "Group I Total Available Funds":  As defined in Section 7.3(a)(i) hereof.

    "Group I Total Available Funds Shortfall": As defined in Section 7.3(b) hereof.

    "Group I Total Monthly Excess Spread": As of any Payment Date, the excess of (x) the interest portion of the Group I Monthly Remittance Amount remitted by the Servicer on the immediately preceding Remittance Date over (y) the sum of
(i) the Group I Premium Amount, (ii) the Group I Monthly Trustee Fee Amount and
(iii) the Group I Interest Distribution Amount, in each case as of such Payment Date.

    "Group I Turbo Amount":  As defined in Section 2.8(c) hereof.

    "Group II": The pool of adjustable rate Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group II, including any Qualified Replacement Mortgages delivered in replacement thereof.

    "Group II Aggregate Loan Balance": As of any date, the aggregate Loan Balance of all Mortgage Loans in Group II.

    "Group II Available Funds":  As defined in Section 7.3(a)(ii) hereof.

    "Group II Certificate Principal Balance": With respect to any Payment Date, the Class A-5 Certificate Principal Balance as of such Payment Date.

    "Group II Certificates":  The Class A-5 Certificates.

    "Group II Closing Date Deposit":  As defined in Section 7.4(a) hereof.

    "Group II Excess":  As defined in Section 2.8(c) hereof.

    "Group II Excess Subordinated Amount": With respect to any Payment Date, the amount, if any, by which (x) the Group II Subordinated Amount on such Payment Date after taking into account the payment of principal made pursuant to clause (a) through clause (e) of the definition of the Group II Principal Distribution Amount on such Payment Date to the Holders of the Group II Certificates exceeds (y) the Group II Specified Subordinated Amount for such Payment Date.

    "Group II Formula Distribution Amount": With respect to any Payment Date, the Group II Interest Distribution Amount and clauses (a) - (g) and (j) of the definition of the Group II Principal Distribution Amount.

    "Group II Insured Distribution Amount":  As to any Payment Date, the sum of
(x) the Group II Interest Distribution Amount for such Payment Date, (y) the Group II Subordination

Deficit, if any, for such Payment Date, and (z) any Preference Amounts with respect to which affected Holders have complied with the provisions of
Section 7.3(e) hereof.

    "Group II Interest Distribution Amount": As of any Payment Date the Class A Interest Distribution Amount with respect to the Class A-5 Certificates for such Payment Date.

    "Group II Monthly Remittance Amount": The amount remitted by the Servicer to the Trustee on each Remittance Date pursuant to Section 8.8(d)(iii) hereof and relating to Group II.

    "Group II Monthly Trustee Fee Amount": As of any Payment Date, the product of (x) one-twelfth of the Trustee Fee Rate and (y) the Group II Certificate Principal Balance as of the day preceding such Payment Date.

    "Group II Premium Amount": As to any Payment Date, the excess of (i) the product of (x) one-twelfth of the Premium Rate and (y) the Group II Certificate Principal Balance on such Payment Date (before taking into account any distributions of principal to the Holders of the Group II Certificates to be made on such Payment Date) over (ii) (a) with respect to the initial Payment Date, zero and (b) with respect to each Payment Date thereafter, the product of
(x) one-twelfth of the Premium Rate and (y) the Group II Principal Distribution Amount with respect to the immediately preceding Payment Date.

    "Group II Principal Carry-Forward Amount": With respect to any Payment Date, the amount, if any, described in clause (f) of the definition of "Group II Principal Distribution Amount" as of the immediately preceding Payment Date remaining after taking into account all amounts distributed to the Holders of the Group II Certificates on such immediately preceding Payment Date in respect of the Group II Principal Distribution Amount.

    "Group II Principal Distribution Amount": With respect to the Group II Certificates for any Payment Date, the sum, without duplication, of:

    (a)  the Group II Principal Carry-Forward Amount, if any;

    (b) the scheduled and unscheduled principal (other than the principal portion of Prepaid Installments) due with respect to the Mortgage Loans in Group II during the related Remittance Period and actually collected by the Servicer during the related Remittance Period, in each case to the extent actually received by the Trustee before the related Payment Date;

    (c) the Loan Balance of each Mortgage Loan in Group II that either was repurchased by an Originator or by the Sponsor or purchased by the Servicer on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee before the related Payment Date;

    (d) any Substitution Amounts delivered by the Sponsor on the related Remittance Date in connection with a substitution of a Mortgage Loan in Group II, to the extent such Substitution Amounts are actually received by the Trustee before the related Payment Date;

    (e) all Net Liquidation Proceeds and net insurance proceeds actually collected by the Servicer with respect to the Mortgage Loans in Group II during the related Remittance Period (to the extent such Net Liquidation Proceeds and net insurance proceeds relate to principal and are actually received by the Trustee before the related Payment
         Date);

    (f)  any Group II Subordination Deficit and for such Payment Date;

    (g) the proceeds received by the Trustee of any termination of the Trust (to the extent such proceeds relate to principal of the Mortgage Loans in Group II);

    (h) any Group II Subordination Increase Amount for such Payment Date, to the extent of any Net Monthly Excess Cashflow in respect of the Group II Monthly Remittance Amount;

    (i) to the extent not included in the amount described in clause (h) of the definition of "Group I Principal Distribution Amount", any Group II Subordination Increase Amount for such Payment Date, to the extent of Net Monthly Excess Cashflow in respect of the Group I Monthly Remittance Amount, available for such purpose;

                                        minus

    (j)  any Group II Subordination Reduction Amount for such Payment Date.

    "Group II Principal Remittance Amount": With respect to any Remittance Period, the amount remitted to the Trustee by the Servicer on the related Remittance Date with respect to principal collections on the Mortgage Loans in Group II for such Remittance Period.

    "Group II Reimbursement Amount": As of any Payment Date, the sum of (a)(i) all Insured Payments previously paid by the Certificate Insurer in respect of Group II and all Preference Amounts relating to Group II (in respect of Group
II) previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to 7.5(b)(iii) and (iv) hereof plus
(ii) interest accrued on each such Insured Payment and such Preference Amounts not previously repaid calculated at the Class A-5 Pass-Through Rate in each case from the date the Certificate Insurer paid the related Insured Payment or the Preference Amounts, as the case may be, and (b)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement relating to Group II, as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the rate specified in the Insurance

Agreement. The Certificate Insurer shall notify the Trustee and the Sponsor of the amount of any Group II Reimbursement Amount.

    "Group II Specified Subordinated Amount": As defined in the Insurance Agreement.

    "Group II Subordinated Amount": As of any Payment Date, the excess, if any, of (x) the Group II Aggregate Loan Balances of the Mortgage Loans as of the close of business on the last day of the related Remittance Period over (y) the Group II Certificate Principal Balance as of such Payment Date (after taking into account the payment of principal made pursuant to clause (a) through (e) of the definition of the Group II Principal Distribution Amount to the Holders of the Group II Certificates on such Payment Date, except for any portion thereof related to an Insured Payment).

    "Group II Subordination Deficit": As of any Payment Date, the excess, if any, of (x) the Group II Certificate Principal Balance, after taking into account the payment of principal made pursuant to clause (a) through clause
(e) of the Group II Principal Distribution Amount to the Holders of the Group II Certificates on such Payment Date (other than the principal portion of any Group II Insured Payment), over (y) the Group II Aggregate Loan Balance as of the close of business on the last day of the prior Remittance Period; provided that, with respect to the Payment Date occurring in December 2027 for the Group II Certificates, the Group II Subordination Deficit shall be the aggregate outstanding Class A-5 Certificate Principal Balance if the Servicer has not purchased all remaining Mortgage Loans in Group II as of the preceding Remittance Date at the Loan Purchase Price thereof.

    "Group II Subordination Increase Amount": With respect to any Payment Date, the excess, if any, of (i) the Group II Specified Subordinated Amount applicable to such Payment Date over (ii) the Group II Subordinated Amount applicable to such Payment Date prior to taking into account the payment of any Group II Subordination Increase Amount on such Payment Date.

    "Group II Subordination Reduction Amount": With respect to any Payment Date, an amount equal to the lesser of (x) the Group II Excess Subordinated Amount for such Payment Date and (y) the Group II Principal Remittance Amount for the related Remittance Period.

    "Group II Total Available Funds":  As defined in Section 7.3(a)(ii) hereof.

    "Group II Total Available Funds Shortfall": As defined in Section 7.3(b) hereof.

    "Group II Total Monthly Excess Spread": As of any Payment Date, the excess of (x) the interest portion of the Group II Monthly Remittance Amount remitted by the Servicer on the immediately preceding Remittance Date over (y) the sum of
(i) the Group II Premium Amount, (ii) the Group II Monthly Trustee Fee Amount and (iii) the Class A-5 Interest Distribution Amount, in each case as of such Payment Date.

    "Group II Turbo Amount":  As defined in Section 2.8(c) hereof.

    "Highest Lawful Rate":  As defined in Section 11.13 hereof.

    "Holder": The Person in whose name a Certificate is registered in the Register, to the extent described in Section 5.6.

    "Indemnification Agreement": The Indemnification Agreement dated as of December 1, 1997 between the Underwriter and the Certificate Insurer.

    "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in a Book-Entry Certificate.

    "Initial Premium": The initial premium payable by the Sponsor on behalf of the Trust to the Certificate Insurer in consideration of the delivery to the Trustee of the Certificate Insurance Policy.

    "Insurance Agreement": The Insurance Agreement dated as of December 1, 1997 among the Sponsor, the Servicer and the Certificate Insurer, as it may be amended from time to time.

    "Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan.

    "Insurance Proceeds": The proceeds of any Insurance Policy relating to a Mortgage Loan, a Property or a REO Property, net of proceeds to be applied to the repair of the Property or released to the Mortgagor and net of expenses reimbursable therefrom, but excluding any Insured Payment.

    "Insured Distribution Amount": As to any Payment Date, the sum of the Group I Insured Distribution Amount and the Group II Insured Distribution Amount.

    "Insured Payment": As of each Payment Date, an amount equal to the Group I Total Available Funds Shortfall or the Group II Total Available Funds Shortfall, as the case may be, as of such Payment Date.

    "Interest Accrual Period": With respect to the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates and any Payment Date, the calendar month immediately preceding such Payment Date; with respect to the Class A-1 Certificates and the Class A-5 Certificates, the actual number of days elapsed from and including the preceding Payment Date (or with respect to the first Interest Accrual Period, from and including the Closing Date) to but excluding such Payment Date.

    "LIBOR": The London interbank offered rate for one-month United States dollar deposits. LIBOR for each Interest Accrual Period shall be determined on the second Business

Day preceding the first day of such Interest Accrual Period (each, a "LIBOR Determination Date"), on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date. On each LIBOR Determination Date, LIBOR will be established by the Trustee as follows:

    (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

    (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

    The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates and the Class A-5 Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

    "Lifetime Rate Cap":  The provision in the Note for a Mortgage Loan in
Group II that limits the maximum Coupon Rate over the life of such Mortgage Loan to a maximum over the Coupon Rate on the date of origination of such Mortgage Loan.

    "Liquidated Loan": As defined in Section 8.13(b) hereof. A Mortgage Loan that is purchased from the Trust pursuant to Section 3.3, Section 3.4, Section 3.6(b) or Section 8.10 hereof is not a "Liquidated Loan".

    "Liquidation Expenses": Expenses that are incurred by the Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, reasonable legal fees and expenses, and any unreimbursed Servicing Advances expended by the Servicer or any Sub-Servicer pursuant to Section 8.9(c) with respect to the related Mortgage Loan.

    "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

    "Loan Balance": With respect to each Mortgage Loan, as of any date of determination, the outstanding principal balance thereof on the Cut-Off Date, less any related principal collections or recoveries relating to such Mortgage Loan received by the Servicer as of such date, as reported by the Servicer in its report to the Trustee pursuant to Section 7.8(b) and/or Section 8.8(d)(ii) hereof, as applicable; provided, however, that the Loan Balance for any Mortgage Loan that has become a Liquidated Loan shall be zero following the date on which such Mortgage

Loan becomes a Liquidated Loan, and at all times thereafter. The Loan Balance of any Mortgage Loan as of the Cut-Off Date shall be the balance of such Mortgage Loan as of the Cut-Off Date.

    "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Remittance Date pursuant to Section 3.3, Section 3.4, Section 3.6(b) or Section 8.10 hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase, plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the preceding Remittance Period computed at the related Coupon Rate less, if the Servicer is the purchasing party, the Servicing Fee Rate, together with, without duplication, the aggregate amount of (i) all delinquent interest and all unreimbursed Reimbursable Advances, (ii) all Delinquency Advances that the Servicer or any Sub-Servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) any Reimbursement Amount relating to such Mortgage Loan.

    "Loan-to-Value Ratio": With respect to any First Mortgage Loan, the percentage equal to the Original Principal Amount of the related Note divided by the Appraised Value of the related Property.

    "Loss Coverage Ratio": With respect to any Payment Date, a fraction, expressed as a percentage, (a) the numerator of which equals the sum of (i) the product of (A) the sum of (I) 25% of the Aggregate Loan Balance of all Mortgage Loans that are 30-59 days Delinquent, plus (II) 50% of the Aggregate Loan Balance of all Mortgage Loans that are 60-89 days Delinquent, plus (III) 100% of the Aggregate Loan Balance of all Mortgage Loans that are 90 or more days Delinquent, in each case as of the close of business on the last day of the immediately preceding calendar month and including Mortgage Loans that are in foreclosure or that have been converted to REO Properties, times (B) the greater of (I) 40.42% or (II) (a) prior to the date specified in clause (b), zero, and
(b) after the earlier of the 30th Payment Date or the first Payment Date after which the Trust has incurred Realized Losses with respect to at least 20 Liquidated Loans, the Actual Loss Severity, plus (ii) the Cumulative Loss Amount, and (b) the denominator of which equals the product of (i) 11.40% times
(ii) the Original Aggregate Loan Balance.

    "Lower-Tier Interests":  As defined in Section 2.8(c) hereof.

    "Lower-Tier Regular Interests":  As defined in Section 2.8(c) hereof.

    "Lower-Tier REMIC": The segregated pool of assets held by the Trust consisting of the Mortgage Loans, the Certificate Insurance Policy and the Certificate Account.

    "Majority Holders": The Holder or Holders of Class A Certificates evidencing Percentage Interests in excess of 51% in the aggregate.

    "Master Transfer Agreement": The Master Loan Transfer Agreement between the Sponsor and the Transferor dated as of December 1, 1997.

    "Monthly Remittance Amount":  As defined in Section 8.8(d)(iii) hereof.

    "Moody's":  Moody's Investors Service, Inc.

    "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note.

    "Mortgage Loan Group":  Either Group I or Group II, as appropriate.

    "Mortgage Loans": Such of the mortgage loans transferred and assigned to the Trust pursuant to Section 3.5(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedule of Mortgage Loans. The term "Mortgage Loan" includes the terms "First Mortgage Loan" and "Second Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan that is Delinquent, that relates to a foreclosure or that relates to a Property that is a REO Property prior to such Property's disposition by the Trust. Any mortgage loan that, although intended by the parties hereto to have been, and that purportedly was, transferred and assigned to the Trust by the Sponsor, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

    "Mortgagor":  The obligor on a Note.

    "Net Group I Excess":  As defined in Section 2.8(c) hereof.

    "Net Group II Excess":  As defined in Section 2.8(c) hereof.

    "Net Group I Turbo Amount":  As defined in Section 2.8(c) hereof.

    "Net Group II Turbo Amount":  As defined in Section 2.8(c) hereof.

    "Net Liquidation Proceeds":  As to any Liquidated Loan, Liquidation
Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees through the date of liquidation relating to such Liquidated Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

    "Net Monthly Excess Cashflow": As of any Payment Date, and with respect to either Mortgage Loan Group, the excess of (x) Total Monthly Excess Cashflow for such Mortgage Loan Group over (y) amounts applied pursuant to Section 7.5(b)(iii)(A)-(D).

    "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

    "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

    "Operative Documents": Collectively, this Agreement, the Master Transfer Agreement, the Certificate Insurance Policy, the Certificates, the Indemnification Agreement, the Insurance Agreement and any Sub-Servicing Agreement.

    "Original Aggregate Loan Balance": The aggregate Loan Balances of all Mortgage Loans as of the Cut-Off Date, i.e., $101,325,652.69 of which the Mortgage Loans in Group I represent $71,722,201.50 and the Mortgage Loans in Group II represent $29,603,451.19.

    "Original Class A Certificate Principal Balance":  $100,000,000.00.

    "Original Class A-1 Certificate Principal Balance":  $29,380,000.00.

    "Original Class A-2 Certificate Principal Balance":  $21,000,000.00.

    "Original Class A-3 Certificate Principal Balance":  $14,000,000.00.

    "Original Class A-4 Certificate Principal Balance":  $7,000,000.00.

    "Original Class A-5 Certificate Principal Balance":  $28,620,000.00.

    "Original Principal Amount": With respect to each Note, the principal amount of such Note or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof.

    "Originator": EquiVantage Inc., a Delaware corporation, and its successors and assigns.

    "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

    (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

    (ii) Certificates or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Certificates;

    (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and

    (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section
         5.5 hereof.

    Any Certificates in which the Certificate Insurer has an interest pursuant to its right of subrogation shall be "Outstanding Certificates."

    "Pass-Through Rate": As defined in Note 1 to the table in Section 2.8(c) hereof.

    "Payment Date": Any date on which the Trustee is required to make distributions to the Holders, which shall be the 25th day of each month (or, if such 25th day is not a Business Day, the next succeeding Business Day), commencing in the month immediately following the month in which the Startup Day occurs.

    "Percentage Interest": With respect to a Class A Certificate, the undivided percentage interest (carried to eight places, rounded down) obtained by dividing the original principal balance of such Certificate by the Original Class A-1 Certificate Principal Balance, Original Class A-2 Certificate Principal Balance, Original Class A-3 Certificate Principal Balance, Original Class A-4 Certificate Principal Balance or Original Class A-5 Certificate Principal Balance, as applicable, and multiplying the result by 100; and as to any Class B Certificate or Residual Certificate, that Percentage Interest set forth on such Class B Certificate or Residual Certificate.

    "Periodic Rate Cap": The provision in the Note for a Mortgage Loan in Group II that limits increases or decreases in the Coupon Rate on each rate adjustment date to a maximum increment specified in such provision.

    "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Plan":  As defined in Section 5.8(d) hereof.

    "Pool Certification":  As defined in Section 3.6(a) hereof.

    "Pool Factor":  As defined in Section 7.8(a)(xiii) hereof.

    "Preference Amount": As to any Payment Date, with respect to the Class A Certificates, any amounts included in previous distributions to Holders of Class A Certificates of Class A Distribution Amounts (exclusive of Insured Payments) that are recovered from such Holders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and that have not theretofore been repaid to such Holders, provided such Holders have complied with the provisions of Section 7.3(e).

    "Preference Order":  As defined in Section 7.3(e) hereof.

    "Premium Rate":  As defined in the Insurance Agreement.

    "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

    "Prepayment": Any payment of principal of a Mortgage Loan that is received by the Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the proceeds of any Insurance Policy that are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

    "Preservation Expenses": Expenditures made by the Servicer or any Sub-Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

    "Principal and Interest Account": The account, which shall at all times be an Eligible Account, established and maintained by the Servicer or any Sub-Servicer pursuant to Section 8.8(a) hereof, or pursuant to any Sub-Servicing Agreement, and entitled "[Servicer or Sub-Servicer], in trust for the benefit of Holders of EquiVantage Home Equity Loan Trust 1997-4, Home Equity Loan Asset-Backed Certificates, Series 1997-4, Principal and Interest Account".

    "Prohibited Transaction": As set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code and applicable to the Trust.

    "Property": The underlying property on which a lien is granted securing a Mortgage Loan.

    "Prospectus": The prospectus dated November 25, 1997 and the related prospectus supplement dated November 25, 1997 pursuant to which the Class A Certificates are offered.

    "Purchase Option Period":  As defined in Section 9.3(b) hereof.

    "Qualified Liquidation": As set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code and applicable to the Upper-Tier REMIC or the Lower-Tier REMIC.

    "Qualified Replacement Mortgage": A Mortgage Loan replaced for another pursuant to Section 3.3, Section 3.4 or Section 3.6(b) hereof that (i) bears a fixed rate of interest if the replaced Mortgage Loan was in Group I or bears a variable rate of interest if the replaced Mortgage Loan was in Group II,
(ii) has a Coupon Rate at least equal to the Coupon Rate of the replaced Mortgage Loan (that, in the case of a Mortgage Loan in Group II, shall mean a Mortgage Loan having an interest rate based on LIBOR and a margin over LIBOR, a Periodic Rate Cap and a Lifetime Rate Cap at least equal to those applicable to the replaced Mortgage

Loan), (iii), in the discretion of the Certificate Insurer, is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iv) shall be of the same or better credit quality classification at origination of the Mortgage Loan (determined in accordance with the Sponsor's guidelines) as the replaced Mortgage Loan, (v) shall mature no later than December 15, 2027, (vi) has a Combined Loan-to-Value Ratio or Loan-to Value Ratio, as applicable, as of the Cut-Off Date no higher than the Combined Loan-to-Value Ratio or Loan-to-Value Ratio, as applicable, of the replaced Mortgage Loan at such time and shall relate to a Mortgagor having a debt-to-income ratio no higher than the debt-to-income ratio of the Mortgagor of the replaced Mortgage Loan, (vii) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date, (viii) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code and applicable to the Upper-Tier REMIC or the Lower-Tier REMIC, all as evidenced by an Officer's Certificate of the Sponsor delivered to the Trustee and the Certificate Insurer prior to any such substitution, (ix) has a Mortgage with a valid lien priority equal to or greater than the replaced mortgage loan, and (x) if such Qualified Replacement Mortgage is an Escrow Loan, all Required Escrow Documents with respect thereto are delivered to the Trustee within one year of the related Replacement Cut-Off Date. In the event that one or more mortgage loans are proposed to be replaced for one or more Mortgage Loans, the Certificate Insurer may allow the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Certificate Insurer, as evidenced by a written approval delivered to the Trustee by the Certificate Insurer, except that the requirement of clause (viii) hereof must be satisfied as to each Qualified Replacement Mortgage.

    "Realized Loss": As to any Liquidated Loan, the amount, if any, by which the Loan Balance thereof, accrued and unpaid interest and unreimbursed advances as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon.

    "Record Date": With respect to each Payment Date, for each of the Class A Certificates, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, whether or not such day is a Business Day.

    "Reference Banks": Bankers Trust Company, Barclay's Bank PLC and National Westminster Bank PLC; provided that, if any of the foregoing banks are deemed by the Servicer (as indicated in writing to the Trustee) not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee (in consultation with the Servicer) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question, (iii) that have been designated as such by the Trustee and (iv) not controlling, controlled by or under common control with the Sponsor or the Originator.

    "Register":  The register maintained by the Trustee in accordance with
Section 5.4 hereof, in which the names of the Holders are set forth.

    "Registration Statement": The Registration Statement filed by the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus relating to the Class A Certificates constituting a part thereof.

    "Reimbursable Advances": As to any Mortgage Loan, all Delinquency Advances and Servicing Advances made by the Servicer with respect thereto, to the extent not previously paid to or withheld by the Servicer.

    "Reimbursement Amount": Either a Group I Reimbursement Amount or a Group II Reimbursement Amount, as appropriate.

    "REMIC":  A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

    "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, that appear at Sections 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

    "Remittance Date": Any date on which the Servicer is required to remit monies on deposit in the Principal and Interest Account to the Trustee, which shall be the eighteenth day of each calendar month, commencing in January 1998 (or, if such eighteenth day is not a Business Day, the next succeeding Business
Day).

    "Remittance Period": The period (inclusive) beginning at the opening of business on the second day of the calendar month immediately preceding the month in which a Remittance Date occurs and ending at the close of business on the first day of the calendar month in which a Remittance Date occurs.

    "REO Property": A Property acquired by the Servicer or any Sub-Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

    "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the close of business on the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

    "Representation Letter": shall mean letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Book-Entry Certificates.

    "Representations and Warranties": The representations and warranties relating to the Mortgage Loans, as set forth in Section 6 of the Master Transfer Agreement and Section 3.3(a) hereof, together with any Additional
Representations and Warranties (as defined in the Master Transfer Agreement).

    "Required Escrow Document":  As defined in Section 3.5(k) hereof.

    "Reserve Fund":  The trust account created and maintained pursuant to
Section 7.11 hereof. Funds held in the Reserve Fund shall be used solely for the purposes set forth in such Section.

    "Reserve Interest Rate": The rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

    "Residual Certificate":  Any Class RL Certificate or any Class RU
Certificate.

    "Reuters Screen LIBO Page": The page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace the page on that service for the purpose of displaying London interbank offered rates of major banks).

    "Rolling Three Month Delinquency Rate": As of any Payment Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Ratio for each of the three (or one and two, in the case of the first and second Payment Dates) immediately preceding Remittance Periods.

    "S&P": Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

    "Schedule of Mortgage Loans": The Schedule of Mortgage Loans attached hereto as Schedule I.

    "Second Mortgage Loan": A Mortgage Loan that is secured by a second priority mortgage lien with respect to the related Property.

    "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien.

    "Servicer": EquiVantage Inc., a Delaware corporation, and its permitted successors and assigns.

    "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer and (ii) that is qualified to service residential mortgage loans.

    "Servicer's Trust Receipt": The Servicer's trust receipt in the form set forth as Exhibit J hereto.

    "Servicing Advance": As defined in Section 8.9(c) and Section 8.13(a) hereof.

    "Servicing Fee": With respect to any Mortgage Loan, the monthly amount retained by the Servicer or by any successor thereto as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to
Section 8.15 hereof and equal to the product of (x) one-twelfth of the related Servicing Fee Rate and (y) the outstanding Loan Balance of such Mortgage Loan as of the opening of business on the first day of the immediately preceding Remittance Period.

    "Servicing Fee Rate": With respect to each First Mortgage Loan, 0.50% per annum. With respect to each Second Mortgage Loan, 0.75% per annum.

    "Servicing Standards":  As defined in Section 8.1(a) hereof.

    "Specified Subordinated Amount": Either the Group I Specified Subordinated Amount or the Group II Specified Subordinated Amount, as appropriate.

    "Sponsor":  EquiVantage Acceptance Corp., a Delaware corporation.

    "Startup Day":  December 15, 1997.

    "Step-Up Payment Date": The second Payment Date that follows the Clean-Up Call Date.

    "Subordinated Amount": As of any Payment Date, either the Group I Subordinated Amount or the Group II Subordinated Amount, as appropriate.

    "Subordination Deficit": Either the Group I Subordination Deficit or the Group II Subordination Deficit, as appropriate.

    "Subordination Increase Amount": Either the Group I Subordination Increase Amount or the Group II Subordination Increase Amount, as appropriate.

    "Subordination Reduction Amount": Either the Group I Subordination Reduction Amount or the Group II Subordination Reduction Amount, as appropriate.

    "Sub-Servicer": Any Person with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in Section
8.3 hereof in respect of the qualification of a Sub-Servicer.

    "Sub-Servicing Agreement": The written contract between the Servicer and any Sub-Servicer relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.3.

    "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Coupon Rate less, if the Servicer is the replacing party, the Servicing Fee Rate, of the Mortgage Loan being replaced.

    "Tax Matters Person":  As defined in Section 11.17 hereof.

    "Termination Notice":  As defined in Section 9.3(b) hereof.

    "Termination Price":  As defined in Section 9.2(a) hereof.

    "Total Monthly Excess Cashflow":  As defined in Section 7.5(b)(iii) hereof.

    "Total Monthly Excess Spread": Either the Group I Total Monthly Excess Spread or the Group II Total Monthly Excess Spread, as appropriate.

    "Transaction Documents": Collectively this Agreement, the Insurance Agreement, the Underwriting Agreement relating to the Class A Certificates, any Sub-Servicing Agreement, the Indemnification Agreement relating to the Prospectus, the Registration Statement and the Certificates.

    "Transferor": EquiVantage Inc., a Delaware corporation, and its permitted successors and assigns.

    "Trust": EquiVantage Home Equity Loan Trust 1997-4, the trust created under this Agreement.

    "Trust Estate": Collectively, all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust, and in the subtrusts, for the benefit of the Holders, including all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held in all Accounts, (iii) any Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Insurance Policies relating to the Mortgage Loans and any rights of the Sponsor under any Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan, (vi) rights under the Certificate Insurance Policy, (vii) the Sponsor's rights under the Master Transfer Agreement, (viii) amounts held in the Closing Date Deposit Account and (ix) the Reserve Fund.

    "Trustee": Norwest Bank Minnesota, National Association, located on the date of execution of this Agreement at the Corporate Trust Office, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

    "Trustee Fee Rate":  0.025% per annum.

    "Underwriter": Prudential Securities Incorporated, as representative of itself and First Union Capital Markets Corp.

    "Underwriting Agreement": The Underwriting Agreement between the Sponsor and the Underwriter dated as of November 25, 1997.

    "United States Bankruptcy Code": The United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended, and any successor statute thereto

    "Unrecoverable Delinquency Advance": Any Delinquency Advance that the Servicer, in its good faith business judgment, believes will not ultimately be recovered from the related Mortgage Loan.

    "Unregistered Certificates": Certificates that are not registered as evidenced by inclusion in the Register.

    "Upper-Tier REMIC": The segregated pool of assets held by the Trust consisting of the Lower-Tier Interests (except for the Class RL Certificate, as set forth in the chart in Section 2.8(c) hereof).

    "Weighted Average Net Coupon Rate": With respect to any Remittance Period and a Mortgage Loan Group, the weighted average Coupon Rates (weighted by Loan Balances) of the related Mortgage Loans, calculated at the opening of business on the first day of such Remittance Period, less (i) the applicable Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the Premium Rate.

    Section 1.2. Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

    Section 1.3. Captions; Table of Contents. The captions or headings in this Agreement and the Table of Contents hereof are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

    Section 1.4. Opinions. Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                                    ARTICLE II
                 ESTABLISHMENT AND ORGANIZATION OF THE TRUST

    Section 2.1. Establishment of the Trust. The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as the "EquiVantage Home Equity Loan Trust 1997-4".

    Section 2.2. Office. The office of the Trust shall be in care of the Trustee, addressed to the Corporate Trust Office, or at such other address as the Trustee may designate by notice to the Sponsor, the Servicer, the Holders and the Certificate Insurer.

    Section 2.3. Purposes and Powers. The purpose of the Trust is to engage in the following activities, and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Holders; provided, however, that nothing contained herein shall require or permit the Trustee to take any action that would result in the loss of REMIC status for the Upper-Tier REMIC or the Lower-Tier REMIC.

    Section 2.4. Appointment of the Trustee; Declaration of Trust. The Sponsor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to
Section 10.8 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Holders and the Certificate Insurer, as their interests may appear.

    Section 2.5. Expenses of the Trust. On each Payment Date the Trustee shall receive the Group I Monthly Trustee Fee Amount and the Group II Monthly Trustee Fee Amount, as provided in Section 7.5(b)(ii) hereof. Any other expenses of the Trust that have been reviewed and approved by the Sponsor or the Servicer (which approval shall not be unreasonably withheld), including the reasonable expenses of the Trustee, its agents and counsel, shall be paid directly by the Sponsor or the Servicer to the Trustee or to such other Person to whom such amounts may be due. Failure by the Sponsor to pay any such fees or other expenses shall not relieve the Trustee of its obligations hereunder. The Trustee hereby covenants with the Holders that every material contract or other material agreement entered into by the Trustee on behalf of the Trust shall expressly state therein that no Holder shall be personally liable in connection with such contract or agreement.

    Section 2.6. Ownership of the Trust. On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.2 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.4 and 5.8 hereof.

    Section 2.7. Receipt of Trust Estate. The Sponsor hereby directs the Trustee to accept the property conveyed to it pursuant to Section 3.5 hereof in connection with the establishment of the Trust, and the Trustee hereby acknowledges receipt of such property. The Sponsor further directs the Trustee to issue the Certificates, to hold the Class A Certificates as transfer agent for the Depository as provided in Section 5.4, and to deliver the Class B Certificates and the Residual Certificates to the Sponsor.

    Section 2.8.   Miscellaneous REMIC Provisions.

    (a) The Trustee shall elect that the Upper-Tier REMIC and the Lower-Tier REMIC shall be treated as REMICs under Section 860D of the Code, as described in Section 11.15. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such REMIC elections.

    (b) The Class A Certificates (other than the Class A-5 Certificates), the Class A-5 Regular Interest and the Class B Certificates are hereby designated as "regular interests" with respect to the Upper-Tier REMIC and the Class RU Certificates are hereby designated as the single Class of "residual interest" with respect to the Upper-Tier REMIC.

         Each Beneficial Owner of a Class A-5 Certificate shall be deemed to own an undivided beneficial ownership interest in two assets: (i) the Class A-5 Regular Interest and (ii) the Cap Agreement. The Cap Agreement is not included as part of either the Lower-Tier REMIC or the Upper-Tier REMIC.

    (c) The Lower-Tier REMIC will be evidenced by (x) the Class LT-A Certificates, Class LT-1 Certificates, Class LT-2 Certificates, Class LT-3 Certificates, Class LT-4 Certificates, Class LT-AL Certificates and Class LT-5L Certificates (the "Lower-Tier Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in the Lower-Tier REMIC and (y) the Class RL Certificates, which are hereby designated as the single "residual interest" in the Lower-Tier REMIC (the Lower-Tier Regular Interests, together with the Class RL Certificates, the "Lower-Tier Interests"). The Lower-Tier Regular Interests shall be recorded on the records of the Lower-Tier REMIC as being issued to and held by the Trustee on behalf of the Upper-Tier REMIC.

         For purposes of this Section, (i) the "Group I Turbo Amount" means the sum of (A) any Group I Subordination Deficit (including the portion of a Group I Principal Carry-Forward Amount that relates to a shortfall in a distribution of a Group I Subordination Deficit) and (B) any Group I Subordination Increase Amount, to the extent of any Net Monthly Excess Cashflow in respect of the Group I Monthly Remittance Amount and (ii) the "Net Group I Turbo Amount" means the Group I Turbo Amount determined as if each Group I Mortgage Loan accrued interest at a rate equal to the excess of its Coupon Rate over the sum of the Servicing Fee Rate, Trustee Fee Rate and Premium Rate. Any Net Group I Turbo Amount that is attributable to interest on the Group I Mortgage Loans will not be paid to the Lower-Tier Regular Interests, but a portion of the interest payable with respect to the Class LT-A Certificate that equals 1% of the Net Group I Turbo Amount will be payable as a reduction of the principal balances of the Class LT-1, Class LT-2, Class LT-3 and Class LT-4 Certificates in the same manner in which the Net Group I Turbo Amount is allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, respectively (and will be accrued and added to principal on the Class LT-A Certificate). The amount of interest on the Group I Mortgage Loans equal to the excess of the Group I Turbo Amount over the Net Group I Turbo Amount will be payable as a reduction of the principal balances of the Lower-Tier Regular Interests as follows: (i) 99% to the Class LT-A Certificates and (ii) 1% to the Class LT-1, Class LT-2, Class LT-3 and Class LT-4 Certificates in the same manner in which such excess is allocated among the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively, (and will be accrued and added to principal on the Class RL Certificates). Except as provided in footnote (6) below, to the extent that interest on the Group I Mortgage Loans exceeds the sum of interest allocated, as described below, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificates and the Group I Turbo Amount, such excess (the "Group I Excess") shall be added to the amounts allocated below with respect to the Class LT-AL and Class LT-5L Certificates. Principal payments on the Group I Mortgage Loans shall be allocated 99% to the Class LT-A Certificate and 1% to the Class LT-1, Class LT-2, Class LT-3 and Class LT-4 Certificates until paid in full. The aggregate amount of principal allocated to the Class LT-1, Class LT-2, Class LT-3 and Class LT-4 Certificates shall be apportioned among such Classes in the same manner in which principal is payable with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, respectively. Notwithstanding the foregoing, any principal on the Group I Mortgage Loans that is attributable to a Group I Subordination Reduction Amount shall be allocated to the Class LT-A Certificate until paid in full, except that an amount otherwise allocable to the Class LT-A Certificate not to exceed any Net Group I Excess (as defined in footnote (6)), not previously applied under this sentence, shall be allocated to the Lower-Tier Regular Interests that would have received such allocation but for the limitation under footnote (6) below. Allocable Losses on the Group I Mortgage Loans will be allocated first to the Class RL Certificate until the balance thereof attributable to accruals with respect to the Group I Turbo Amount is reduced to zero, then 100% to the Class LT-A Certificate unless an Allocable Loss causes a Group I Subordination Deficit, and then such loss is allocated to the extent paid from interest as above, and if not paid from interest, as if such loss were a principal payment on the Group I Mortgage Loans.

         Similarly, for purposes of this Section, (i) the "Group II Turbo Amount" means the sum of (A) any Group II Subordination Deficit (including the portion of a Group II Principal Carry-Forward Amount that relates to a shortfall in a distribution of a Group II Subordination Deficit) and (B) any Group II Subordination Increase Amount, to the extent of any Net Monthly Excess Cashflow in respect of the Group II Monthly Remittance Amount and (ii) the "Net Group II Turbo Amount" means the Group II Turbo Amount determined as if each Group II Mortgage Loan accrued interest at a rate equal to the excess of its Coupon Rate over the sum of the Servicing Fee Rate, Trustee Fee Rate and Premium Rate. Any Net Group II Turbo Amount that is attributable to interest on the Group II Mortgage Loans will not be paid to the Lower-Tier Regular Interests, but a portion of the interest payable with respect to the Class LT-AL Certificate that equals 1% of the Net Group II Turbo Amount will be payable to the Class LT-5L Certificates (and will be accrued and added to principal on the Class LT-AL Certificate). The amount of interest on the Group II Mortgage Loans equal to the excess of the Group II Turbo Amount over the Net Group II Turbo Amount will be payable as a reduction of the principal balances of the Lower-Tier Regular Interests as follows: (i) 99% to the Class LT-AL Certificates and (ii) 1% to the Class LT-5L Certificates (and will be accrued and added to principal on the Class RL Certificates). Except as provided in footnote (6) below, to the extent that interest on the Group II Mortgage Loans exceeds the sum of interest allocated, as described below, to the Class A-5 and Class B Certificates and the Group II Turbo Amount, such excess (the "Group II Excess") shall be added to the amounts allocated above with respect to the Class LT-A, Class LT-1, Class LT-2, Class LT-3 and Class LT-4 Certificates. Principal payments on the Group II Mortgage Loans shall be allocated 99% to the Class LT-AL Certificate and 1% to the Class LT-5L Certificates until paid in full. Notwithstanding the foregoing, any principal payments on the Group II Mortgage Loans that are attributable to a Group II Subordination Reduction Amount shall be allocated to the Class LT-AL Certificate until paid in full, except that an amount otherwise allocable to the Class LT-AL Certificates not to exceed any Net Group II Excess (as defined in footnote (6)), not previously applied under this sentence, shall be allocated to the Lower-Tier Regular Interests that would have received such allocation but for the limitation under footnote (6) below. . Allocable Losses on the Group II Mortgage Loans will be allocated first to the Class RL Certificate until the balance thereof attributable to accruals with respect to the Group II Turbo Amount is reduced to zero, then 100% to the Class LT-AL Certificates unless an Allocable Loss causes a Group II Subordination Deficit, and then such loss is allocated to the extent paid from interest as above, and if not paid from interest, as if such loss were a principal payment on the Group II Mortgage Loans.

         The Lower-Tier Interests will have the following designations and pass-through rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:


                                                                  Allocation       Allocation
Lower-Tier Interests      Initial Balance    Pass-Through Rate   of Principal     of Interest
--------------------      ---------------    -----------------   ------------     -----------

LT-A                      $71,008,401.50         (1)(a)               (2)            (3), (4a)

LT-1                         $293,800.00         (1)(a)               (2)            (3), (4a)

LT-2                         $210,000.00         (1)(a)               (2)            (3), (4a)

LT-3                         $140,000.00         (1)(a)               (2)            (3), (4a)

LT-4                          $70,000.00         (1)(a)               (2)            (3), (4a)

LT-AL                     $29,317,251.19         (1)(a)               (2)            (3), (4b)

LT-5L                        $286,200.00         (1)(a)               (2)            (3), (4b)

Class RL Certificates     $        0.00          (1)(b)               N/A              N/A (5)


------------------

(1) (a) The pass-through rate on these Lower-Tier Regular Interests ("Pass-Through Rate") shall at any time of determination equal the Weighted Average Net Coupon Rate in the related Mortgage Loan Group. If there are any prepayment interest shortfalls with respect to a Mortgage Loan Group not covered by Compensating Interest pursuant to Section 8.9(b), such shortfall will reduce the interest accrued on each corresponding Lower-Tier Regular Interest proportionally and the Class RL Certificates.

    (b) The pass-through rate on the Class RL Certificates shall at any time of determination equal the weighted average of the Weighted Average Net Coupon Rates of the two Mortgage Loan Groups, where such rates are weighted in proportion to the portion of the Class RL Certificate Principal Balance attributable to accrual of interest from the related Mortgage Loan Group.

(2) Principal attributable to the Group I Mortgage Loans will be allocated to and apportioned among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates in the same proportion as principal is payable with respect to such Certificates pursuant to Section 7.5(b), except that a portion of such principal in an amount equal to the Group I Subordination Reduction Amount shall first be allocated to the Class B Certificates until the balance thereof is zero and then to the Class RL Certificate, and all principal will be allocated to the Class B Certificates after the Certificate Principal Balance of the Group I Certificates has been reduced to zero until the balance thereof is zero and then to the Class RL Certificate. Similarly, principal attributable to the Group II Mortgage Loans will be allocated to the Group II Certificates in the same amount as principal is payable with respect to such Certificates pursuant to Section 7.5(b), except that a portion of such principal in an amount equal to the Group II Subordination Reduction Amount shall first be allocated to the Class B Certificates until the balance thereof is zero and then to the Class RL Certificate until the balance thereof is zero and then to the Class RU Certificate, and all principal will be allocated to the Class B Certificates after the Certificate Principal Balance of the
    Group II Certificates has been reduced to zero until the balance thereof is zero and then to the Class RL Certificate until the balance thereof is zero and then to the Class RU Certificate.

(3) Except as provided in Note 4, interest on the Class LT-A Certificates, Class LT-1 Certificates, Class LT-2 Certificates, Class LT-3 Certificates and Class LT-4 Certificates will be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates in the same proportion as interest is payable on such Certificates pursuant to Section 7.5(b). Similarly, interest on the Class LT-AL Certificates and Class LT-5L Certificates will be allocated to the Class A-5 Certificates, subject to Note 4.

    To the extent interest is paid on the Lower-Tier Interests in excess of that payable to the Certificates (other than the Residual Certificates), as interest or principal, such interest shall be payable to the Class RU Certificates.

(4) (a) Any interest with respect to this Lower-Tier Interest in excess of the product of (i) 100 times the weighted average coupon of the Class LT-1 Certificates, Class LT-2 Certificates, Class LT-3 Certificates, Class LT-4 Certificates and Class LT-A Certificates, where each of such Classes, other than the Class LT-A Certificate, is first subject to a cap and floor equal to the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, Class A-3 Pass-Through Rate and Class A-4 Pass-Through Rate, respectively, and the Class LT-A Certificate is subject to a cap equal to 0%, and (ii) the principal balance of this Lower-Tier Interest, shall not be allocated to the Class A Certificates but will be allocated to the Class B Certificates as a separate component.

    (b) Any interest with respect to this Lower-Tier Interest in excess of the product of (i) 100 times the weighted average coupon of the Class LT-5L and LT-AL Certificates, where the Class LT-5L is first subject to a cap and floor equal to the Class A-5 Pass-Through Rate, and the Class LT-AL Certificate is subject to a cap equal to 0%, and (ii) the principal balance of this Lower-Tier Interest, shall not be allocated to the Class A Certificates but will be allocated to the Class B Certificates as a separate component.

(5) On each Payment Date, available funds, if any, remaining in the Lower-Tier REMIC after payments of interest and principal, as designated above, will be distributed to the Class RL Certificate.

(6) To the extent that 1% of the Net Group I Turbo Amount exceeds (after consideration of the addition of the Group II Excess, if any) the interest payable with respect to the Class LT-A Certificate, such excess (the "Net Group I Excess") will not be payable as a reduction of the principal balance of the Class LT-1 Certificates, Class LT-2 Certificates, Class LT-3 Certificates and Class LT-4 Certificates (or accrued and added to principal on the Class LT-A Certificates).

    To the extent that 1% of the Net Group II Turbo Amount exceeds (after consideration of the addition of the Group I Excess, if any) the interest payable with respect to the Class LT-AL Certificate, such excess (the "Net Group II Excess") will not be payable as a reduction of the principal balance of the Class LT-5L Certificates (or accrued and added to principal on the Class LT-AL Certificates).

     (d) The Startup Day is hereby designated as the "startup day" of the Trust within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" for purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii) for the regular interests are as follows: for the Class A-1 Certificates, the Payment Date in November 2012; for the Class A-2 Certificates, the Payment Date in July 2019; for the Class A-3 Certificates, the Payment Date in December 2028; for the Class A-4 Certificates, the Payment Date in December 2028; for the Class A-5 Certificates, the Payment Date in December 2027; and for the Lower-Tier Regular Interests, the Payment Date in December 2028.

    Section 2.9.   Grant of Security Interest.

     (a) Except with respect to the REMIC Provisions, it is the intention of the parties hereto that the conveyance by the Sponsor of the Trust Estate to the Trustee on behalf of the Trust shall constitute a purchase and sale of such Trust Estate and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Sponsor shall be deemed to have granted to the Trustee, on behalf of the Holders and the Certificate Insurer, a first priority perfected security interest in all of the Sponsor's right, title and interest in, to and under the Trust Estate. The conveyance by the Sponsor of the Trust Estate to the Trustee on behalf of the Trust shall not constitute and is not intended to result in an assumption by the Trustee or any Holder of any obligation of the Originators or any other Person in connection with the Trust Estate.

     (b) The Sponsor and the Servicer shall take no action inconsistent with the Trust's ownership of the Trust Estate and shall indicate or shall cause to be indicated in their records and records held on their behalf that ownership of each Mortgage Loan and the assets in the Trust Estate are held by the Trustee on behalf of the Holders and the Certificate Insurer. In addition, the Sponsor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Estate by stating that it is not the owner of such asset and that ownership of such Mortgage Loan or other Trust Estate asset is held by the Trustee on behalf of the Trust; provided that this paragraph shall not be construed to prohibit the Servicer from appearing as lienholder of record of the Mortgage Loans on behalf of the Trustee for the purpose of receiving notices, executing release and modification documents and taking other actions related to the Servicing of the Mortgage Loans, so long as such actions are consistent with Article VIII hereof.

                                  ARTICLE III
          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPONSOR
         AND THE SERVICER; COVENANT OF SPONSOR TO CONVEY MORTGAGE LOANS

    Section 3.1. Representations and Warranties of the Sponsor. The Sponsor hereby represents, warrants and covenants to the Trustee, the Servicer, the Certificate Insurer and to the Holders as of the Startup Day that:

    (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Sponsor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

    (b) The execution and delivery of this Agreement and the other Operative Documents to which the Sponsor is a party by the Sponsor and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Sponsor and will not violate the Sponsor's Certificate of Incorporation or Bylaws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or any of its properties.

    (c) This Agreement and the other Operative Documents to which the Sponsor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Sponsor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

    (d) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

    (e) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor that might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party, or issuing the Certificates, or that would materially and adversely affect the condition (financial or otherwise) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

    (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Sponsor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

    (g) The statements contained in the Registration Statement that describe the Sponsor or matters or activities for which the Sponsor is responsible in accordance with the Operative Documents or that are attributed to the Sponsor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Sponsor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Sponsor not misleading. To the best of the Sponsor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

    (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "blue sky" statutes, as to which the Sponsor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Sponsor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Sponsor and the performance by the Sponsor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

    (i) The transactions contemplated by this Agreement and the Other Operative Documents to which the Sponsor is a party are in the ordinary course of business of the Sponsor.

    (j) The Sponsor is receiving fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans evidenced by the Certificates.

    (k) The Sponsor is not transferring or selling any interest in any Mortgage Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of its respective creditors.

    (l) The Sponsor is solvent and the Sponsor will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust or the sale of the Certificates.

    It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the Mortgage Loans to the Trustee.

    Upon discovery by any of the Servicer, the Sponsor, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties set forth in Section 3.1 that materially and adversely affects the interests of the Holders or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 30 days of its discovery or its receipt of notice of breach the Sponsor shall cure such breach in all material respects; provided, however, that if the Sponsor can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer and with notice to each of Moody's and S&P.

    Section 3.2. Representations and Warranties of the Servicer. The Servicer hereby represents, warrants and covenants to the Trustee, the Sponsor, the Certificate Insurer and to the Holders as of the Startup Day that:

    (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is, or a Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge, either directly or through Sub-Servicers, its obligations under this Agreement and the other Operative Documents to which it is a party. The Servicer has equity of at least $10,000,000, as determined in accordance with generally accepted accounting principles. Any Sub-Servicer appointed by the Servicer will have all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted.

    (b) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement, any Sub-Servicing Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Servicer and will not violate the Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which the Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Servicer or any of its properties.

    (c) This Agreement, any Sub-Servicing Agreement and the other Operative Documents to which the Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

    (d) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder, under any Sub-Servicing Agreement and under the other Operative Documents to which the Servicer is a party.

    (e) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer that might have consequences that would prohibit its entering into this Agreement, any Sub-Servicing Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Servicer is a party.

    (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

    (g) The statements contained in the Registration Statement that describe matters or activities for which the Servicer is responsible in accordance with the Operative Documents or that are attributable to the Servicer, either directly or through any Sub-Servicer, therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Servicer not misleading. To the best of the Servicer's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

    (h) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Servicer nor any affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

    (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "blue sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof and on the Startup Day, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Servicer and the performance by the Servicer, either directly or through a Sub-Servicer, of its obligations under this Agreement, any Sub-Servicing Agreement and such of the other Operative Documents to which it is a party.

    (j) The collection practices used by the Servicer, or any Sub-Servicer, with respect to the Mortgage Loans directly serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage loan servicing business.

    (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

    It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the Mortgage Loans to the Trustee.

    Upon discovery by any of the Servicer, the Sponsor, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties set forth in this Section that materially and adversely affects the interests of the Holders or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 30 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects and, upon the Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee pursuant to Section
8.20 hereof; provided, however, that if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer and notice to each of Moody's and S&P.

    Section 3.3. Representations and Warranties of the Sponsor with Respect to the Mortgage Loans.

    (a) The Sponsor makes the following representations and warranties as to the Mortgage Loans on which the Trustee relies in accepting the Mortgage Loans in trust and executing and authenticating the Certificates and on which the Certificate Insurer relies in issuing the Certificate Insurance Policy. Such representations and warranties speak as of the Startup Day (unless otherwise specified), but shall survive the sale, transfer and assignment of the Mortgage Loans to the Trustee on behalf of the Trust:

    (i) The information with respect to each Mortgage Loan set forth in the Schedule of Mortgage Loans is true and correct as of the Cut-Off Date;

    (ii) All of the original or certified documentation set forth in Section
    3.5 (including all material documents related thereto) with respect to each

    Mortgage Loan has been or will be delivered to the Trustee on the Startup Day, or as otherwise provided in Section 3.5;

    (iii)Each Mortgage Loan is being serviced by the Servicer or a Person controlling, controlled by or under common control with the Servicer and qualified to service the Mortgage Loans serviced by it;

    (iv) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Registration Statement;

    (v) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the description thereof set forth in the Prospectus; and

    (vi) Except as disclosed in the Master Transfer Agreement and the related Conveyance Agreement, none of the Mortgage Loans are subject to Section 32 of the federal Truth-in-Lending Act.

    (vii)Each Mortgage Loan, as of the Startup Day, satisfies either the test set out in paragraph (1) or the test set out in paragraph (2) below.

              (1) The fair market value of the interest in real property securing such Mortgage Loan

                   (A) was at least equal to 80 percent of the adjusted issue price of the Mortgage Loan at the time the Mortgage Loan was originated (or, if later, the time the Mortgage Loan was significantly modified); or

                   (B) is at least equal to 80 percent of the adjusted issue price of the Mortgage Loan on the Closing Date.

              For purposes of this paragraph (1), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the Mortgage Loan being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested, in each case before the percentages set forth in (1)(A) and (1)(B) are determined. The adjusted issue price of a Mortgage Loan is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination; or

              (2) Substantially all of the proceeds of the Mortgage Loan were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Mortgage Loan. For purposes of this test, loan guarantees made by the United States or any state (or any political subdivision, agency, or instrumentality of the United States or of any state), or other third-party credit enhancement are not viewed as additional security for a loan. An Mortgage Loan is not considered to be secured by property other than real property solely because the obligor is personally liable on the obligation. For this purpose only, substantially all of the proceeds of the Mortgage Loan means at least 90 percent of the gross proceeds.

    (b) The Sponsor hereby assigns to the Trustee for the benefit of the Holders of the Certificates and the Certificate Insurer all of its right, title and interest (but none of its obligations, other than those set forth herein) in respect of the Master Transfer Agreement, except for such rights to indemnification thereunder for losses actually incurred only by the Sponsor. Insofar as the Master Transfer Agreement provides for representations and warranties and remedies thereunder for any breach of such representations and warranties, the remedies with respect to such breaches may be enforced by the Servicer or by the Trustee on behalf of the Holders and the Certificate Insurer against the Person making such representation and warranty, and any rights to indemnification for any breaches of such representations and warranties are hereby assigned by the Sponsor to the Trustee for the benefit of the Holders of the Certificates and the Certificate Insurer, except for such rights to indemnification thereunder only for losses actually incurred only by the Sponsor. Upon the discovery by the Sponsor, the Servicer, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties made in the Master Transfer Agreement in respect of any Mortgage Loan that materially and adversely affects the interests of the Holders or of the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and each of Moody's and S&P. The Servicer shall promptly notify the Originator of such breach and request that the Originator cure such breach or take the actions described in
Section 3.4(a) hereof within the time periods required thereby, and (i) if the Originator does not cure such breach in all material respects, the Sponsor shall cure such breach or take such actions and (ii) if the Originator does not purchase such Mortgage Loan, the Sponsor shall purchase such Mortgage Loan. The obligations of the Sponsor or Servicer, as the case may be, set forth herein with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole obligations of the Sponsor and of the Servicer in respect of such breach.

    Section 3.4. Covenants of Sponsor to Take Certain Actions with Respect to the Mortgage Loans In Certain Situations.

    (a) Upon the earliest to occur of the Sponsor's discovery, its receipt of notice of breach from any one of the other parties hereto or from the Certificate Insurer or such time as a breach of any Representation and Warranty materially and adversely affects the interests of the Holders or of the Certificate Insurer as set forth above, the Sponsor shall promptly cure (or cause the Originator to cure) such breach in all material respects or it shall (or shall cause the

Originator to), subject to the further requirements of this paragraph, on the second Remittance Date next succeeding such discovery, receipt of notice or such other time (i) substitute in lieu of each Mortgage Loan in the related Mortgage Loan Group that has given rise to the requirement for action by the Sponsor a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto, together with the aggregate amount of all unreimbursed Delinquency Advances and unreimbursed Servicing Advances theretofore made with respect to such Mortgage Loan, to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution, the Sponsor at its expense, shall cause to be delivered to the Trustee and to the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the REMIC status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, and unless otherwise directed by the Certificate Insurer the Sponsor shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust or would not jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC. It is understood and agreed that the obligation of the Sponsor to cure the defect, or substitute for, or purchase any Mortgage Loan as to which a Representation or Warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Holders, the Trustee or the Certificate Insurer.

    (b) In the event that any Qualified Replacement Mortgage is delivered by the Sponsor to the Trust pursuant to Section 3.3, Section 3.4 or Section 3.6 hereof, the Originator and the Sponsor shall be obligated to take the actions described in Section 3.4(a) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Holders, the Sponsor, the Servicer, the Certificate Insurer or the Trustee that the Representations and Warranties applicable to such Qualified Replacement Mortgage are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Holders or the Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (b) any of the Representations and Warranties referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Trust.

    (c) The Sponsor acknowledges that a breach of any of the Representations and Warranties (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan, (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Property or (z) set forth in clause (a)(v) of Section 3.3 above constitutes a breach of a representation or warranty that "materially and adversely affects the interests of the Holders or of the Certificate Insurer" in such Mortgage Loan.

    (d) It is understood and agreed that the representations, warranties and covenants set forth in this Section shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgage) to the Trustee.

    Section 3.5.   Conveyance of the Mortgage Loans.

    (a) The Sponsor, concurrently with the execution and delivery hereof, hereby transfers, sells, assigns, sets over and otherwise conveys without recourse, to the Trustee on behalf of the Trust, all right, title and interest of the Sponsor in and to each Mortgage Loan listed on the Schedule of Mortgage Loans, all its right, title and interest in and to payments of principal and interest (including Prepaid Installments) due after the Cut-Off Date, all payments of principal collected after the Cut-Off Date, together with all of its right, title and interest in and to all related Insurance Policies. The transfer by the Sponsor of the Mortgage Loans set forth on the Schedule of Mortgage Loans to the Trustee on behalf of the Trust is absolute and is intended by the Holders and all parties hereto to be treated as a sale by the Sponsor.

    (b) In connection with the transfer, sale and assignment of the Mortgage Loans, the Sponsor agrees to:

         (i) cause to be delivered, on the Startup Day with respect to the Mortgage Loans, without recourse, to the Trustee (A) the original Notes, endorsed without recourse by the related Originator "For value received, I hereby transfer, endorse and assign to Norwest Bank Minnesota, National Association, as Trustee for EquiVantage Home Equity Loan Trust 1997-4, the Note and Mortgage securing the same, so far as the same pertains to said Note, without recourse"; (B) originals or certified copies of all intervening assignments, if any, showing a complete chain of assignment from origination to the Originator, including warehousing assignments, with evidence of recording or certification of filing for recordation thereon;
    (C) originals of all assumption and modification agreements, if any;
    (D) either:  (1) the original Mortgage, with evidence of recording thereon,
    (2) a true and accurate copy of the Mortgage where the original Mortgage has been transmitted for recording, until such time as the original Mortgage is returned by the public recording office, or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost; (E) the original mortgage title insurance policy, title commitment, binder or attorney's opinion of title and abstract of title; provided that, in the event a copy of any mortgage, title policy or title commitment was originally delivered to the Trustee pursuant to this Section, the Sponsor shall cause the related original mortgage, title policy, or title commitment to be delivered to the Trustee within one year of the Startup Day; and (F) an assignment in blank of each Mortgage executed by the record holder of such Mortgage, which assignment shall be in recordable form;

         (ii) cause, within 30 days following the Startup Day, assignments of the Mortgages from the Sponsor or the related Originator, if the Originator is the record holder of such Mortgage to "Norwest Bank Minnesota, National Association, as Trustee of EquiVantage Home Equity Loan Trust 1997-4 under the Pooling and Servicing Agreement dated as of December 1, 1997", to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Sponsor to the Trustee on behalf of the Trust; provided, however, that the Sponsor shall not be required to record an assignment for any Mortgage (x) until such original recording information is available or (y) as to which the Sponsor furnishes, within such 30-day period, or has furnished, within the one-year period prior to the Startup Day, at the Sponsor's expense, an opinion of counsel ("Assignment Opinion") or other documentation in form and substance satisfactory to the Trustee, the Certificate Insurer, Moody's and S&P, that opines or provides evidence that recording is not necessary to perfect the rights of the Trustee in the related Mortgage. Following the expiration of such 30-day period and except with respect to Mortgages covered by the Assignment Opinions, the Sponsor shall cause to be recorded a Mortgage assignment for any Mortgage for which original recording information is subsequently received by the related Originator, and shall promptly deliver a copy of such Mortgage assignment to the Trustee. In addition, the Sponsor shall cause to be recorded a Mortgage assignment for any Mortgage that was not recorded by virtue of the Sponsor having previously furnished an Assignment Opinion pursuant to this clause (ii) if the laws of the state in which the related Mortgaged Property is located shall have changed so as to require recordation of such Mortgage, notwithstanding the opinion provided in such Assignment Opinion or other evidence that recordation was not required; and

    (iii) cause, within five Business Days following the expiration of such 30-day period referred to in clause (ii) above, to be delivered to the Trustee certified copies of all Mortgage assignments submitted for recording, together with a list (which list also shall be delivered to the Certificate Insurer) of (x) all Mortgages for which no Mortgage assignment has yet been submitted for recording by the Sponsor and (y) reasons why the Sponsor has not yet submitted such Mortgage assignments for recording.
    With respect to any Mortgage assignment set forth on the aforementioned list that has not been submitted for recording for a reason other than a lack of original recording information or with respect to Mortgages covered by the Assignment Opinions, the Trustee shall make an immediate demand on the Sponsor to cause such

    Mortgage assignments to be recorded, and shall inform the Certificate Insurer of the Sponsor's failure to cause such Mortgage assignments to be recorded. Thereafter, the Trustee shall, with respect to any assignment on the aforementioned list, upon the request of the Certificate Insurer (which request shall be made only if (i) applicable law requires such recordation to perfect the rights of the Trustee in the related Mortgage or (ii) the Certificate Insurer has removed the Servicer pursuant to Section 8.20), complete and cause to be submitted for recording the assignment of Mortgage referred to in clause (F) of
    Section 3.5(b)(i).

    In furtherance of the foregoing, the Sponsor agrees to cause to be delivered on the Startup Day an original executed power of attorney, executed by the Sponsor, substantially in the form of Exhibit L, authorizing the Trustee to complete and record the assignments of Mortgage described in clause (F) of
Section 3.5(b)(i) above, and if necessary, to execute a new assignment of Mortgage for any Mortgage Loan if the original assignment of Mortgage delivered by the Sponsor to the Trustee is not in recordable form at such time as the assignment of Mortgage is to be recorded by the Trustee.

    All Mortgage assignments as to which an acceptable Assignment Opinion has not been delivered shall be accomplished within twelve months of the Startup Day (including any assignments not originally recorded due to lack of recordation information), unless the Certificate Insurer agrees to extend such period, at the expense of the Originator or of the Sponsor. Notwithstanding anything to the contrary contained in this Section, in those instances as identified by the Sponsor where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

    If the Servicer is removed pursuant to Section 8.20, the Trustee or other successor Servicer shall submit all assignments for recording; the costs of such assignments shall be paid by the Servicer.

    Copies of all Mortgage assignments received by the Trustee shall be kept in the related File.

    The Servicer hereby acknowledges that the Financing Statements have been or, within 10 days of the Closing Date, will be duly submitted for filing. From time to time hereafter, the Servicer shall take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trust's and the Holders' interests in the Files against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements.

    (c) In the case of Mortgage Loans that have been prepaid in full on or after the Cut-Off Date and prior to the Startup Day, the Sponsor, in lieu of the foregoing, will deliver within 15 Business Days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D.

    (d) The Sponsor shall transfer, sell, assign, set over and otherwise convey without recourse, to the Trustee on behalf of the Trust all right, title and interest of the Sponsor in and to any Qualified Replacement Mortgage delivered to the Trustee on behalf of the Trust by the Sponsor pursuant to
Section 3.3, Section 3.4 or Section 3.6 hereof and all its right, title and interest to unscheduled payments of principal (including Prepayments) collected on and after the applicable Replacement Cut-Off Date, together with all payments of principal collected and interest due after the applicable Replacement Cut-Off Date, and all of its right, title and interest in and to all related Insurance Policies.

    (e) As to each Mortgage Loan released from the Trust in connection with the repurchase thereof or conveyance of a Qualified Replacement Mortgage therefor, the Sponsor will prepare and deliver to the Trustee an appropriate instrument for execution by the Trustee, and the Trustee will transfer, assign, set over and otherwise convey without representation, warranty or recourse, on the Sponsor's order, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to unscheduled payments of principal (including Prepayments) collected on and after the applicable Replacement Cut-Off Date, together with all payments of principal collected and interest due after the applicable Replacement Cut-Off Date, and all of its right, title and interest in and to all related Insurance Policies.

    (f) In connection with any transfer, sale and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, the Sponsor agrees to cause to be delivered to the Trustee the items described in Section 3.5(b) on the date of such transfer, sale and assignment or, if a later delivery time is permitted by Section 3.5(b), then no later than such later delivery time.

    (g) As to each Mortgage Loan released from the Trust in connection with the repurchase thereof or conveyance of a Qualified Replacement Mortgage the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Sponsor (i) the original Note, or the certified copy, relating thereto, if the certified copy is a legal substitute for an otherwise unavailable original Note endorsed without recourse, to the Sponsor and (ii) such other documents as constituted the File with respect thereto.

    (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Sponsor shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

    (i) The Sponsor shall reflect on its records that the Mortgage Loans have been sold to the Trust.

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

    (j) The Sponsor shall deliver to the Servicer, the Certificate Insurer and the Trustee a schedule of the Escrow Loans.

    (k) With respect to each Escrow Loan, the Sponsor shall deliver to the Trustee within one year after the Closing Date the following documents related to such Escrow Loan: (i) escrow agreement, (ii) disbursement ledger,
(iii) Mortgagor's certification as to completion, (iv) if applicable, contractor's certification as to completion, and (v) if applicable, appraiser's unqualified certification as to final completion pursuant to which the appraiser (or, if the original appraiser has since died, retired, has been certified as an incompetent, has gone insane or otherwise is unable to perform, a suitable substitute appraiser) confirms that the Appraised Value of the Property upon completion of the improvement (disregarding intervening changes, if any, in market value) is at least equal to such appraiser's original estimate of such Appraised Value (each such document, a "Required Escrow Document"). The Trustee shall hold each Required Escrow Document so delivered in the related File. No later than the end of the thirteenth month following the Startup Day, the Trustee shall report to the Sponsor, the Originator, the Servicer and the Certificate Insurer whether all Required Escrow Documents relating to the Escrow Loans have been received by the Trustee. If such report indicates that any Required Escrow Document has not been received, the Sponsor shall be required to take the actions set forth in Section 3.6(b) if the lack of such Required Escrow Document materially and adversely affects the interest of the Holders or of the Certificate Insurer in the related Escrow Loan.

    (l) The Sponsor shall transfer the Closing Date Deposit to the Trustee for deposit in the Closing Date Deposit Account on the Closing Date pursuant to
Section 7.4 hereof.

    Section 3.6. Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by Trustee.

    (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the Notes delivered by the Sponsor in the form attached as Exhibit E hereto, and declares that it will hold the related File, together with any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Holders and the Certificate Insurer. The Trustee further agrees to review the documents contained in each such File and any other documents delivered by the Sponsor within 90 days after the Startup Day (or within 90 days with respect to any Qualified Replacement Mortgage after the assignment thereof) and to deliver to the Sponsor, the Servicer and the Certificate Insurer a pool certification in the form attached hereto as Exhibit F (the "Pool Certification") to the effect that, except as described in such certification, as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the

Schedule of Mortgage Loans accurately reflects the information set forth in the related File; provided, however, that such Pool Certification shall not be delivered prior to 90 days after the Startup Day. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

    (b) If the Trustee during such 90-day period finds any document constituting a part of a File that is not properly executed, has not been received within the specified period, or is unrelated to the Mortgage Loans identified in the Schedule of Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee shall promptly so notify the Sponsor and the Certificate Insurer. In performing any such review, the Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered by the Sponsor pursuant to
Section 3.5(b)(i) is limited solely to confirming that the documents listed in
Section 3.5(b)(i) have been executed and received, relate to the Files identified in the Schedule of Mortgage Loans and conform materially to the description thereof in the Schedule of Mortgage Loans. The Sponsor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Sponsor has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Holders or of the Certificate Insurer, the Sponsor will (or will cause the Originator or an affiliate of the Sponsor to) on the next succeeding Remittance Date
(i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and, deliver the Substitution Amount applicable thereto to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution the Sponsor shall cause at the Sponsor's expense to be delivered promptly to the Trustee and to the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, and the Sponsor shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust or would not jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC. Within 375 days after the Closing Date, the Trustee shall deliver to the Certificate Insurer a final certification (the "Final Certification") evidencing the completeness of the Files acquired by the Trustee on behalf of the Trust. To the extent that the Final Certification reflects any exceptions, the Sponsor and Trustee shall continue to deliver to the Certificate Insurer a monthly certification reflecting the status of any exceptions until all such exceptions have been cured.

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

    Section 3.7.   Cooperation Procedures.

    (a) The Sponsor shall, in connection with the delivery of each Qualified Replacement Mortgage to the Trustee, provide the Trustee with the information set forth in the Schedule of Mortgage Loans with respect to such Qualified Replacement Mortgage.

    (b) The Sponsor, the Servicer and the Trustee covenant to provide each other, the Certificate Insurer and each of Moody's and S&P with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them, the Certificate Insurer or either Moody's and S&P in connection with their respective duties hereunder.

    (c) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by third parties as a consequence of the assignment of any Mortgage Loan hereunder, and the Servicer hereby expressly releases, indemnifies and agrees to hold the Trustee harmless from any losses to the Trustee or Trust Fund resulting therefrom; provided, however, that the Trustee shall use commercially reasonable efforts to deliver to the Servicer any such complaint, claim, demand, notice or other document that is delivered to the Corporate Trust Office and contains sufficient information to enable the Trustee to identify it as pertaining to a Mortgage Loan.

    (d) The Trustee shall file on behalf of the Trust all reports required to be filed with the Securities and Exchange Commission or any exchange or association of securities dealers pursuant to the Securities Exchange Act of 1934, as amended, or any rules and regulations thereunder.

                                     ARTICLE IV
                          ISSUANCE AND SALE OF CERTIFICATES

    Section 4.1. Issuance of Certificates. On the Startup Day, upon the Trustee's receipt from the Sponsor of an executed Delivery Order, the Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust in accordance with the directions set forth in such Delivery Order.

    Section 4.2. Sale of Certificates. At 11:00 a.m. New York City time on the Startup Date, at the offices of Andrews & Kurth L.L.P., 1701 Pennsylvania Avenue, N.W., Washington, D.C. 20006, the Sponsor will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will (i) deliver to the Underwriter, the Class A Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co. or in such other names as the Underwriter shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee and (ii) deliver to the Sponsor, the Class B Certificates and the Residual

Certificates, with an aggregate Percentage Interest equal to 100%, registered as the Sponsor shall request. Upon receipt of the proceeds of the sale of the Class A Certificates, the Trustee shall, from the proceeds of the sale of the Class A Certificates, pay such fees and expenses as are identified by the Sponsor, and pay to the Sponsor the balance after deducting such amounts.
The Sponsor shall pay directly to the Certificate Insurer the Initial Premium.

                                   ARTICLE V
                    CERTIFICATES AND TRANSFER OF INTERESTS

    Section 5.1.   Terms.

    (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest", no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and except for the rights of the Trustee with respect to the Certificate Insurance Policy). Distributions on the Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fees), moneys in the Accounts, except as otherwise provided herein, from earnings on moneys and the proceeds of property held as a part of the Trust Estate upon the occurrence of certain events, from Insured Payments, Delinquency Advances and Compensating Interest made by the Servicer or otherwise held by the Servicer in Trust for the Holders, except as otherwise provided herein. Each Certificate entitles the Holder thereof to receive monthly on each Payment Date, in order of priority of distributions with respect to such Class of Certificates, a specified portion of such payments with respect to the Mortgage Loans in the related Mortgage Loan Group, certain related Insured Payments, pro rata in accordance with such Holder's Percentage Interest.

    (b) Each Holder is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

    Section 5.2. Forms. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class RL Certificates and Class RU Certificates shall be in substantially the forms set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, Exhibit A-5, Exhibit B, Exhibit C-1 and Exhibit C-2 hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Sponsor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws.

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

    Section 5.3. Execution, Authentication and Delivery. Each Certificate shall be executed on behalf of the Trust, by the manual or facsimile signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual signature of one of the Trustee's Authorized Officers.

    Certificates bearing the signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

    The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.2 hereof.

    No Certificate shall be valid until executed and authenticated as set forth above.

    Section 5.4.   Registration and Transfer of Certificates.

    (a) The Trustee, as registrar, shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Holders shall have the right to inspect the Register at all reasonable times and to obtain copies thereof.

    (b) Subject to the provisions of Section 5.8 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate Certificate Principal Balance of the Certificate so surrendered.

    (c) At the option of any Holder, Certificates of any Class owned by such Holder may be exchanged for other Certificates authorized of like Class, tenor and aggregate Certificate Principal Balance and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificate or Certificates that the Holder making the exchange is entitled to receive.

    (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

    (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

    (f) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust. The Trustee shall not be liable for any expenses in connection with the issuance of Certificates pursuant to this Section.

    (g) It is intended that the Class A Certificates be Book-Entry Certificates, as set forth herein. Therefore, the Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the related Original Class A Certificate Principal Balance and, upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

    The minimum denominations shall be $1,000 for any Class A Certificate, and 10% Percentage Interest for any Class B Certificate or any Residual Certificate.

    The Sponsor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

    With respect to the Book-Entry Certificates, the Sponsor, the Servicer, the Certificate Insurer and the Trustee shall have no responsibility or obligation to Direct Participants, Indirect Participants or Beneficial Owners. Without limiting the immediately preceding sentence, the Sponsor, the Servicer, the Certificate Insurer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct Participant or Indirect Participant with respect to the ownership interest in the Book-Entry Certificates, (ii) the delivery to any Direct Participant or Indirect Participant or any other Person (including any Beneficial Owner), other than a Holder of a Book-Entry Certificate, of any notice with respect to the Book-Entry Certificates or (iii) the payment to any Direct Participant or Indirect Participant or any other Person (including any Beneficial Owner), other than a Holder of a Book-Entry Certificate, of any amount with respect to any distribution of principal or interest on the Book-Entry Certificates. No Person (including any Beneficial Owner) other than a Holder of a Book-Entry Certificate shall receive a certificate evidencing such Book-Entry Certificate.

    Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Holders of Certificates appearing as Holders in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

    (h) In the event that (i) the Depository or the Sponsor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Sponsor is unable to locate a qualified successor or (ii) the Sponsor at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates will cease to be Book-Entry Certificates. At that time, the Sponsor may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Sponsor, or such depository's agent or designee but, if the Sponsor does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names Holders of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof.

    (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is a Book-Entry Certificate, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

    Section 5.5.   Mutilated, Destroyed, Lost or Stolen Certificates.  If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trust and the Trustee harmless (provided that, with respect to a Holder that is an insurance company of investment grade credit rating, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate Certificate Principal Balance, bearing a number not contemporaneously outstanding.

    Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust. The Trustee shall not be liable for any expenses in connection with the issuance of Certificates pursuant to this Section.

    Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

    Section 5.6. Persons Deemed Holders. The Trustee and the Certificate Insurer and any of their respective agents may treat the Person in whose name any Certificate is registered as the Holder of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee, the Certificate Insurer nor any of their respective agents shall be affected by notice to the contrary.

    Section 5.7. Cancellation. All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates may be held or destroyed by the Trustee in accordance with its standard policy. The Sponsor, the Servicer, the Certificate Insurer and the Originator may at any time deliver any Certificate to the Trustee for cancellation, and the Trustee is hereby authorized to cancel any such Certificate.

    Section 5.8.   Limitation on Transfer of Ownership Rights.

    (a) No sale or other transfer of any Class A Certificate shall be made to the Sponsor or any of its respective affiliates, the Servicer, any Sub-Servicer or the Trust.

    (b) No sale or other transfer of record or beneficial ownership of any Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or agent of a Disqualified Organization. The transfer, sale or other disposition of any Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be a Holder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Residual Certificate nor authenticate and make available any new Residual Certificate unless the Trustee has received an affidavit from the proposed transferee substantially in the form attached hereto as Exhibit H. Each holder of any Residual Certificate, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section.

    (c) No other sale or other transfer of record or beneficial ownership of a Unregistered Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made, (i) the Trustee or the Sponsor shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Sponsor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee or the Sponsor, and
(ii) the Trustee shall require the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Sponsor certifying to the Trustee and the Sponsor the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee.
The Holder of a Unregistered Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

    (d) Notwithstanding the foregoing, no sale or other transfer of record or beneficial ownership of a Class B Certificate or a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA nor a plan nor other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to affect such transfer.

    Section 5.9. Assignment of Rights. A Holder may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee a Holder of the Trust without compliance with the provisions of
Section 5.4 and Section 5.8 hereof.

                                   ARTICLE VI
                                   COVENANTS

    Section 6.1. Distributions. The Trustee will duly and punctually pay distributions with respect to the Certificates from the Trust Estate in accordance with the terms of the Certificates and this Agreement based on the related Servicer's report. Such distributions shall be made (i) by check mailed on each Payment Date or (ii) if requested by any Holder, to such Holder by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Holder of record on the immediately preceding Record Date; provided, however, that a Holder of a Class A Certificate shall only be entitled to payment by wire transfer if such Holder owns Class A Certificates with an original principal balance of at least $5,000,000.

    Section 6.2.   Money for Distributions to be Held in Trust; Withholding.

    (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account pursuant to Section 7.5 hereof or from Insured Payments shall be made by the Trustee on behalf of the Trust, and no amounts so withdrawn from the Certificate Account for payments of the Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

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

    (b) The Trustee on behalf of the Trust shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Holder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

    (c) Any money held by the Trustee in trust for the payment of any amount due with respect to any Class A Certificate, Class B Certificate or Residual Certificate and remaining unclaimed by the Holder of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first to the Holders of the Class A Certificates, second, to the Certificate Insurer on account of any Reimbursement Amounts, third, to the Holders of the Class B Certificates and fourth to the Holders of the Residual Certificates; and the Holder of such Certificate shall thereafter, as an unsecured general creditor, look only to the Certificate Insurer or the Sponsor for payment thereof (but only to the extent of the amounts so paid to the Certificate Insurer or the Sponsor), and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being required to make any such payment, shall at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Certificate Insurer (to the extent of any Reimbursement Amount then owing to it) or the Sponsor. The Trustee shall, at the direction of the Sponsor, also adopt and employ, at the expense of the Sponsor, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the Register at the last address of record for each such Holder).

    Section 6.3.   Protection of Trust Estate.

    (a) The Trustee will hold the Trust Estate in trust for the benefit of the Holders and the Certificate Insurer, and with the consent of the Certificate Insurer, at the request and expense of the Sponsor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to
Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request to:

         (i) more effectively hold in trust all or any portion of the Trust Estate;

         (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

         (iii)enforce any of the Mortgage Loans; or

         (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Holders represented thereby, in such Trust Estate against the claims of all Persons and parties.

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

    The Trustee shall send copies of any request received from the Certificate Insurer or the Sponsor to take any action pursuant to this Section to the other party.

    (b) The Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement and of the Certificate Insurer, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences that may be unlawful or in violation of the rights of the Holders; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and
(ii) when required by this Agreement, have been requested to take such action by a majority of the Percentage Interests represented by the Class A Certificates then Outstanding or, if there are no longer any Class A Certificates then outstanding, by such majority of the Percentage Interests represented by the Class B Certificates.

    (c) The Trustee shall execute any instrument reasonably required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

    Section 6.4. Performance of Obligations. The Trustee will not take any action that would release the Sponsor, the Servicer, the Originator or the Certificate Insurer from any of their respective covenants or obligations under any instrument or document relating to the Trust Estate or the Certificates or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

    The Trustee may contract with other Persons to assist it in performing its duties hereunder.

    Section 6.5. Negative Covenants. The Trustee will not, to the extent within the control of the Trustee, take any of the following actions:

         (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

         (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Holder by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

         (iii)incur, assume or guaranty on behalf of the Trust any indebtedness of any Person except pursuant to this Agreement;

         (iv) dissolve or liquidate the Trust Estate in whole or in part, except pursuant to Article IX hereof; or


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

         (v) (A) impair the validity or effectiveness of this Agreement, or release any Person from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby, or (B) create or extend any lien, charge, adverse claim, security interest, mortgage or other encumbrance to or upon the Trust Estate or any part thereof or any interest therein or the proceeds thereof, except as may be expressly permitted herein.

    Section 6.6 No Other Powers. The Trustee will not, to the extent within the control of the Trustee, permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.3 hereof.

    Section 6.7 Limitation of Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policy or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

    (1) such Holder has previously given written notice to the Sponsor and the Trustee of such Holder's intention to institute such proceeding;

    (2) the Holders of not less than 25% of the Percentage Interests represented by the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class B Certificates, shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default;

    (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

    (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

    (5) as long as any Class A Certificates are Outstanding, the Certificate Insurer consented in writing thereto; and

    (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Certificate Insurer or by the Holders of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class B Certificates;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Holder of the same Class or to obtain or to seek to obtain priority or preference over any other Holder of the same Class or to enforce any right

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

under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the same Class.

    In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more Classes of Holders, each representing less than a majority of the applicable Class of Certificates, the Trustee shall act at the direction of the Certificate Insurer.

    Section 6.8 Unconditional Rights of Holders to Receive Distributions. Notwithstanding any other provision in this Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

    Section 6.9 Rights and Remedies Cumulative. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    Section 6.10 Delay or Omission Not Waiver. No delay of the Trustee, the Certificate Insurer or any Holder of any Certificate to exercise any right or remedy under this Agreement to any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer or by the Holders, as the case may be.

    Section 6.11 Control by Holders. The Certificate Insurer or the Majority Holders, with the consent of the Certificate Insurer (which may not be unreasonably withheld) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.3 and Section 8.20 hereof; provided that:

    (1) such direction shall not be in conflict with any rule of law or with this Agreement;

    (2) the Trustee shall have been provided with indemnity satisfactory to it; and

    (3) the Trustee may take any other action deemed proper by the Trustee, which is not inconsistent with such direction; provided, however, that the Trustee need not take
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

         any action that it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

                                     ARTICLE VII
                         ACCOUNTS, DISBURSEMENTS AND RELEASES

    Section 7.1 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Servicer or by any Sub-Servicer and (b) Insured Payments in accordance with the terms of the Certificate Insurance Policy. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.2(b) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

    Section 7.2 Establishment of Certificate Account. The Sponsor shall establish and maintain, at the Corporate Trust Office, the Certificate Account to be held by the Trustee as a segregated trust account in the name of the Trust so long as the Trustee qualifies as a Designated Depository Institution and if the Trustee does not qualify, then by any Designated Depository Institution for the benefit of the Holders of the Certificates and the Certificate Insurer, as their interests may appear. The Certificate Account and the amounts deposited therein shall not be subject to any claim, lien or encumbrance of any creditor or depositor of the Trustee or the Sponsor (whether made directly or indirectly through a liquidator, receiver or trustee in bankruptcy of the Trustee or the Sponsor).

    Section 7.3  The Certificate Insurance Policy.

    (a)  (i)       By 12:00 noon New York City time on each Determination Date the Trustee shall determine with respect to the immediately following Payment Date the amount (after taking into account investment earnings) expected to be on deposit in the Certificate Account on such Payment Date with respect to Group I (including, in the case of the Determination Date relating to the Payment Date occurring in January 1998, the Group I Closing Date Deposit) and equal to the sum of (A) such amount excluding the amount of any Total Monthly Excess
                   Cashflow relating to Group I included in such amount for the related Payment Date plus (B) any amount of Total Monthly
                   Excess Cashflow from either Group to be applied on account of Group I on such Payment Date. The amount described in clause (A) of the preceding sentence with respect to each Payment Date, after taking into account the portion of the Group I Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Insured Payment to be made with respect to Group I on such Payment Date, is the "Group I Available Funds"; the sum of the amounts described
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

                   in clauses (A) and (B) of the preceding sentence with respect to each Payment Date is the "Group I Total Available Funds."

         (ii) By 12:00 Noon New York City time on each Determination Date the Trustee shall determine with respect to the immediately following Payment Date the amount (after taking into account investment earnings) expected to be on deposit in the Certificate Account on such Payment Date with respect to Group II (including, in the case of the Determination Date relating to the Payment Date occurring in January 1998, the Group II Closing Date Deposit) and equal to the sum of (A) such amount excluding the amount of any Total Monthly Excess Cashflow relating to Group II included in such amount for the related Payment Date plus (B) any amounts of Total Monthly Excess Cashflow from either Group to be applied on account of Group II on such Payment Date. The amount described in clause (A) of the preceding sentence with respect to each Payment Date, after taking into account the portion of the Group II Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Insured Payment to be made with respect to Group II on such Payment Date, is the "Group II Available Funds" the sum of the amounts described in clauses (A) and (B) of the preceding sentence with respect to each Payment Date is the "Group II Total Available Funds."

    (b) If the Group I Insured Distribution Amount for any Payment Date exceeds the Group I Total Available Funds for such Payment Date (but net of any Group I Reimbursement Amount, Group I Premium Amount and Group I Monthly Trustee Fee Amount) (such event being a "Group I Total Available Funds Shortfall"), the Trustee shall complete a notice in the form of Exhibit A attached to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 5:00 p.m. New York City time on the Determination Date as a claim for an Insured Payment in an amount equal to such Group I Total Available Funds Shortfall. The notice shall specify the amount of the Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy. Similarly, if on any Payment Date the Group II Insured Distribution Amount exceeds the Group II Total Available Funds for such Payment Date (but net of any Group II Reimbursement Amount, Group II Premium Amount and Group II Monthly Trustee Fee Amount) (such event being a "Group II Total Available Funds Shortfall"), the Trustee shall complete a Notice in the form of Exhibit A attached to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 5:00 p.m. New York City time on the Determination Date as a claim for an Insured Payment in an amount equal to such Group II Total Available Funds Shortfall.

    (c) The Trustee shall report to the Sponsor, the Certificate Insurer and the Servicer with respect to the amounts then held in each Account held by the Trustee and the identity of the investments included therein, as the Sponsor, the Certificate Insurer or the Servicer may from time to time request. Without limiting the generality of the foregoing, the Trustee, at the request

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of the Sponsor, the Certificate Insurer or the Servicer, shall transmit promptly to the Certificate Insurer, the Sponsor and the Servicer copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Servicer.

    (d) The Trustee shall (i) receive as attorney-in-fact of the Holders of the Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to such Holders as set forth in Section 7.5(b). Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust with respect to the Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of Insured Payments as the deemed assignee of such Holders, as hereinafter provided. The Trust and the Trustee hereby agree on behalf of each Holder of Class A Certificates for the benefit of the Certificate Insurer that they recognize that to the extent the Certificate Insurer pays Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Holders of the Class A Certificates, the Certificate Insurer will be entitled to receive the amount of any Class A Interest Carry-Forward Amount and Class A Principal Carry-Forward Amount (each calculated for purposes of this Section without regard to any related Insured Payment) and will be subrogated to the rights of the Holders of the Class A Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a Holder of such Class A Certificates and shall receive future distributions of the Class A Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed, as described in the following paragraph, and without duplication of any Reimbursement Amounts paid pursuant to Section 7.5. To evidence such subrogation, the Trustee shall note the Certificate Insurer's rights as subrogee on the Register upon receipt from the Certificate Insurer of proof of the payment of any Insured Payment, after making the distribution on any such future Payment Date to Holders of the Class A Certificates other than to the Certificate Insurer.

    It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Payment Date for amounts previously paid by it unless on such Payment Date the Holders of the Class A Certificates shall also have received the full amount of the Class A Distribution Amount (exclusive of any Class A Interest Carry-Forward Amount and Class A Principal Carry Forward Amount, representing amounts previously paid to the Holders of the Class A Certificates as Insured Payments) for such Payment Date.

    The Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Sections 7.5(b)(iii) and (iv) hereof with respect to each Insured Payment made by the Certificate Insurer. The Trustee hereby agrees on behalf of each Holder of Class A Certificates and the Trust for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Holders of such Class A Certificates, the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Sections 7.5(b)(iii) and (iv).

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    (e)    Each Holder of a Class A Certificate that pays any Preference
Amounts theretofore received by such Holder on account of such Class A Certificate will be entitled to receive reimbursement for such amounts from the Certificate Insurer in accordance with the terms of the Certificate Insurance Policy, but only after (i) delivering a copy to the Certificate Insurer of a final, nonappealable order (a "Preference Order") of a court having competent jurisdiction under the United States Bankruptcy Code demanding payment of such amount to the bankruptcy court, (ii) irrevocably assigning such Holder's rights and claim with respect to such Preference Order to the Certificate Insurer in such form as is required by the Certificate Insurer, and (iii) appointing the Certificate Insurer as such Holder's agent in respect of such claim or amount in such form as required by the Certificate Insurer. In no event, however, shall any Holder of a Class A be entitled to reimbursement for any payment avoided under a Preference Order as to which the Certificate Insurer previously has made a payment under the Certificate Insurance Policy, nor is the Certificate Insurer obligated to make any payment in respect of any payment avoided under a Preference Order that represents a payment of the principal amount of the Class A Certificates prior to the time the Certificate Insurer otherwise would have been required to make a payment in respect of such principal.

    The Trustee, for itself and on behalf of the Holders, agrees that the Certificate Insurer may at any time during the continuation of any proceeding relating to a Preference Order direct all matters relating to such Preference Order, including, without limitation, the direction of any appeal of any order relating to such Preference Order and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated, to the extent of Insured Payments, to the rights of the Sponsor, the Servicer, the Trustee and each Holder in the conduct of any such preference claim, including without limitation, all rights of any party to any adversarial proceeding or action with respect to any court order issued in connection with any such preference claim.

    (f) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

    Section 7.4  Closing Date Deposit Account.

    (a) The Trustee shall establish and maintain the Closing Date Deposit Account. On the Closing Date, the Trustee will deposit in the Closing Date Deposit Account the Closing Date Deposit. The Trustee shall hold the portion of the Closing Date Deposit equal to the amount determined pursuant to clause
(a) of the definition of the term "Closing Date Deposit" (the "Group I Closing Date Deposit") for the benefit of the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the portion of the Closing Date Deposit equal to the amount determined pursuant to clause (b) of the definition of the term "Closing Date Deposit" (the "Group II Closing Date Deposit") for the benefit of the Holders of the Class A-5 Certificates. On

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the January 1998 Remittance Date, (a) an amount equal to the Group I Closing
Date Deposit shall be withdrawn from the Closing Date Deposit Account and deposited into the Certificate Account and (b) an amount equal to the Group II Closing Date Deposit shall be withdrawn from the Closing Date Deposit Account and deposited into the Certificate Account in respect of Group II Available Funds for the related Remittance Date. Any amounts so deposited shall not be invested in Eligible Investments or otherwise.

    (b)     The Closing Date Deposit Account will be part of the Trust
Estate but not part of the REMIC. Amounts held in the Closing Date Deposit Account shall be invested in Eligible Investments, which Eligible Investments shall mature no later than the Remittance Date relating to the January 1998 Payment Date. The Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof. All interest and other investment earnings on amounts held in the Closing Date Deposit Account shall be paid by the Trustee to the Sponsor on the January 1998 Payment Date and for federal and state income tax purposes the Sponsor shall be deemed to be the owner of the Closing Date Deposit Account. Any losses realized in connection with any such investment shall be for the account of the Sponsor and the Sponsor shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Closing Date Deposit Account immediately upon the realization of such loss. All amounts earned on deposit in the Closing Date Deposit Account shall be taxed to the Sponsor.

    Section 7.5  Flow of Funds.

    (a) The Trustee shall deposit to the Certificate Account, without duplication, upon receipt, any Insured Payments, the proceeds of any liquidation of the assets of the Trust, the Monthly Remittance Amount remitted by the Servicer or any Sub-Servicer, together with any Substitution Amounts and any Loan Purchase Price amounts received by the Trustee.

    (b) With respect to the Certificate Account on each Payment Date, the Trustee shall, based upon the information set forth in a report provided by the Servicer and based upon a calculation made by the Trustee, make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

          (i) first, to the Certificate Insurer, from amounts then on deposit in the Certificate Account, (x) from amounts then on deposit therein with respect to Group I, the Group I Premium Amount for such Payment Date and (y) from amounts then on deposit therein with respect to Group II, the Group
                    II Premium Amount for such Payment Date;

          (ii) second, to the Trustee, from amounts then on deposit in the Certificate Account, (x) from amounts then on deposit therein with respect to Group I, the Group I Monthly Trustee Fee Amount for such Payment Date and (y) from amounts then on deposit therein with respect to Group II, the

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

                   Group II Monthly Trustee Fee Amount for such Payment Date, together with expenses (to the extent not paid by the Sponsor or the Servicer pursuant to Section 2.5) for such Payment Date;

          (iii) third, on each Payment Date, the Trustee shall allocate, with respect to each Mortgage Loan Group an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Mortgage Loan Group and Payment Date plus (y) any Subordination Reduction Amount with respect to such Mortgage Loan Group and Payment Date (such sum being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Payment Date) in the following order of priority:

                   (A) first, such Total Monthly Excess Cashflow shall be allocated on such Payment Date with respect to the related Mortgage Loan Group in an amount equal to the difference, if any, between (x) the Group I Formula Distribution Amount or the Group II Formula Distribution Amount, as applicable, for such Payment Date and (y) the Available Funds with respect to such Mortgage Loan Group for such Payment Date (the amount of such difference being the "Available Funds Shortfall" with respect to the related Mortgage Loan Group);

                   (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the application described in clause (A) above shall be allocated against any Available Funds Shortfall with respect to the other Mortgage Loan Group;

                   (C) third, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (A) and (B) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount with respect to the related Mortgage Loan Group; and

                   (D) fourth, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (A), (B) and (C) above shall be paid to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Mortgage Loan Group.

           (iv) fourth, on each Payment Date, the Trustee shall pay to the Certificate Insurer an amount equal to the lesser of (x) the excess of (i) the amount then on deposit in the Certificate Account over (ii) the Insured Distribution

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

                   Amount for such Payment Date and (y) any Reimbursement Amount as of such Payment Date not reimbursed pursuant to clause
                   (iii) above.

            (v) fifth, from remaining amounts then on deposit in the Certificate Account for the related Mortgage Loan Group, together with the amount of any related Insured Payment, concurrently to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates, respectively, the Class A Interest Distribution Amount for each such Class of Class A Certificates;

           (vi) sixth, from remaining amounts then on deposit in the Certificate Account for the Group I, together with the amount of any related Insured Payment, to the Holders of the Class A-4 Certificates, in reduction of the Class A-4 Certificate Principal Balance, an amount equal to the Class A-4 Lockout Distribution;

          (vii) seventh, from remaining amounts then on deposit in the Certificate Account for Group I, together with the amount of any related Insured Payment, in respect of the Group I Principal Distribution Amount, net of amounts distributed pursuant to clause (vi), to the Holders of the Class A-1 Certificates, in reduction of the Class A-1 Certificate Principal Balance, until such Class A-1 Certificate Principal Balance is reduced to zero, then to the Holders of the Class A-2 Certificates, in reduction of the Class A-2 Certificate Principal Balance, until such Class A-2 Certificate Principal Balance is reduced to zero, then to the Holders of the Class A-3 Certificates, in reduction of the Class A-3 Certificate Principal Balance, until such Class A-3 Certificate Principal Balance is reduced to zero, then to the Holders of the Class A-4 Certificates, in reduction of the Class A-4 Certificate Principal Balance, until such Class A-4 Certificate Principal Balance is reduced to zero;

         (viii) eighth, from remaining amounts then on deposit in the Certificate Account for Group II, together with the amount of any related Insured Payment, in respect of the Group II Principal Distribution Amount, to the Holders of the Class A-5 Certificates, in reduction of the Class A-5 Certificate Principal Balance, until such Class A-5 Certificate Principal Balance is reduced to zero;

           (ix)    ninth, to the Reserve Fund, to the extent of the lesser of
                   (i) all remaining amounts then on deposit in the Certificate Account for Group II, and (ii) amounts distributable pursuant to clause (x) below, which distribution shall be deemed to be made to the Holders of the Class B Certificates as part of the Class B Distribution Amount to the extent allocable to the

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

                   Class B Distribution Amount and any excess shall be deemed to be made to the Class RL Certificates to the extent of the balances thereof and then to the Class RU Certificates;

            (x) tenth, from amounts deposited into the Reserve Fund pursuant to the preceding clause, to the Holders of the Class A-5 Certificates, an amount equal to the Available Funds Cap Carry-Forward Amount for such Payment Date;

           (xi) eleventh, on each Payment Date, the Trustee shall distribute from the amount, if any, remaining on deposit in the Certificate Account after the allocations described in clauses (i) through (x) above, to the Holders of the Class B Certificates, the lesser of (x) such remaining available funds and (y) the Class B Interest in excess of the amount deposited in the Reserve Fund pursuant to clause (ix) to the extent allocable to the Class B Certificates; however, any unpaid Class B Interest for such Payment Date shall be added to the Class B Certificate Principal Balance;

          (xii) twelfth, on each Payment Date, the Trustee shall distribute from the amount, if any, remaining on deposit in the Certificate Account after the allocations described in clause (i) through (xi) above, to the Holders of the Class B Certificates, the lesser of (x) such remaining available funds and (y) the Class B Distribution Amount as of such Payment Date, less the amounts distributed pursuant to clause (ix) to the extent allocable to the Class B Certificates and clause (xi), applied as a distribution of principal on account of the Class B Certificates, until the Class B Certificate Principal Balance has been reduced to zero;

          (xii) thirteenth, from the amount, if any, remaining on deposit in the Certificate Account following the making by the Trustee of all allocations, transfers and disbursements described above under the prior clauses of this Section (including any related Insured Payment with respect to the Class A Certificates), the Trustee shall pay to the Servicer, to the extent the Servicer has not otherwise withheld such amounts pursuant to Sections 8.8(c) and (d), any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and accrued and unpaid Servicing Fees, in each case as certified to the Trustee by the Servicer to be owing to it as of such Payment Date, and/or to the Trustee, any reimbursable amounts then unpaid to the Trustee;

          (xiv) fourteenth, on each Payment Date, the Trustee shall apply the amount, if any, remaining in the Certificate Account after the allocations described in clauses (i) through
                   (xiii) above, to the Holders of the Class RL Certificates;

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

provided, however, that if, on any Payment Date, (x) the Certificate Insurer is then in default under the Certificate Insurance Policy relating to the Mortgage Loans and (y) a Group I Subordination Deficit exists, then any distribution of the Group I Principal Distribution Amount on such Payment Date shall be made pro rata to the Holders of each of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates. Notwithstanding any of the distributions or allocations set forth in clauses (ix), (xi) and (xii) above, no money will be allocated or distributed to the Holders of the Class B Certificates on any Payment Date unless the Subordinated Amount for each Mortgage Loan Group is equal to or greater than the required Specified Subordinated Amount for such Mortgage Loan Group as determined after distributions in clauses (i) through (x) for such Payment Date.

     (c) Notwithstanding clauses (b)(v), (vi) and (vii) above, the aggregate amounts distributed on all Payment Dates to the Holders of the Class A Certificates on account of principal shall not exceed the Original Class A Certificate Principal Balance.

     (d) Any amounts properly distributed to the Holders of the Class B Certificates or to the Holders of the Residual Certificates pursuant to the terms of this Agreement shall be distributed free of the subordination described herein, and any such amounts shall in no event be required to be returned to the Trustee or paid over to the Holders of the Class A Certificates, except as provided in Section 7.5(b)(ix) and (xi).

     (e) Whenever, during the administration of the Trust, there comes into the possession of the Trustee any money or property that this Agreement does not otherwise require to be distributed on account of the Class A Certificates or the Class B Certificates, the Trustee shall distribute such money or other property to the Holders of the Class RL Certificates.

         Section 7.6  Investment of Accounts.

     (a) So long as no event described in Sections 8.20(a) hereof shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts held by the Trustee shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Holders, as directed in writing by the Servicer, in one or more Eligible Investments bearing interest or sold at a discount. No investment in any Account shall mature later than the Payment Date.

     (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

     (c) Subject to Section 10.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any

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


Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     (d) The Trustee shall hold funds in the Accounts held by the Trustee uninvested upon the occurrence of either of the following events:

              (i) the Servicer or the Certificate Insurer, as the case may be, shall have failed to give investment directions to the Trustee within ten days after receipt of a written request for such directions from the Trustee; or

             (ii) the Servicer or the Certificate Insurer, as the case may be, shall have failed to give investment directions to the Trustee during the ten-day period described in clause (i) preceding, by 11:15 a.m. New York time (or such other time as may be agreed by the Servicer or the Certificate Insurer, as the case may be, and the Trustee) on any Business Day (any such investment by the Trustee pursuant to this clause
                    (ii) to mature on the next Business Day after the date of such investment).

     (e) For purposes of investment, the Trustee may but shall not be required to aggregate all amounts on deposit in the Accounts. All income or other gain from investments in the Accounts shall be deposited in the related Account immediately on receipt.

      Section 7.7   Eligible Investments.  The following are Eligible
Investments:

    (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

     (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

     (c) FHLMC senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

     (d) FNMA senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

     (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by S&P and P-1 by Moody's.

     (f) Deposits of any bank or savings and loan association that has combined capital, surplus and undivided profits of at least $50,000,000, which deposits are not in excess of the

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

applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and "Baa3" by Moody's.

     (g) Commercial paper (having original maturities of not more than 270 days) rated A-1 or better by S&P and P-1 or better by Moody's.

     (h) Investments in money market or common trust funds (including money market funds advised by the Trustee or any of its affiliates) rated AAAm or AAAm-G by S&P and Aaa by Moody's.

     (i) Such other investments as have been approved in writing by S&P, Moody's and the Certificate Insurer;

provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Any Eligible Investment may be purchased by or through the Trustee or any of its affiliates.

    Section 7.8   Reports by Trustee.

     (a) On each Payment Date, the Trustee shall provide to each Holder, to the Servicer, to the Certificate Insurer, to the Underwriter, to the Sponsor, to S&P and to Moody's a written report in substantially the form set forth as Exhibit I hereto, as such form may be revised by the Trustee, the Servicer, Moody's and S&P from time to time, but in every case setting forth the information requested on Exhibit I hereto and the following information, in each case as of such Payment Date:

            (i) the amount of the distribution with respect to each Class of the Class A Certificates, the Class B Certificates and the Residual Certificates;

           (ii) the amount of such distributions allocable to principal on the related Certificates, separately identifying the aggregate amount of regularly scheduled installment payments of principal, any Prepayments or other unscheduled recoveries of principal included therein and separately identifying any Subordination Increase Amount;

          (iii) the amount of such distributions allocable to interest on the related Certificates;



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

           (iv) the Monthly Remittance Amount for each Mortgage Loan Group, separately identifying the Mortgage interest and principal collections;

            (v) the Class A Certificate Principal Balance for each Class of Class A Certificates, together with the principal amount of the Class A Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Payment Date;

           (vi) the Class B Certificate Principal Balance, together with the principal amount of the Class B Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Payment Date;

          (vii)  the amounts described in Sections 7.5(b)(iii), (iv) and (xiii);

         (viii) the amount of any Insured Payment included in the amounts distributed on any of the Class A Certificates on such Payment Date, and the aggregate unreimbursed Insured Payments outstanding since the Closing Date;

           (ix) information furnished by the Sponsor pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Holders in computing their market discount;

            (x) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution;

           (xi)  the amount of any Subordination Reduction Amount;

          (xii) the amounts, if any, of any Realized Losses for the related Remittance Period and the Aggregate Loan Balance of Mortgage Loans that experienced such Realized Losses, the Cumulative Loss Amount and the Rolling Three Month Delinquency Rate, in each case by Mortgage Loan Group as of such Payment Date and the Actual Loss Severity and Loss Coverage Ratio as of such Payment Date;

         (xiii) a number with respect to each Class of the Class A Certificates (the "Pool Factor") computed by dividing the Class A Certificate Principal Balance of such Class (after giving effect to any distribution of principal to be made on such Payment Date) by the Original Class A Certificate Principal Balance of such Class;

          (xiv) the aggregate of any Insurance Proceeds received by the Servicer during the related Remittance Period;
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

           (xv) the Specified Subordinated Amount, and the Subordinated Amount for each Mortgage Loan Group;

          (xvi) the weighted average Coupon Rate of the Mortgage Loans for each Mortgage Loan Group, and the weighted average maturity of the Mortgage Loans for each Mortgage Loan Group; and

         (xvii)  the Aggregate Loan Balance for each Mortgage Loan Group.


    Items (i) through (iii) above shall, with respect to the Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Holder of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to the Holders pursuant to any requirements of the Code as are in force from time to time.

    (b) In addition, on each Payment Date, the Trustee will distribute to each Holder, to the Certificate Insurer, to the Underwriter, to the Servicer, to the Sponsor, to S&P and to Moody's, together with the information described in Subsection (a) preceding, the following information as of the close of business on the last Business Day of the prior calendar month (or later day within the calendar month prior to such Payment Date that the Servicer elects as a reporting cut-off), which is pursuant to Section 8.8(d)(ii) required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Remittance Date:

           (i) for each Mortgage Loan Group, the total number of Mortgage Loans and the Aggregate Loan Balance thereof, together with the number, aggregate principal balances of the Mortgage Loans and the percentage of all Mortgage Loans, identified by Mortgage Loan Group, (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent;

           (ii) the number, Aggregate Loan Balance of all Mortgage Loans and percentage by Mortgage Loan Group of the Aggregate Loan Balance of such Mortgage Loans, identified by Mortgage Loan Group, in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

          (iii) the number, Aggregate Loan Balance of all Mortgage Loans and percentage by Mortgage Loan Group of the Aggregate Loan Balance of such Mortgage Loans, identified by Mortgage Loan Group, relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage

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


                Loans are also included in any of the statistics described in the foregoing clause (i));


           (iv) the number, Aggregate Loan Balance of all Mortgage Loans and percentage by Mortgage Loan Group of the Aggregate Loan Balance of such Mortgage Loans, identified by Mortgage Loan Group, relating to REO Properties (and whether any such Mortgage
                Loans are also included in any of the statistics described in the foregoing clause (i));

            (v) the book value of any REO Property;

           (vi) the number and amount of all Prepayments received in respect of each Mortgage Loan Group (and separately setting forth the number and amount of any voluntary Prepayments in full);

          (vii) the number and Aggregate Loan Balance of all Mortgages, identified by Mortgage Loan Group, subject to losses;

         (viii) the number and Aggregate Loan Balance of Mortgages, identified by Mortgage Loan Group, outstanding; and

           (ix) a Form of Liquidation Report, substantially in the form of Exhibit K hereto, for each Mortgage Loan that has experienced a Realized Loss during the Remittance Period.

    Section 7.9  Additional Reports by Trustee.

    (a) The Trustee shall report to the Sponsor, the Servicer and the Certificate Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Sponsor, the Servicer or the Certificate Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Sponsor, the Servicer or the Certificate Insurer, transmit promptly to the Sponsor, the Servicer and the Certificate Insurer copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Servicer. The content of reports by the Trustee pursuant to this subsection shall consist of its trust accounting system statements.

    (b) The Trustee is hereby authorized to execute purchases and sales directed by the Servicer through the facilities of its own trading or capital markets operations. The Trustee shall send statements to the servicer monthly reflecting activity for each account created hereunder for the preceding month. Although the Servicer recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Servicer hereby agrees that confirmations of investments are not required to be issued by the Trustee for each

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

month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision hereof if no activity occurred in the account for such month.

    (c) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer and each of Moody's and S&P with respect to its actual knowledge, without independent investigation, of any breach of any of the Representations and Warranties. On the date that is eighteen months after the Startup Day, the Trustee shall provide the Certificate Insurer with a written report of all of such inaccuracies to such date of which it has actual knowledge, without independent investigation, and of the action taken by the Originator under the related Master Transfer Agreement or by the Sponsor under Section 3.4(a) hereof with respect thereto.

    Section 7.10 Allocation of Realized Losses. If, on any Payment Date, and following the making of all allocations, transfers and distributions (other than as provided in this Section) on such Payment Date (x) the sum of
(i) the Group I Certificate Principal Balance and (ii) the portions of the Class B Certificate Principal Balance and the Class RL Certificate Principal Balance evidencing an interest in the Mortgage Loans in Group I exceeds (y) the Group I Aggregate Loan Balance as of the close of business on the last day of the related Remittance Period, or (x) the sum of (i) the Group II Certificate Principal Balance and (ii) the portions of the Class B Certificate Principal Balance and the Class RL Certificate Principal Balance evidencing an interest in the Mortgage Loans in Group II exceeds (y) the Group II Aggregate Loan Balance as of the close of business on the last day of the related Remittance Period, (any such excess, "Allocable Losses"), such Allocable Losses shall be applied as a reduction of the Class RL Certificate Principal Balance until the Class RL Certificate Principal Balance has been reduced to zero, then to the Class B Certificate Principal Balance until the Class B Certificate Principal Balance has been reduced to zero and allocated to the corresponding Lower-Tier Interests pursuant to Section 2.8(c).

    Section 7.11   Reserve Fund.

    (a) The Trustee shall establish and maintain a separate trust account in its own name and designated "Reserve Fund/EquiVantage Home Equity Loan Trust Pass-Through Certificates, Series 1997-4", which account shall be an Eligible Account and which shall be used to make payments under the Cap Agreement with respect to the Class A-5 Certificates in accordance with
Section 7.5. The Trustee shall account for payments made to the Class A-5 Certificates under the Cap Agreement separately from the other distributions on the Class A-5 Certificates. Any amounts deposited into the Reserve Fund pursuant to Section 7.5 hereof shall by held in non-interest bearing accounts.

    (b) The Reserve Fund will be part of the Trust Fund but not part of either the Upper-Tier REMIC or the Lower-Tier REMIC. For federal and state income tax purposes the Holders of the Class B Certificates shall be deemed to be the owners of the Reserve Fund except that the Holders of the Class RL Certificates and the Class RU Certificates shall be deemed to be the owners to the extent any distributions pursuant to Section 7.5(ix) are allocable to such

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

Certificates, respectively. Any amounts transferred by the Upper-Tier REMIC to the Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Holders of the Class B Certificates or the Class RL Certificates, as the case may be. Any amounts remaining in the Reserve Fund upon termination of the Trust shall be paid to the Holders of the Class A-5 Certificates, to the extent of any outstanding Available Funds Cap Carry-Forward Amount, and thereafter to the Holders of the Class B Certificates until paid in full, then to the Class RL Certificates until paid in full, and then to the Class RU Certificates.

                                      ARTICLE VIII
                 SERVICING AND ADMINISTRATION OF MORTGAGE LOANS

    Section 8.1   Servicer and Sub-Servicers.

    (a) Acting directly or through one or more Sub-Servicers as provided in Section 8.3, the Servicer, as master servicer, shall service and administer the Mortgage Loans for the benefit, and in the best interests of, the Holders and, to the extent not conflicting with the best interests of the Holders, the interest of the Certificate Insurer in accordance with this Agreement and applicable law and with reasonable care, and using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself or others (the "Servicing Standards"), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable. To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal of and interest on the Mortgage Loans. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Servicer shall not have any duties, responsibilities, or fiduciary relationship with the Trustee except those expressly set forth herein.

    (b) The duties of the Servicer shall include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, filing reports of foreclosures and abandonments of any Mortgaged Property required by Code Section 6050J, paying Compensating Interest and making Delinquency Advances and Servicing Advances pursuant hereto. The Servicer and any Sub-Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer or Sub-Servicer, as applicable. The Servicer shall cooperate with the Trustee and furnish to the Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the Trustee to perform its duties hereunder. The Trustee shall furnish the Servicer and any Sub-Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer and any Sub-Servicer to carry out its servicing and administrative duties hereunder.

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

    (c)     Without limiting the generality of the foregoing, the Servicer
(i) shall continue, and is hereby authorized and empowered by the Trustee, subject to Section 8.1(a), to execute and deliver, on behalf of itself, the Holders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial release, subject to the provisions of Section 8.1(i) below, or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification (x) will not be to affect materially and adversely the security afforded by the related Property, the timing of receipt or amounts of any payments required hereby or the interests of the Certificate Insurer and (y) will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC; provided, however, that the Servicer shall not consent to any such modifications without the prior consent of the Certificate Insurer if the Aggregate Loan Balance of all Mortgage Loans that have been subject to modifications pursuant to this Section exceeds 5% of the Original Aggregate Loan Balance. For purposes of the foregoing proviso, no modification that provides for partial releases pursuant to Section 8.1(i), modification pursuant to Section 8.2 or assumptions pursuant to Section 8.12 will be counted toward such 5% limit. The Servicer will, however, notify the Certificate Insurer of all partial releases to the extent that the Aggregate Loan Balance of Mortgage Loans affected by such partial releases exceeds 5% of the Original Aggregate Loan Balance.

    (d) The parties intend that the Upper-Tier REMIC and the Lower-Tier REMIC each shall constitute, and that the affairs of the Trust shall be conducted so as to qualify each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of the Trust and that in such capacity it shall:
(i) use its best efforts to conduct the affairs of the Trust at all times that any Class of Certificates are outstanding so as to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC under the REMIC Provisions; (ii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Upper-Tier REMIC or the Lower-Tier REMIC or that would subject the Upper-Tier REMIC or the Lower-Tier REMIC to tax and (iii) exercise reasonable care not to allow the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC.

    (e) The Servicer may, and is hereby authorized to, perform any or all of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Servicer with respect to such Mortgage Loans under this Agreement.

    (f) Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf

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of itself, the Holders and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Trust, and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trust. Section 8.14(a) shall constitute a power of attorney from the Trustee to the Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). Subject to Sections
8.13 and 8.14, the Trustee shall furnish the Servicer with any powers of attorney and other documents as the Servicer or such Sub-Servicer shall reasonably request to enable the Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

    (g) The Servicer shall give prompt notice to the Trustee and the Certificate Insurer of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

    (h) Unreimbursed Servicing Advances incurred by the Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Servicer or such Sub-Servicer to the extent described in Section 8.9(c) and in Section 7.5(b)(xiii) hereof.

    (i) The Servicer shall have the right to approve requests of Mortgagors for consent to partial releases or division of Mortgaged Properties. No such request shall be approved by the Servicer unless: (A)
(w) the provisions of the related Note and Mortgage have been complied with,
(x) the loan-to-value ratio (which may, for this purpose be determined at the time of any such action in a manner reasonably acceptable to the Certificate Insurer) after any release does not exceed the loan-to-value ratio set forth for such Mortgage Loan in the related Schedule of Mortgage Loans, and (y) the lien priority of the related Mortgage is not affected; or (B) the Certificate Insurer shall have approved the granting of such request; or (C) the partial release is expressly provided for by the terms of the Mortgage Loan.

    (j) Each of the Sponsor and the Servicer may make loans to and generally engage in any kind of business with the Mortgagors and/or any other obligors under the Mortgage Loans as though either the Sponsor or the Servicer were not a party to this Agreement; provided that the foregoing shall not have a material adverse effect on the transactions contemplated by this Agreement. Each of the Sponsor and the Servicer may have other existing loans and in the future may make additional loans to any of the Mortgagors and/or to other obligors under the Mortgage Loans, which other and/or additional loans may not be sold, or a loan participation therein granted, to the Trustee. The Servicer shall collect payments under the Mortgage Loans in the same preference and priority as the collection and/or enforcement of any other and/or additional loans by the Servicer.

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    (k)     Each of the Sponsor, the Servicer and the Trustee shall be entitled to rely, and shall be fully protected in relying, upon any promissory note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Mortgagor(s)), independent accountants and other experts selected by the Sponsor or the Trustee. The Servicer shall be fully justified in failing or refusing to take any action under this Agreement for which it has sought and failed to receive instructions from the Trustee, provided that the Servicer is entitled to receive instructions from the Trustee hereunder. The Servicer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Mortgage Loans in accordance with an express written request of the Trustee, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Sponsor and Trustee.

    (l) The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent of the Trustee.

    Section 8.2  Collection of Certain Mortgage Loan Payments.

    (a) The Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees that may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule, not to exceed twelve (12) months in duration, for the payment of delinquent payments due on the related Mortgage Loan (it being understood that such Mortgagor will be considered Delinquent until all such delinquent payments have been made), (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with the Servicer's general policies for comparable mortgage loans subject to such Act, (iv) with respect to Mortgage Loans aggregating not more than 5% of the Original Aggregate Loan Balance, extend the due date for payments due on a Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment (during which extension the Mortgagor will not be considered Delinquent with respect to the payment(s) for which the due date is so extended), (v) amend any Note to extend the maturity thereof, provided that no maturity shall be extended by more than three (3) months and that no more than 5% of the Original Aggregate Loan Balance shall be modified to have a maturity date that has been extended beyond the maturity date thereof as of the Cut-Off Date without the prior consent of the Certificate Insurer.

    (b) The Servicer shall hold in escrow in the Principal and Interest Account on behalf of the related Mortgagor all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Note.

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    Section 8.3  Sub-Servicing Agreements Between Servicer and Sub-Servicers.
 The Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement and that is acceptable to the Certificate Insurer and is experienced in serving loans of a type similar to the Mortgage Loans and has equity of at least $2,500,000, as determined in accordance with generally accepted accounting principles. The Servicer shall give notice to the Certificate Insurer, the Trustee, Moody's and S&P of the appointment of any Sub-Servicer and shall furnish to the Certificate Insurer, the Trustee, Moody's and S&P a copy of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. Any such Sub-Servicing Agreement may be terminated by the Trustee with the written consent of the Certificate Insurer (which consent shall not be unreasonably withheld), provided that the Servicer has been terminated hereunder. As of the Startup Day there are no Sub-Servicers.

    Section 8.4 Successor Sub-Servicers. Each Sub-Servicing Agreement shall expressly provide that the Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and either directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicer that qualifies under
Section 8.3. The Trustee shall have no duty or obligation to monitor or supervise the performance of any Sub-Servicer.

    Section 8.5 Liability of Servicer. The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or otherwise, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall have no liability to the Servicer except for payment of the Servicing Fee and reimbursement of Delinquency Advances and Servicing Advances as expressly contemplated in this Agreement. The Trust shall have no obligation to indemnify the Servicer for costs or expenses, except with respect to the preceding sentence. The Trust shall not indemnify the Servicer for any losses due to the Servicer's negligence.

    Section 8.6 No Contractual Relationship Between Sub-Servicer and Trustee or the Holders. Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Certificate Insurer, the Trustee and the Holders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in
Section 8.7.

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    Section 8.7  Assumption or Termination of Sub-Servicing Agreement by
Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trustee pursuant to Section 8.20, the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer may be assumed or terminated by the Trustee at the Trustee's option, in each case after consultation with the Certificate Insurer.

    The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

    Section 8.8  Principal and Interest Account.

    (a) The Servicer and/or each Sub-Servicer shall establish in the name of the Trust for the benefit of the Holders of the Certificates and the Certificate Insurer and maintain at one or more Designated Depository Institutions the Principal and Interest Account.

    Subject to Subsection (c) below, the Servicer and any Sub-Servicer shall deposit all receipts related to the Mortgage Loans to the Principal and Interest Account on a daily basis (but no later than the second Business Day after receipt).

    On the Startup Day, the Sponsor and/or the Servicer shall deposit to the Principal and Interest Account all scheduled payments of principal and interest due and received and all Prepayments received after the Cut-Off Date.

    (b)     All funds in the Principal and Interest Account may be held only
(i) uninvested, up to the limits insured by the FDIC or (ii) invested in Eligible Investments. The Principal and Interest Account shall be held in trust in the name of the Trust and for the benefit of the Holders of the Certificates and the Certificate Insurer. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Servicer and may only be withdrawn from the Principal and Interest Account by the Servicer immediately following the remittance of the Monthly Remittance Amounts by the Servicer. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings. The amount of any losses on investments in the Principal and Interest Account, to the extent not offset by earnings on other investments held therein, shall be deposited in the Principal and Interest Account by the Servicer promptly upon the recognition of such net losses.

    (c) The Servicer shall deposit to the Principal and Interest Account all payments of principal and interest (including Prepaid Installments) due after the Cut-Off Date, any Prepayments and Net Liquidation Proceeds collected after the Cut-Off Date, all Loan Purchase Prices and Substitution Amounts received or paid by the Servicer with respect to the Mortgage Loans, other recoveries or amounts related to the Mortgage Loans received by the Servicer,

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Compensating Interest and Delinquency Advances together with any amounts that are reimbursable from the Principal and Interest Account, amounts on account of net investment losses and any condemnation proceeds, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Servicer as permitted by Section 8.15 hereof, and (ii)
Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the sum of (A) the Loan Balance of the related Mortgage Loan plus (B) accrued and unpaid interest on such Mortgage Loan at the Coupon Rate (net of any Servicing Fee) to the date of such liquidation. Amounts described in clause
(ii) of the preceding sentence shall be retained by the Servicer as additional servicing compensation or paid over to the related Mortgagor if required by law.

    (d)       (i)  The Servicer may make withdrawals from the Principal and
                   Interest Account only for the following purposes:

                   (A) to effect the timely remittance to the Trustee of the Monthly Remittance Amounts due on each Remittance Date;

                   (B) to reimburse itself pursuant to Section 8.9 hereof for any unreimbursed Reimbursable Advances;

                   (C) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                   (D) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and

                   (E) to clear and terminate the Principal and Interest Account following the termination of the Trust pursuant to Article IX.

              (ii) On each Remittance Date, the Servicer shall send to the
                   Trustee a report, in print and/or electronic form, detailing the payments on the Mortgage Loans during the prior Remittance Period. Such report shall be in the form and have the specifications as may be agreed to between the Servicer and the Trustee from time to time. The Trustee shall have no duty or obligation with respect to the accuracy of the information contained in the report referred to in this Section.

         (iii) On each Remittance Date, the Servicer shall remit to the Trustee by wire transfer, or otherwise make funds available in immediately available funds all amounts then on deposit in the Principal and Interest Account that relate to collections on or with respect to the Mortgage Loans with respect to the immediately preceding Remittance Period, including the amount of any Delinquency Advance, any Compensating Interest, Loan Purchase

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

                   Prices and Substitution Amounts; such amount being the "Monthly Remittance Amount."

         (iv) On or before January 20, 1998, the Servicer will provide to the Certificate Insurer and the Trustee a computer tape or electronic transmission, in a format mutually agreed to by the Servicer and the Certificate Insurer, containing all of the servicing data maintained by the Servicer with respect to the Mortgage Loans as of the last day of the preceding calendar month (a "Data Tape"), together with a written explanation (the "Data Dictionary") of each of the data fields included in such Data Tape. Thereafter, on or before each subsequent Remittance Date, the Servicer will provide to the Certificate Insurer a Data Tape as of the last day of the preceding calendar month, together with a written explanation of any revisions made to the Data Dictionary during the preceding calendar month. The Certificate Insurer shall have no duty or obligation with respect to the accuracy of the information contained in any Data Tape or in the Data Dictionary.

    (e) The Servicer shall furnish the Trustee monthly statements of the Principal and Interest Account, if it is not held by the Trustee.

    (f) Notwithstanding any other provisions of this Agreement, the Servicer shall be entitled to reimburse itself for any previously unreimbursed expense otherwise reimbursable pursuant to the terms of this Agreement, including, but not limited to, any Delinquency Advance, any Servicing Advance, and any Liquidation Expense, that the Servicer determines (as evidenced by an Officer's Certificate) to be otherwise nonrecoverable by withdrawal from the Principal and Interest Account of amounts on deposit therein attributable to any of the Mortgage Loans on any Business Day prior to the Payment Date succeeding the date of any such determination.

    Section 8.9 Delinquency Advances, Compensating Interest and Servicing Advances.

    (a) On each Remittance Date the Servicer shall make a Delinquency Advance with respect to delinquent interest on each Mortgage Loan that was a Delinquent Mortgage Loan with respect to the related Remittance Period; provided, however, that the Servicer will not be required to make any Delinquency Advance if it determines that such Delinquency Advance would be an Unrecoverable Delinquency Advance.

    The Servicer shall be permitted to reimburse itself for any Delinquency Advance from any subsequent collections or recoveries on the Mortgage Loans. If not theretofore recovered by the Servicer, Delinquency Advances shall be recoverable pursuant to Section 7.5(b)(xiii) hereof.

    (b) On or prior to each Remittance Date, the Servicer shall deposit in the Principal and Interest Account with respect to any full or partial Prepayment received on a Mortgage Loan during the related Remittance Period, out of its own funds without any right of reimbursement

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therefor, an amount equal to the difference between (x) 30 days' interest at the related Coupon Rate less the Servicing Fee Rate on the Loan Balance of such Mortgage Loan as of the first day of the related Remittance Period and
(y) to the extent not previously advanced, the interest (less the Servicing
Fee) actually paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period (any such amount paid by the Servicer, "Compensating Interest"). The Servicer shall in no event be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer with respect to all Mortgage Loans for the related Remittance Period.

    (c) The Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable legal fees) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of REO Property (including, without limitation, realtor's commissions), and (iv) advances made for taxes, insurance and other charges against the Property, each such expenditure under clauses (i) - (iv) constituting a Servicing Advance, but the Servicer is only required to pay such costs and expenses to the extent the Servicer reasonably believes such costs and expenses will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such amount so paid will constitute a "Servicing Advance".

    The Servicer may recover Servicing Advances from the Mortgagors to the extent permitted by the Mortgage Loans and from Net Liquidation Proceeds, condemnation proceeds or other insurance proceeds with respect to the related Mortgage Loan pursuant to Section 7.5(b)(xiii).

    Section 8.10 Purchase of Mortgage Loans. The Servicer may, but is not obligated to, purchase for its own account any Mortgage Loan that becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer or by any Sub-Servicer pursuant to Section 8.13. Any such Loan so purchased shall be purchased by the Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Certificate Account simultaneously with the purchase of such Mortgage Loan.

    Section 8.11   Maintenance of Insurance.

    (a) The Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier licensed in the state in which the Property is located that provides for fire and extended coverage, and that provides for a recovery by the Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding Loan Balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss to the material improvements on a Property on a replacement cost basis and (iii) the full insurable value of the material improvements to the Property but in any event in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related insurance

                                         89
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policy.  No amounts advanced by the Servicer for force-placed insurance shall be added to the Loan Balance of a Mortgage Loan for any purpose under this Agreement.

    (b) If the Mortgage Loan at the time of origination relates to a Property as to which material improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and that provides for a recovery by the Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding Loan Balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and
(iii) the maximum amount of insurance that is available for such improvements under the Flood Disaster Protection Act of 1973. The Servicer shall indemnify the Trust and the Certificate Insurer out of the Servicer's own funds for any loss to the Trust and the Certificate Insurer resulting from the Servicer's failure to maintain the insurance required by this Section.

    (c) In the event that the Servicer shall obtain and maintain a blanket policy from an insurer rated at least "A:X" or better in Best's Key Rating Guide insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this Section, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with the preceding paragraphs of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section and the amount paid under such blanket policy, including the amount in the deductible clause. Upon the request of the Trustee or the Certificate Insurer, the Servicer shall cause to be delivered to the Trustee or the Certificate Insurer, a certified true copy of such policy.

    Section 8.12 Due-on-Sale Clauses; Assumption and Substitution Agreements. When a Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer shall not exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or (ii) the Servicer reasonably believes that the assumption of the Mortgage Loan would not materially and adversely affect the interests of the Holders or the Certificate Insurer and (a) the requested assumption of the Mortgage Loan results from the death of a Mortgagor, or (b) the requested assumption is, in the judgment of the Servicer, necessary to prevent or cure a default or imminent default on the Mortgage Loan, or (iii) the Certificate Insurer provides its prior written consent. The Servicer shall notify the Certificate Insurer of any assumptions permitted under this Section to the extent such assumptions exceed 5% of the Original Aggregate Loan Balance. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by such Note or applicable law, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, however, that any such substitution of liability agreement must be delivered by the Servicer pursuant to its usual procedures for mortgage loans held in its own portfolio and the Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Certificate Insurer. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement and any related agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related File and that shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed, the Coupon Rate shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

    Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that the Servicer may be restricted by law from preventing, for any reason whatsoever.

    Any request for consent by the Servicer under Sections 8.1(c), 8.1(i), 8.2(a) and 8.12 to the Certificate Insurer shall be deemed granted unless denied by notice in writing to the Servicer within five (5) Business Days after receipt of a written request for such consent.

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    Section 8.13.  Realization Upon Defaulted Mortgage Loans.

   (a) The Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and that the Servicer has not purchased pursuant to
Section 8.10, unless the Servicer reasonably believes as evidenced by an Officer's Certificate that Net Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Servicer shall have no obligation to purchase any property at any foreclosure sale. The Servicer will give notice of any such charge-off to the Certificate Insurer and each of Moody's and S&P by delivery of a Liquidation Report in the form attached as Exhibit K hereto. In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums, if it determines that such advances would be recoverable. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.9(c) hereof.

    The Servicer shall sell any REO Property within 36 months of its acquisition by the Trust, unless the Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the Certificate Insurer and the Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Upper-Tier REMIC or the Lower-Tier REMIC as defined in Section 860F of the Code or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding, in which case the Servicer shall sell any REO Property by the end of any extended period specified in any such opinion.

    Notwithstanding the generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Property for the Holders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Upper-Tier REMIC or the Lower-Tier REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Holders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Holders for the period prior to the sale of such REO Property.

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    The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Property. To the extent that the Servicer has actual knowledge of any such substance or waste, it shall consult with the Certificate Insurer and the Trustee regarding the appropriate course of action. Except with the prior written consent of the Certificate Insurer, the Servicer shall not institute foreclosure actions with respect to a property containing substance or waste as described above if it reasonably believes that such action would not be consistent with its Servicing Standards, and in no event shall the Servicer manage, operate or take any other action with respect thereto that the Servicer in good faith believes will result in "clean-up" or other liability under applicable law. The net income from the rental or sale of a REO property shall be deposited in the Principal and Interest Account within two
(2) Business Days after receipt thereof by the Servicer.

   (b) The Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Loan".

    Section 8.14.  Trustee to Cooperate; Release of Files.

   (a) Upon the payment in full of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Trustee a Servicer's Trust
Receipt in substantially the form set forth as Exhibit J hereto. Upon receipt of such Servicer's Trust Receipt, the Trustee shall promptly release the related File, in trust to (i) the Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee, in each case pending its release by the Servicer, such escrow agent or such employee, agent or attorney of the Trustee, as the case may be. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage that secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full. No expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid. In connection with a foreclosure, the Servicer may prepare and submit to the Trustee an assignment of mortgage to the Servicer, in form for execution by the Trustee with all requisite

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information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such assignment, and deliver the same with the related File to the Servicer.

   (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of the Servicer and delivery to the Trustee of a Servicer's Trust Receipt, release the related File to the Servicer and shall execute such documents as shall be reasonably necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer; provided that there shall not, without the prior written consent of the Certificate Insurer, be released and unreturned at any one time more than 10% of the entire number of Files then on deposit with the Trustee. Such receipt by the Servicer shall obligate the Servicer to return the File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form, the Servicer's Trust Receipt shall be released by the Trustee to the Servicer.

   (c) In all cases where the Servicer determines that it is necessary for the Trustee to sign any document or to authorize the release of a File within a limited period of time, the Servicer shall notify an Authorized Officer of the Trustee by telephone or facsimile transmission of such need and the Trustee shall thereupon use its best efforts to comply with the Servicer's needs, but in any event will comply within two Business Days of such request with respect to the release of a File or the execution of a release or assignment, provided such request shall be received by 12:00 noon on the second Business Day prior to such release, execution or assignment.

    Section 8.15. Servicing Compensation. As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee from the interest collections with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 8.8(c), and similar items may, to the extent collected from Mortgagors, be retained by the Servicer.

    The Servicer may not sell, pledge or transfer its right to the Servicing Fee or any servicing compensation, under this Agreement (in whole or in part), except to a successor servicer hereunder, without the consent of the Certificate Insurer. Any pledge of the Servicing Fee hereunder shall be expressly subordinate to the rights of the Trustee under this Agreement.

    Section 8.16. Annual Statement as to Compliance. The Servicer, at its own expense, will deliver to the Trustee, Certificate Insurer, S&P and Moody's, on or before the last day of April of each year, commencing in 1999, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of each of the Servicer and the Sub-Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and

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(ii) to the best of such officers' knowledge, based on such review, each of the Servicer and the Sub-Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer or the Sub-Servicer as applicable, to remedy such defaults. Any Sub-Servicer that is not a Servicer Affiliate shall also deliver an annual statement as to compliance in the form described above or the Servicer shall cover such Sub-Servicer's performance in its own statement. These statements shall be available to Holders upon written request.

    Section 8.17. Annual Independent Certified Public Accountants' Reports; Annual Financial Statements of the Servicer.

   (a) On or before the last day of April of each year, commencing in 1999, the Servicer, at its own expense, shall cause to be delivered to the Trustee, the Certificate Insurer, S&P and Moody's a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has, with respect to the Servicer's overall servicing operations for the immediately preceding calendar year (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

   (b) The Servicer shall furnish or caused to be furnished to the Trustee as soon as available, and in any event within 90 days after the close of each fiscal year of the Servicer, the audited balance sheet of the Servicer and the audited profit and loss statement and statement of cash flows of the Servicer for such year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of the Servicer's independent accountants (who shall be a nationally recognized firm).

   (c) The Trustee shall have no duty or obligation with respect to the information provided pursuant to this Section.

    Section 8.18. Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide to the Trustee, the Certificate Insurer and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

    Upon any change in the format of the computer diskette or other form of report maintained by the Servicer in respect of the Mortgage Loans, the Servicer shall deliver a copy of such new format to the Trustee.

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    Section 8.19.  Assignment of Agreement.  The Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and Certificate Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.20(g) hereof for a successor servicer. Notice of any such assignment shall be given by the Servicer to the Trustee, the Certificate Insurer and Moody's.

    Section 8.20.  Removal of Servicer; Resignation of Servicer.

   (a) The Certificate Insurer (or, with the consent of the Certificate Insurer, the Majority Holders) may remove the Servicer upon the occurrence of any of the following events (each, an "Event of Default"); provided, in the event of an Event of Default pursuant to clauses (ix), (x) or (xi) below, the Certificate Insurer may consider whether such Event of Default is related to the Servicer's performance, the credit quality of the Mortgage Loans or economic conditions beyond the control of the Servicer:

      (i) The Servicer shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (B) admit in writing its inability to pay its debts generally as they become due, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent,
              (E) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (F) cause corporate action to be taken by it for the purpose of effecting any of the foregoing; or

      (ii) If without the application, approval or consent of the Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, conservator, liquidator or custodian or similar entity with respect to the Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Servicer in good faith, the same shall
              (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of thirty (30) consecutive days; or
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      (iii)   The Servicer shall fail to perform any one or more of its
              obligations hereunder (other than its obligations referenced in clauses (vi) and (vii) below) and shall continue in default thereof for a period of thirty (30) days after the earlier to occur of (x) the date on which an Authorized Officer of the Servicer knows or reasonably should know of such failure or
              (y) receipt by the Servicer of a written notice from the Trustee, any Holder, the Sponsor or the Certificate Insurer of said failure; or

      (iv) The Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.2 that materially and adversely affects the interests of the Holders or Certificate Insurer for a period of thirty (30) days after the earlier of (x) the date on which an Authorized Officer of the Servicer knows or reasonably should know of such breach or
              (y) receipt by the Servicer of a written notice from the Trustee, any Holder, the Sponsor or the Certificate Insurer of such breach; or

      (v) If the Certificate Insurer pays out any money under the Certificate Insurance Policy, or if the Certificate Insurer otherwise funds any shortfall with its own money, because the amounts available to the Trustee (other than from the Certificate Insurer) are insufficient to make required distributions on the Class A Certificates; or

      (vi) The failure by the Servicer to make any required Servicing Advance for a period of 30 days following the earlier of
              (x) the date on which an Authorized Officer of the Servicer knows or reasonably should know of such failure or (y) receipt by the Servicer of a written notice from the Trustee, any Holder, the Sponsor or the Certificate Insurer of such failure; or

      (vii) The failure by the Servicer to make any required Delinquency Advance, to pay any Compensating Interest or to pay over any Monthly Remittance Amount or other amounts required to be remitted by the Servicer pursuant to this Agreement; or

      (viii) If on any Payment Date the net worth of the Servicer is less than $10,000,000, as determined in accordance with generally accepted accounting principals; or

      (ix) If (a) on any Payment Date occurring before December 1, 1998, the Rolling Three Month Delinquency Rate exceeds 6.0%, (b) on any Payment Date on or after December 1, 1998 and before December 1, 1999, the Rolling Three Month Delinquency Rate exceeds 7.0%, (c) on any Payment Date on or after December 1, 1999 and before December 1, 2000, the Rolling Three Month Delinquency Rate exceeds 8.5%, (d) on any Payment Date on or after December 1, 2000 and before December 1, 2001, the Rolling Three Month

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              Delinquency Rate exceeds 10.0%, or (e) on any Payment Date on or after December 1, 2001, the Rolling Three Month Delinquency Rate exceeds 12.0%; or

      (x) If (a) on the Payment Date occurring in December 1998, the aggregate Cumulative Loss Amounts over the prior twelve month period exceed 0.50% of the average Aggregate Loan Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods, (b) on the Payment Date occurring in December 1999, the aggregate Cumulative Loss Amounts exceed 0.75% of the average Aggregate Loan Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods, (c) on the Payment Date occurring in December 2000, the aggregate Cumulative Loss Amounts exceed 1.50% of the average Aggregate Loan Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods, (d) on the Payment Date occurring in December 2001, the aggregate Cumulative Loss Amounts exceed 2.00% of the average Aggregate Loan Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods, or (e) on the Payment Date occurring in December 2002 and on each successive twelfth Payment Date thereafter, the aggregate Cumulative Loss Amounts exceed 1.50% of the average Aggregate Loan Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods; or

      (xi) If (a) on any Payment Date occurring before January 1, 1999, the Cumulative Loss Amount exceeds 0.50% of the Original Aggregate Loan Balance, (b) on any Payment Date on or after January 1, 1999 and before January 1, 2000, the Cumulative Loss Amount exceeds 1.00% of the Original Aggregate Loan Balance,
              (c) on any Payment Date on or after January 1, 2000 and before January 1, 2001, the Cumulative Loss Amount exceeds 2.50% of the Original Aggregate Loan Balance, (d) on any Payment Date on or after January 1, 2001 and before January 1, 2002, the Cumulative Loss Amount exceeds 4.00% of the Original Aggregate Loan Balance, or (e) on any Payment Date on or after January 1, 2002, the Cumulative Loss Amount exceeds 5.00% of the Original Aggregate Loan Balance; or

      (xii) The Certificate Insurer determines that the performance of the Servicer (or any Sub-Servicer) is not in compliance with the Servicing Standards, which non-compliance (a) is reasonably likely to have a material adverse effect on the servicing of the Mortgage Loans and (b) continues for a period of 30 days after receipt by the Servicer of a written notice from the Certificate Insurer of the specific Servicing Standards with which the Certificate Insurer has determined that the Servicer is not in compliance; provided, however, that if the Certificate Insurer determines that the Servicer is not employing reasonable efforts to remedy such non-compliance or if the Certificate Insurer

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              determines that such non-compliance is not reasonably likely to be cured within 30 days, then the Certificate Insurer may declare an Event of Default under this clause (xii)(b) prior to the expiration of such 30-day period; or

      (xiii) If (a) on the sixth Payment Date or on any Payment Date thereafter prior to the twelfth Payment Date, the Loss Coverage Ratio is greater than or equal to 25%, (b) on the twelfth Payment Date or on any Payment Date thereafter prior to the eighteenth Payment Date, the Loss Coverage Ratio is greater than or equal to 40%, (c) on the eighteenth Payment Date or on any Payment Date thereafter prior to the twenty-fourth Payment Date, the Loss Coverage Ratio is greater than or equal to 55%,
              (d) on the twenty-fourth Payment Date or on any Payment Date thereafter prior to the thirty-sixth Payment Date, the Loss Coverage Ratio is greater than or equal to 70%, or (e) on the thirty-sixth Payment Date or on any Payment Date thereafter, the Loss Coverage Ratio is greater than or equal to 80%; or

      (xiv) The Servicer shall enter into any merger, consolidation or other corporate transaction pursuant to which (x) the Servicer is not the surviving entity, (y) the long-term unsecured debt rating of the surviving entity is below investment grade or
              (z) the Certificate Insurer determines that the servicing capabilities of such surviving entity as successor Servicer could materially adversely affect the servicing of the Mortgage Loans;

provided, however, that (A) prior to any removal of the Servicer pursuant to clauses (iii), (iv) and (xii), the Certificate Insurer, in its sole discretion, may extend the 30-day cure period upon the Servicer's prompt and diligent pursuit of such cure, (B) prior to any removal of the Servicer pursuant to clauses (iii), (iv), (vi) and (xii) of this Section, any applicable grace period granted by any such clause shall have expired prior to the time such occurrence shall have been remedied and (C) in the event of the refusal or inability of the Servicer to comply with its obligations described in clause (vii) above, such removal shall be effective (without the requirement of any action on the part of the Sponsor the Certificate Insurer or of the Trustee) at 4 p.m. New York City time on the second Business Day following the day on which the Trustee or the Certificate Insurer notifies an Authorized Officer of the Servicer that a required amount described in clause
(vii) above has not been received by the Trustee, unless the required amount described in clause (vii) above is paid by the Servicer prior to such time. Upon the Trustee's obtaining actual knowledge that a required amount described in clause (vii) above has not been made by the Servicer, the Trustee shall so notify an Authorized Officer of the Servicer, the Certificate Insurer and each of Moody's and S&P as soon as is reasonably practical.

      (b) The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the

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Servicer shall be evidenced by an opinion of counsel to such effect, which opinion shall be delivered to the Trustee, the Sponsor and the Certificate Insurer.

      (c) No removal or resignation of the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with this Section.

      (d) Upon removal or resignation of the Servicer, the Servicer also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

      (e) Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

      (f) Upon removal or resignation of the Servicer, the Trustee shall act as the successor Servicer. If, at the time the Servicer is removed or resigns, the Trustee is unable to act as successor Servicer, then the Trustee
(x) may solicit bids for a successor Servicer as described below, and
(y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution that is acceptable to the Certificate Insurer and is experienced in servicing loans of a type similar to the Mortgage Loans and has equity of not less than $10,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Certificate Insurer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.

    The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Section 8.15.

      (g) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Section 8.15. Within thirty days after any such public announcement, the Trustee shall, with the consent of the Certificate Insurer, negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer

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and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

      (h) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, and the Servicer shall bear all the costs of transferring all files and records related to the Mortgage Loans and other reasonable costs necessary to effect such succession. The Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts that then have been or should have been deposited in the Principal and Interest Account by the Servicer or that are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

      (i) The Trustee or any other successor Servicer, upon assuming the duties of Servicer hereunder, shall immediately make all Delinquency Advances and pay all Compensating Interest that the Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Servicer, the Trustee shall only be required to make Delinquency Advances (including the Delinquency Advances described in this clause (j)) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

      (j) The Servicer that is being removed or is resigning shall give notice to the Mortgagors and to each of Moody's and S&P of the transfer of the servicing to the successor.

      (k) Any successor Servicer shall assume all rights and obligations of the prdeecessor Servicer under this Agreement, except those arising before succession (other than the obligation to make Delinquency Advances) and under
Section 3.

      (l) If the Servicer is removed pursuant to Section 8.20(a) hereof the Servicer shall remain entitled to reimbursement for Reimbursable Advances to the extent that the related amounts are thereafter recovered with respect to the related Mortgage Loans.

    Section 8.21. Inspections by Certificate Insurer; Errors and Omissions Insurance.

      (a) At any reasonable time and from time to time upon reasonable notice, the Certificate Insurer, the Trustee, or any agents or representatives thereof may inspect the Servicer's servicing operations and discuss the servicing operations of the Servicer with any of its officers or directors.

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The costs and expenses incurred by the Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer.

      (b) In addition to the right to inspect the Servicer's servicing operations, the Certificate Insurer or its agents or representatives shall have the right, upon reasonable notice and during normal business hours on the Servicer's or any Sub-Servicer's premises, as the case may be, to examine, review and audit the books, records and files of the Servicer or Sub-Servicer relating to the Mortgage Loans (including, without limitation, any servicing and origination files) and the servicing thereof and to receive such other information as the Certificate Insurer may reasonably request, and to make such copies or take excerpts from such books, records and files as any such agent or representative reasonably deems necessary or advisable to properly monitor the Servicer's performance hereunder. During any such examination or review, the Servicer or Sub-Servicer, as the case may be, shall make an employee knowledgeable about the books, records and/or files being examined or reviewed available to the Certificate Insurer, its agents or representatives and shall have the right to have one or more additional representatives of its choosing present during all such examinations, reviews or audits. In addition, the Servicer will permit the Certificate Insurer or its authorized agents to discuss the affairs, finances and accounts of the Servicer with the Servicer's independent accountants, provided that the Servicer's Chief Financial Officer or his or her designee shall have the right to be present during all such discussions. The rights of the Certificate Insurer under this subsection (b) may be exercised no more frequently than annually unless an Event of Default exists, in which event the Certificate Insurer may exercise its rights under this subsection (b) from time to time without any limitation as to frequency so long as such Event of Default continues. The costs and expenses of the Servicer or its representatives or agents in connection with any such examination or review or discussion shall be paid by the Servicer, and the costs and expenses of the Certificate Insurer, its agents or representatives shall be paid by the Certificate Insurer, except after the occurrence and during the continuance of an Event of Default pursuant to which the Certificate Insurer retains the right to remove the Servicer. During the continuance of any such Event of Default, the Servicer shall pay the costs and expenses of the Certificate Insurer, its agents or representatives and of the Servicer, its agents and representatives in connection with any such examination, review or discussion.

      (c) The Servicer agrees to maintain (and to cause each Sub-Servicer to maintain) errors and omissions coverage and a fidelity bond, each at least to the extent generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

    Section 8.22. Merger, Conversion, Consolidation or Succession to Business of Servicer. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided (x) that such corporation meets the qualifications set forth in Section 8.20(f) and (y) that any successor Servicer must meet the qualifications set forth in Section 8.20(f).

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    Section 8.23.  Financial Statements.  The Servicer understands that, in connection with the transfer of the Certificates, Holders may request that the Servicer make available to prospective Holders any quarterly unaudited financial statement of the Servicer for the then-current fiscal year and annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied. Such financial statements shall also be supplied to the Certificate Insurer and each of Moody's and S&P.

    The Servicer also agrees to make available on a reasonable basis to the Sponsor, the Trustee, the Certificate Insurer, any Holder or any prospective Holder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or Sub-Servicer or the financial statements of the Servicer or Sub-Servicer and to permit the Sponsor, the Trustee, the Certificate Insurer, any Holder or any prospective Holder to inspect the Sub-Servicer's servicing facilities during normal business hours for the purpose of satisfying the Sponsor, the Trustee, the Certificate Insurer, any Holder or such prospective Holder that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

    Section 8.24. REMIC. The Servicer covenants and agrees for the benefit of the Holders (i) to take no action that would result in the termination of REMIC status for the Upper-Tier REMIC or the Lower-Tier REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in
Section 860F(a)(2) of the Code and (iii) not to engage in any other action that may result in the imposition of any other taxes under the Code.

    Section 8.25. The Designated Depository Institution. The Servicer shall give the Sponsor, the Trustee and the Certificate Insurer (a) at least thirty days' prior written notice of any anticipated change of the Designated Depository Institution at which any Account is maintained and (b) written notice of any change in the ratings of such Designated Depository Institution of which the Servicer is aware, within two Business Days after discovery.

    Section 8.26. Appointment of Custodian. If the Servicer in good faith determines that the Trustee is unable to deliver Files to the Servicer as required pursuant to Section 8.14 hereof, the Servicer shall so notify the Sponsor, the Certificate Insurer, S&P, Moody's and the Trustee, and make request that a custodian acceptable to the Servicer and the Certificate Insurer be appointed to retain custody of the Files on behalf of the Trustee. The Trustee and the Sponsor agree to co-operate reasonably with the Servicer in connection with the appointment of such custodian.

    Section 8.27. Indemnification by the Sponsor and Servicer. The Sponsor and Servicer each jointly and severally agrees to indemnify and hold the Trust, harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Trust may sustain in any way related to (i) the breach of any representation or warranty made by the Sponsor or the Servicer under this Agreement or the Master Transfer Agreement or (ii) the failure of the Sponsor or the Servicer to perform their respective duties in compliance with the terms of this Agreement or the Master Transfer Agreement. The provisions of

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this section shall survive the termination of this Agreement and the payment of the outstanding Certificates.

                                      ARTICLE IX
                                TERMINATION OF TRUST

    Section 9.1. Termination of Trust. The Trust created hereunder and all obligations created by this Agreement will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Holders pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC or the Lower-Tier REMIC is effected as described below or (iii) as described in Section 9.2, 9.3 and 9.4 hereof. To effect a termination of this Agreement pursuant to clause (ii) above, the Holders of all Certificates then Outstanding shall (x) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation for the Upper-Tier REMIC or the Lower- Tier REMIC, as contemplated by Section 860F(a)(4) of the Code and (y) provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Holders of the Certificates based on their interests in the Trust, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Holder in the manner set forth in Section 11.5.

    Section 9.2. Termination Upon Option of Holders of Class RL Certificates and Servicer.

      (a) On any Remittance Date on or after the Remittance Date on which the then-outstanding Aggregate Loan Balance of the Mortgage Loans in the Trust Estate is less than or equal to ten percent of the sum of the Aggregate Loan Balance of all Mortgage Loans in the Trust Estate as of the Cut-Off Date, the Holders of the Class RL Certificates and the Servicer, acting directly or through one or more affiliates, may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans in the Trust Estate and all property theretofore acquired in respect of any such Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the sum of
(w) the greater of (i) 100% of the Aggregate Loan Balance of the related Mortgage Loans and related accrued interest as of the day of purchase minus the amount actually remitted by the Servicer representing the related Monthly Remittance Amount on such Remittance Date for the related

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Remittance Period and (ii) the fair market value of such Mortgage Loans
(disregarding accrued interest), (x) the amount of any difference between the Monthly Remittance Amount actually remitted by the Servicer on such Remittance Date and the Monthly Remittance Amount due on such Remittance Date and (y) the Reimbursement Amount, if any, as of such Remittance Date (such amount, the "Termination Price"). The right of the Holders of the Class RL Certificates so to exercise such optional purchase right is superior to such right of the Servicer. The Servicer may only exercise such optional right if the Holders of the Class RL Certificates decline to do so. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

      (b) In connection with any such purchase, the Servicer shall provide to the Trustee and the Certificate Insurer an opinion of counsel, at the expense of the Servicer, experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC.

      (c) Promptly following any such purchase, the Trustee will release the Files to the Servicer, or otherwise upon their order, in a manner similar to that described in Section 8.14 hereof.

      (d) If the Servicer does not exercise its option pursuant to this Section with respect to the Trust Estate, then the Certificate Insurer may do so on the same terms.

    Section 9.3.  Termination Upon Loss of REMIC Status.

      (a) Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either the Upper-Tier REMIC or the Lower-Tier REMIC does not and will no longer qualify as a "REMIC" pursuant to
Section 860D of the Code (the "Final Determination"), on any Remittance Date on or after the date that is 30 calendar days following such Final Determination, (i) the Holders of a majority in Percentage Interest represented by the Class A Certificates then Outstanding may direct the Trustee to adopt a plan of complete liquidation with respect to the Trust Estate and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a price equal to the Termination Price. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit in the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

      (b) Upon receipt of such direction from the Holders of such Class A Certificates or such notice from the Certificate Insurer, the Trustee shall notify the holders of the Class RL Certificates of such election to liquidate or such determination to purchase, as the case may be, (the "Termination

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Notice").  The Holders of a majority of the Percentage Interest of the Class
RL Certificates then Outstanding may, on any Remittance Date, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price.

      (c) If, during the Purchase Option Period, the Holders of the Class RL Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period
(i) in the event that the Holders of the Class A Certificates have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, such that, if so directed, the liquidation of the Trust Estate and the distribution of the proceeds of such liquidation occur no later than the close of the 60th day, or such later day as the Holders of the Class A Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Mortgage Loans in the Trust Estate described in clause (a)(ii) preceding, the Certificate Insurer shall, on any Remittance Date within 60 days after such notice, purchase all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

      (d) Following a Final Determination, the Holders of a majority of the Percentage Interest of the Class RL Certificates then Outstanding may, at their option on any Remittance Date and upon delivery to the Holders of the Class A Certificates and the Certificate Insurer of an opinion of counsel experienced in federal income tax matters selected by the Holders of such Class RL Certificates, which opinion shall be reasonably satisfactory in form and substance to a majority of the Percentage Interests represented by the Class A Certificates then Outstanding and the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.
 The foregoing opinion shall be deemed satisfactory unless the Holders of a majority of the Percentage Interest represented by the Class A Certificates then Outstanding or the Certificate Insurer give the Holders of a majority of the Percentage Interest of the Class RL Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

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

     Section 9.4. Disposition of Proceeds. The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account; provided, however, that any amounts representing Servicing Fees, unreimbursed Delinquency Advances or unreimbursed Servicing Advances theretofore funded by the Servicer from the Servicer's own funds shall be paid by the Trustee to the Servicer from such proceeds.

     Section 9.5. Netting of Amounts. If any Person paying the Termination Price would receive a portion of the amount so paid, such Person may net any such amount against the Termination Price otherwise payable.

                            ARTICLE X
                           THE TRUSTEE

     Section 10.1.  Certain Duties and Responsibilities.

     (a) The Trustee (i) except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

     During the continuance of an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances with respect to such person's property or affairs.

     (b) Notwithstanding the appointment of the Servicer hereunder, the Trustee is hereby empowered, but prior to the Trustee assuming the duties of the Servicer pursuant to Section 8.20, shall not be obligated or otherwise responsible to perform the duties of the Servicer. Specifically, and not in limitation of the foregoing, the Trustee shall have the power (but not the obligation if prior to the Trustee assuming the duties of the Servicer pursuant to Section 8.20):

          (i)       to collect Mortgagor payments;

          (ii)      to foreclose on defaulted Mortgage Loans;

          (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

          (iv)      to deliver instruments of satisfaction
                    pursuant to Section 8.14 hereof;

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          (v)       to make Delinquency Advances and Servicing
                    Advances and to pay Compensating Interest, all as provided in this Agreement; and

          (vi)      to enforce the Mortgage Loans.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Sponsor, the Certificate Insurer or, with the Certificate Insurer's consent, of the Holders of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates;

          (iv) the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default by the Servicer or any Event of Default unless an Authorized Officer of the Trustee assigned to and working in the Corporate Trust Office shall have received written notice thereof, which written notice references the Certificates, the Trust or this Agreement. In the absence of actual receipt of such notice, the Trustee may conclusively assume that there is no such default; and

          (v) subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement, any Mortgage or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof,
                    (B) to see to any insurance, (C) to see the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any property of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant

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                    to this Agreement believed by the Trustee to
                    be genuine and to have been signed or
                    presented by the proper party or parties.

     (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties and powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

     (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its reasonable satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability that is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

     Section 10.2.  Removal of Trustee for Cause

     (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the Trustee shall fail to distribute to the Holders entitled thereto on any Payment Date amounts available for distribution in accordance with the terms hereof; or

          (2) the Trustee shall cease to be eligible in accordance with Section 10.8 hereof or fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any

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               material respect as of the time when the same
               shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Sponsor, the Certificate Insurer or by the Holders of at least 25% of the aggregate Percentage Interests represented by the Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such Percentage Interests represented by the Class B Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

          (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

          (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

     (b) The Sponsor and the Trustee shall give notice to Moody's and S&P, to each other, to the Certificate Insurer and to each Holder if it becomes aware that an event described in subsection (a) has occurred and is continuing.

     (c) If any event described in paragraph (a) occurs and is continuing, then and in every such case (i) the Sponsor or the Certificate Insurer or
(ii) with the written consent of the Certificate Insurer, the Majority Holders, or, if there are no Class A Certificates then Outstanding, by a majority of the Class B Certificates then Outstanding, may, whether or not the Trustee resigns pursuant to Section 10.9 hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor trustee pursuant to the terms of Section 10.9 hereof.

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     Section 10.3.  Certain Rights of the Trustee.  Except as otherwise provided in Section 10.1 hereof:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Sponsor, the Servicer or the Holders of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

     (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

     (d) the Trustee may consult with counsel, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall at no time have any responsibility for or with respect to (i) the legality, validity, sufficiency or enforceability of any Mortgages and the Mortgage Loans, including the perfection or priority thereof, (ii) the ability of the Mortgage Loans to pay any portion of the Certificates, (iii) the validity of the assignment of any of the Mortgages and the Mortgage Loans, (iv) the review of any Mortgage or Mortgage Loan, except as provided herein, (v) the compliance

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



by the Sponsor or any Mortgagor with any covenant contained hereunder or in the Mortgages and the Mortgage Loans, (vi) the breach by the Sponsor or the Servicer of any warranty or representation made hereunder or the accuracy of any such warranty or representation, (vii) the use or application by the Sponsor of the proceeds of the Certificates, (viii) any offering materials used to sell the Certificates and (ix) the acts or omissions of the Servicer.

     Section 10.4. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except any such recitals relating to the Trustee, shall be taken as the statements of the Sponsor, and the Trustee assumes no responsibility for their correctness.
The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates other than as to validity and sufficiency of its authentication of the Certificates.

     Section 10.5. May Hold Certificates. The Trustee or any other agent of the Trust, in its individual or any other capacity, may become a Holder or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such other agent.

     Section 10.6. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Sponsor and except to the extent of income or other gain on investments that are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

     Section 10.7. Compensation and Reimbursement; No Lien for Fees. The Trustee shall receive compensation for fees and reimbursement pursuant to
Section 2.5 hereof and Section 7.5(b)(ii) hereof. The Trustee shall have no lien on the Trust Estate for the payment of any fees or expenses (prior to an Event of Default).

     Section 10.8. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by the United States of America, having a rating or ratings acceptable to the Certificate Insurer and having a long-term deposit rating of at least BBB from S&P (or such lower rating as may be acceptable to S&P) and Baa-2 from Moody's. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Sponsor or of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

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     Section 10.9.  Resignation and Removal; Appointment of
Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

     (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Certificate Insurer and to the Sponsor and by mailing notice of resignation by first-class mail, postage prepaid, to the Holders at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to Moody's and S&P. Upon receiving notice of resignation, the Sponsor shall promptly appoint a successor trustee or trustees satisfying the eligibility requirements of Section 10.8 and acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Sponsor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (c)  If at any time the Trustee shall cease to be eligible under Section
10.8 hereof and shall fail to resign after written request therefor by the Sponsor or by the Certificate Insurer, the Sponsor or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Sponsor or the Certificate Insurer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (d) The Majority Holders, or, if there are no Class A Certificates then Outstanding, by a majority of the Class B Certificates then Outstanding, may at any time remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Sponsor and to the Certificate Insurer, copies of the record of the act taken by the Holders, as provided for in Sections 11.3 and 11.4 hereof.

     (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement or becomes ineligible to serve as Trustee, the Sponsor or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Sponsor or the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to each of the Sponsor and to the Trustee so removed and one complete set to the successor trustee so appointed.

     (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Sponsor shall promptly appoint a successor trustee satisfying the eligibility requirements of Section 10.8.

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     (g)  The Sponsor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid to the Holders as their names and addresses appear in the Register. Each notice shall include the name of the successor trustee and the address of its corporate trust office.

     Section 10.10. Acceptance of Appointment by Successor Trustee. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Sponsor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Sponsor or the successor trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Sponsor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Sponsor shall mail notice thereof by first-class mail, postage prepaid, to the Holders at their last addresses appearing upon the Register. The Sponsor shall send a copy of such notice to Moody's and S&P. If the Sponsor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Sponsor.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

     Section 10.11. Merger, Conversion, Consolidation or Succession to Business of the Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

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     Section 10.12.  Reporting; Withholding.

     (a) The Trustee shall timely provide to the Holders the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Sponsor, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Holders, including, but not limited to, backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

     (b) The Trustee shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Holders, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable. Furthermore, the Trustee shall report to Holders, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Trustee by the Sponsor with respect to such allocation of expenses. The Trustee shall collect any forms or reports from the Holders determined by the Sponsor to be required under applicable federal, state and local tax laws.

     (c) The Trustee shall provide to the Internal Revenue Service and to persons described in section 860(e)(3) and (6) of the Code the information described in Treasury Regulation section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation section 1.860E-2(a)(5), or any successor regulation thereto.

     (d) The Servicer covenants and agrees that it shall provide, or cause to be provided, to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a), (b) and (c) above.

     Section 10.13. Liability of the Trustee. Except during the continuance of an Event of Default, the Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to any Account, the Certificate Insurer, the Sponsor, the Servicer or any Holder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such Person against any liability that would otherwise be imposed by reason of negligent action, negligent failure to act or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in any Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Sponsor and Servicer covenant and agree to indemnify the Trustee, and when the Trustee is acting as Servicer, the Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including all reasonable and documented legal fees and expenses) other than those resulting from the negligence or bad faith of the Trustee. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate,

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notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the termination of this Agreement and the payment of the Outstanding Certificates.

     Section 10.14. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Property may at the time be located, the Servicer and the Trustee acting jointly and with the consent of the Certificate Insurer shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Sections 8.20(a) shall have occurred and be continuing, the Trustee alone (with the consent of the Certificate Insurer) shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 10.8 and no notice to Holders of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.8.

     Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

          (ii)      No co-Trustee hereunder shall be held
                    personally liable by reason of any act or omission of any other co-Trustee hereunder;
                    and

          (iii) The Servicer and the Trustee acting jointly and with the consent of the Certificate
                    Insurer may at any time accept the
                    resignation of or remove any separate Trustee or co-Trustee.

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

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     The Trustee shall give to Moody's, the Sponsor and the Certificate Insurer notice of the appointment of any co-Trustee or separate Trustee.

                             ARTICLE XI
                          MISCELLANEOUS

     Section 11.1. Compliance Certificates and Opinions. Upon any application or request by the Sponsor, the Servicer, the Certificate Insurer or the Holders to the Trustee to take any action under any provision of this Agreement, the Sponsor, the Servicer, the Certificate Insurer or the Holders, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

     Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

     (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

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



     Section 11.2. Form of Documents Delivered to the Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate of an Authorized Officer of the Sponsor, the Servicer or the Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer or any opinion of counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Sponsor or of the Servicer, stating that the information with respect to such factual matters is in the possession of the Sponsor or of the Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Sponsor, the Servicer or the Trustee, stating that the information with respect to such matters is in the possession of such Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the addressee thereof may reasonably rely upon the opinion of such other counsel.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

     Section 11.3.  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Sponsor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary

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


public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c)  The ownership of Certificates shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

     Section 11.4. Notices, etc., to Trustee. Any request, demand, authorization, direction, notice, consent, waiver or act of the Holders or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Holder, the Certificate Insurer or by the Sponsor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its corporate trust office as set forth in Section
2.2 hereof.

     Section 11.5. Notices and Reports to Holders; Waiver of Notices. Where this Agreement provides for notice to Holders of any event or the mailing of any report to Holders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Holder affected by such event or to whom such report is required to be mailed, at the address of such Holder as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report.
 In any case where a notice or report to Holders is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Holder shall affect the sufficiency of such notice or report with respect to other Holders, and any notice or report that is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

     Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

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

     Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

     Section 11.6. Rules by Trustee and Sponsor. The Trustee may make reasonable rules for any meeting of Holders. The Sponsor may make reasonable rules and set reasonable requirements for its functions.

     Section 11.7. Successors and Assigns. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

     Section 11.8. Severability. In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.9. Benefits of Agreement. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Holders, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 11.10. Legal Holidays. In any case where the date of any Remittance Date, any Payment Date, any other date on which any distribution to any Holder is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Remittance Date, such Payment Date, or such other date for the payment of any distribution to any Holder or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

     Section 11.11. Governing Law. In view of the fact that Holders are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

     Section 11.12. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.13. Usury. The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount that shall not exceed the maximum

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

nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws that could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Holder of such Certificate as a result of an error and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Holder, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Holders of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

     Section 11.14.  Amendment.

     (a) The Trustee, the Sponsor and the Servicer, may at any time and from time to time, with the prior written approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Holders, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof that may be inconsistent with any other provision hereof, or to add provisions hereto that are not inconsistent with the provisions hereof, (ii) upon receipt of an opinion of counsel, the cost of which shall be paid by the Servicer, experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust or upon the transferor of a Residual Certificate as a result of the ownership of any Residual Certificate by a Disqualified Organization, removing the restriction on transfer set forth in Section 5.8(b) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Holder (without its written consent).

     (b) The Trustee, the Sponsor and the Servicer may, at any time and from time to time, with the prior written approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Holders, amend this Agreement, and the Trustee is hereby authorized to accept and execute such amendment, for the purpose of changing the definition of "Specified Subordinated Amount".

     (c) This Agreement may also be amended by the Trustee, the Sponsor, and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders hereunder; provided, however, that no such amendment shall (i) change in any manner the amount of, or change the timing of, payments that are required to be distributed to any Holder without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Percentage

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

Interests that are required to consent to any such amendments, without the consent of the Holders of all Certificates of the Class or Classes affected then Outstanding.

     (d) Each proposed amendment to this Agreement shall be accompanied by an opinion of counsel nationally recognized in federal income tax matters addressed to the Trustee and to the Certificate Insurer to the effect that such amendment would not adversely affect the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC.

     (e) The Sponsor shall provide the Certificate Insurer, the Holders, Moody's and S&P with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

     (f) The Trustee shall not be required to enter into any amendment that affects its rights or obligations hereunder.

     Section 11.15.  REMIC Status; Taxes.

     (a) The Tax Matters Person, at its own expense, shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax or information returns with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Holders such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United States Department of the Treasury. The Tax Matters Person shall indicate the election to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC (which election shall apply to the taxable period ending on the first December 31 to occur after the Startup Day and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee, as Tax Matters Person appointed pursuant to Section 11.17 hereof shall sign all tax information returns filed pursuant to this Section unless applicable law requires otherwise. The Tax Matters Person shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest. The Tax Matters Person shall provide the Trustee with copies of any Federal tax or information returns filed, or caused to be filed, by the Tax Matters Person with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC or the Certificates.

     (b) The Tax Matters Person, at its own expense, shall timely file all reports required to be filed by the Trust and each of the Lower-Tier REMIC and the Upper-Tier REMIC with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Holders, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Tax Matters Person shall report to Holders, if required, with respect to the allocation of expenses pursuant to
Section 212 of the Code in accordance with the specific instructions to the Tax Matters Person by the Sponsor with respect to such allocation of expenses. The Tax Matters Person shall collect any forms or reports from the Holders determined by the Sponsor to be required under applicable federal, state and local tax laws.

     (c) The Tax Matters Person, at its own expense, shall provide to the Internal Revenue Service and to persons described in Section 860E(e)(3) and
(6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation Section 1.860E(2)(a)(5), or any successor regulation thereto.

     (d) The Sponsor covenants and agrees that within ten Business Days after the Startup Day it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (b) and (c) above.

     (e) The Trustee, the Sponsor and the Servicer each covenants and agrees for the benefit of the Holders (i) to take no action that would result in the termination of "REMIC" status for the Upper-Tier REMIC and the Lower-Tier REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action that may result in the imposition on the Upper-Tier REMIC or the Lower-Tier REMIC of any other taxes under the Code.

     (f) Each of the Lower-Tier REMIC and the Upper-Tier REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

     (g) Except as otherwise permitted by Section 7.6(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

     (h) Neither the Sponsor nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Agreement.

     (i) Notwithstanding the foregoing clauses (g) and (h), the Trustee or the Sponsor may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received (not at the expense of the Trust or the Trustee) an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the Upper-Tier REMIC or the Lower-Tier REMIC; provided, however, that such transaction is otherwise permitted under this Agreement.

     Section 11.16.  Additional Limitation on Action and Imposition of Tax.

     (a) Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained (not at the expense of the Trust or the Trustee) an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the Upper-Tier REMIC or the Lower-Tier REMIC, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any amendment of this Agreement under Section 11.14 hereof.

     (b) In the event that any tax is imposed on "prohibited transactions" of the Lower-Tier REMIC or Upper-Tier REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in
Section 860G(c) of the Code, on any contribution to the Lower-Tier REMIC or Upper-Tier REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a material breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or otherwise (iii) the Holders of the Class B Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Holders of the Class B Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class B Certificates on any Payment Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor). The Trustee agrees to first seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the Holders of the Class B Certificates.

     Section 11.17. Appointment of Tax Matters Person. A Person (a "Tax Matters Person") will be appointed for each of the Upper-Tier REMIC and the Lower-Tier REMIC for all purposes of the Code to perform, or cause to be performed, without any right of reimbursement, such duties and take, or cause to be taken, such actions as are required to be performed or taken by such Person under the Code, including, but not limited to, the representation of each of the Upper-Tier REMIC and the Lower-Tier REMIC in any tax audit (including any administrative or judicial proceedings with respect thereto that involve the Internal Revenue Service or state tax authorities). The Holders of the Class RL and Class RU Certificates hereby designate the Trustee, acting as their respective agent, to be the Tax Matters Person for the Lower-Tier REMIC and the Upper-Tier REMIC

     Section 11.18. The Certificate Insurer. The Certificate Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Certificate Insurer shall be suspended during occurrence and continuance of a Certificate Insurer Default. During any period of suspension the Certificate Insurer's rights hereunder shall vest in the Holders of the Class A Certificates and shall be exercisable by the Holders of at least a majority in Percentage Interest of the Class A Certificates then Outstanding or if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by the Class B Certificates then Outstanding. At such time as the Class A Certificates are no longer Outstanding hereunder and the Certificate Insurer has been reimbursed for all Insured Payments to which it is entitled hereunder, the Certificate Insurer's rights hereunder shall terminate.

     Section 11.19. Notices. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

     Trustee:       Norwest Bank Minnesota, National Association
                      Sixth Street & Marquette Avenue
                      Minneapolis, Minnesota  55479-0070
                      Attention:   Corporate Trust Services
                              Asset-Backed Administration
                      Re:   EquiVantage Home Equity Loan Trust
                              1997-4
                      Tel:  (612) 667-7167
                      Fax:  (612) 667-3539

               with a copy to:

                    Norwest Bank Minnesota, National Association
                      11000 Broken Land Parkway
                      Columbia, Maryland  21044
                      Attention:   Corporate Trust Services
                      Re:   EquiVantage Home Equity Loan Trust
                              1997-4
                      Tel:  (410) 884-2000
                      Fax:  (410) 884-2363

     Sponsor:       EquiVantage Acceptance Corp.
                      13111 Northwest Freeway, Suite 301
                      Houston, Texas  77040
                      Attention:  Chief Financial Officer
                      Tel:  (713) 895-1957
                      Fax:  (713) 895-1999

               with a copy to the attention of the General
               Counsel at the same address

     Servicer:      EquiVantage Inc.
                      13111 Northwest Freeway, Suite 300
                      Houston, Texas  77040
                      Attention:  Chief Financial Officer
                      Tel:  (713) 895-1900
                      Fax:  (713) 895-3870

               with a copy to the attention of the General
          Counsel at the same address

     Certificate Insurer:     Financial Guaranty Insurance Company
                              115 Broadway
                               New York, New York  10006
                               Attention:  Research and Risk
                                           Management Department
                               Re:  EquiVantage Home Equity Loan
                               Trust 1997-4
                               Tel:  (212) 312-3000
                               Fax:  (212) 312-3093

     Moody's:                 Moody's Investors Service
                                99 Church Street
                                New York, New York  10007
                                Attention:  The Mortgage
                                Monitoring Department

     S&P:                     Standard & Poor's Ratings Services
                                26 Broadway, 15th Floor
                                New York, New York  10004
                                Attention:  Surveillance Dept.

     Representative:          Prudential Securities Incorporated
                                One New York Plaza
                                New York, New York  10292
                                Attention:  Asset Backed
                                Securities Group

     IN WITNESS WHEREOF, the Sponsor, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         EQUIVANTAGE ACCEPTANCE CORP.,
                           as Sponsor



                         By:  /s/ Elizabeth Folk
                              ------------------------------
                                 Name:  Elizabeth Folk
                                 Title: Senior Vice President


                         EQUIVANTAGE INC.,
                           as Servicer



                         By:  /s/ Carolyn B. Andrew
                              --------------------------------
                                 Name:  Carolyn B. Andrew
                                 Title: Senior Vice President


                         NORWEST BANK MINNESOTA,
                           NATIONAL ASSOCIATION,
                               as Trustee

                         By:  /s/ Randall S. Reider
                              ----------------------------
                                 Name:  Randall S. Reider
                                 Title: Officer

                                   SCHEDULE I

                           SCHEDULE OF MORTGAGE LOANS


                     [Omitted from this filing on Form 8-K]

                                                           EXHIBIT A-1

                                     FORM OF
                    EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-4
                   HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                     CLASS A-1 ADJUSTABLE RATE CERTIFICATES
                     (Adjustable Rate Class A-1 Certificate)

              Representing Certain Interests Relating to a Pool of
         Mortgage Loans in the EquiVantage Home Equity Loan Trust 1997-4
       formed by EquiVantage Acceptance Corp., as Sponsor, and Serviced by
                                 EquiVantage Inc.

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

    (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Class A-1 Certificates described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust,
(ii) moneys held in such Accounts and (iii) pursuant to the Certificate Insurance Policy.)

No.:  A-1-1                  December 15, 1997          29476Y BF 5
                             _________________          ___________
                                    Date                   CUSIP


   $29,380,000.00                            November 25, 2012
_________________________              ____________________________
Original Principal Amount              Final Scheduled Payment Date

                             CEDE & CO.
                          _________________
                          Registered Holder


                                      A-1-1

    The registered Holder named above is the registered Holder of a fractional interest in (i) a pool of fixed rate and adjustable rate, closed-end mortgage loans (the "Mortgage Loans") that will be formed by EquiVantage Acceptance Corp. ("EquiVantage" or the "Sponsor"), a Delaware corporation, and sold by the Sponsor to Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee") on behalf of EquiVantage Home Equity Loan Trust 1997-4 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and EquiVantage Inc., as Servicer (the "Servicer"), (ii) such amounts, including Eligible Investments and the proceeds of payments under the Certificate Insurance Policy, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement,
(iii) any Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Sponsor in any Insurance Policies and (v) Net Liquidation Proceeds.

    The Original Principal Amount set forth above is equal to the product of
(i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-1 Certificates on December 15, 1997 (the "Startup Date"), which aggregate amount as of December 15, 1997 was $29,380,000 (the "Original Principal Amount"). The Holder hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-1 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to January 26, 1998 (the first Payment Date) will be less than the Original Principal Amount set forth above.

    Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

    SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                      A-1-2

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    This Certificate is one of a Class of duly-authorized Certificates designated as EquiVantage Home Equity Loan Trust 1997-4, Home Equity Loan Asset-Backed Certificates, Class A-1 Adjustable Rate Certificates (the "Class A-1 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement are the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates and the Residual Certificates; all such Certificates are collectively referred to herein as the "Certificates."

    Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

    On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing January 26, 1998, the Holders of the Class A-1 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount with respect to the Class A-1 Certificate relating to such Payment Date. Distributions will be made in immediately available funds to such Holders, by wire transfer or otherwise, to the account of an Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

    Each Holder of Record of a Class A-1 Certificate will be entitled to receive such Holder's Percentage Interest in the amounts distributed on such Payment Date to the Holders of the Class A-1 Certificates. The Percentage Interest of each Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-1 Certificate by $29,380,000.

    Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the amount of the Insured Distribution Amount payable with respect to the Class A-1 Certificates on each Payment Date.

    Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the Class A-1 Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Holders of the Class A-1 Certificates any portion thereof to which such Holders may be entitled.

                                      A-1-3

    The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Holder shall be considered as having been paid by the Trustee to such Holder for all purposes of the Pooling and Servicing Agreement.

    The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

    This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. Neither this Certificate nor the underlying Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

    No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

    Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

    The Pooling and Servicing Agreement additionally provides that (i) the Holders of the Class RL Certificates or, if such Holders decline to exercise, the Servicer or, if the Servicer declines to exercise, the Certificate Insurer, may, at their respective options, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A-1 Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Cut-Off Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-1 Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Holder in the manner set forth therein.

                                      A-1-4

    The Majority Holders, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

    The Trustee is required to furnish certain information on each Payment Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

    The Class A-1 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the holder hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

                                      A-1-5

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                             EQUIVANTAGE HOME EQUITY
                               LOAN TRUST 1997-4

                             By:  NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee



                             By:
                                ________________________________
                                Name:
                                Title:



Trustee Authentication

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION, as Trustee



By:
   ____________________________
   Name:
   Title:


Dated:  December 15, 1997




                                      A-1-6

                                                         EXHIBIT A-2

                                     FORM OF
                    EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-4
                   HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                        CLASS A-2 FIXED RATE CERTIFICATES
                         (6.640% Class A-2 Certificate)

              Representing Certain Interests Relating to a Pool of
         Mortgage Loans in the EquiVantage Home Equity Loan Trust 1997-4
      formed by EquiVantage Acceptance Corp., as Sponsor, and Serviced by
                              EquiVantage Inc.

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

    (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Class A-2 Certificates described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust,
(ii) moneys held in such Accounts and (iii) pursuant to the Certificate Insurance Policy.)

No.:  A-2-1              December 15, 1997             29476Y BG 3
                         _________________             ___________
                               Date                       CUSIP


   $21,000,000.00                              July 25, 2019
_________________________              ____________________________
Original Principal Amount              Final Scheduled Payment Date

                             CEDE & CO.
                          _________________
                          Registered Holder



                                      A-2-1

    The registered Holder named above is the registered Holder of a fractional interest in (i) a pool of fixed rate and adjustable rate, closed-end mortgage loans (the "Mortgage Loans") that will be formed by EquiVantage Acceptance Corp. ("EquiVantage" or the "Sponsor"), a Delaware corporation, and sold by the Sponsor to Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee") on behalf of EquiVantage Home Equity Loan Trust 1997-4 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and EquiVantage Inc., as Servicer (the "Servicer"), (ii) such amounts, including Eligible Investments and the proceeds of payments under the Certificate Insurance Policy, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement,
(iii) any Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Sponsor in any Insurance Policies and (v) Net Liquidation Proceeds.

    The Original Principal Amount set forth above is equal to the product of
(i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-2 Certificates on December 15, 1997 (the "Startup Date"), which aggregate amount as of December 15, 1997 was $21,000,000 (the "Original Principal Amount"). The Holder hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-2 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to January 26, 1998 (the first Payment Date) will be less than the Original Principal Amount set forth above.

    Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

    SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                      A-2-2

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    This Certificate is one of a Class of duly-authorized Certificates designated as EquiVantage Home Equity Loan Trust 1997-4, Home Equity Loan Asset-Backed Certificates, Class A-2 Fixed Rate Certificates (the "Class A-2 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates and the Residual Certificates; all such Certificates are collectively referred to herein as the "Certificates."

    Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

    On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing January 26, 1998, the Holders of the Class A-2 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount with respect to the Class A-2 Certificate relating to such Payment Date. Distributions will be made in immediately available funds to such Holders, by wire transfer or otherwise, to the account of an Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

    Each Holder of Record of a Class A-2 Certificate will be entitled to receive such Holder's Percentage Interest in the amounts distributed on such Payment Date to the Holders of the Class A-2 Certificates. The Percentage Interest of each Class A-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-2 Certificate by $21,000,000.

    Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the amount of the Insured Distribution Amount payable with respect to the Class A-2 Certificates on each Payment Date.

    Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the Class A-2 Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Holders of the Class A-2 Certificates any portion thereof to which such Holders may be entitled.

                                      A-2-3

    The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Holder shall be considered as having been paid by the Trustee to such Holder for all purposes of the Pooling and Servicing Agreement.

    The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

    This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. Neither this Certificate nor the underlying Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

    No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

    Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

    The Pooling and Servicing Agreement additionally provides that (i) the Holders of the Class RL Certificates or, if such Holders decline to exercise, the Servicer or, if the Servicer declines to exercise, the Certificate Insurer, may, at their respective options, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A-2 Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Cut-Off Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-2 Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Holder in the manner set forth therein.

                                      A-2-4

    The Majority Holders, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

    The Trustee is required to furnish certain information on each Payment Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

    The Class A-2 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the holder hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

                                      A-2-5

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                             EQUIVANTAGE HOME EQUITY
                               LOAN TRUST 1997-4

                             By:  NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee



                             By:
                                ________________________________
                                Name:
                                Title:



Trustee Authentication

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION, as Trustee



By:
   _______________________________
   Name:
   Title:


Dated:  December 15, 1997



                                      A-2-6

                                                           EXHIBIT A-3

                                     FORM OF
                    EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-4
                   HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                        CLASS A-3 FIXED RATE CERTIFICATES
                         (7.045%* Class A-3 Certificate)

              Representing Certain Interests Relating to a Pool of
         Mortgage Loans in the EquiVantage Home Equity Loan Trust 1997-4
       formed by EquiVantage Acceptance Corp., as Sponsor, and Serviced by
                                 EquiVantage Inc.

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

    (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Class A-3 Certificates described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust,
(ii) moneys held in such Accounts and (iii) pursuant to the Certificate Insurance Policy.)

No.:  A-3-1                  December 15, 1997          29476Y BH 1
                             _________________          ___________
                                   Date                   CUSIP


     $14,000,000.00                             December 25, 2028
  _________________________                 ____________________________
  Original Principal Amount                 Final Scheduled Payment Date

                             CEDE & CO.
                          _________________
                          Registered Holder


__________________
* With respect to any Payment Date that occurs prior to the Step-Up Payment Date, 7.045% per annum and, with respect to any Payment Date thereafter, 7.545% per annum.

    The registered Holder named above is the registered Holder of a fractional interest in (i) a pool of fixed rate and adjustable rate, closed-end mortgage loans (the "Mortgage Loans") that will

                                      A-3-1
be formed by EquiVantage Acceptance Corp. ("EquiVantage" or the "Sponsor"), a Delaware corporation, and sold by the Sponsor to Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee") on behalf of EquiVantage Home Equity Loan Trust 1997-4 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and EquiVantage Inc., as Servicer (the "Servicer"), (ii) such amounts, including Eligible Investments and the proceeds of payments under the Certificate Insurance Policy, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Sponsor in any Insurance Policies and (v) Net Liquidation Proceeds.

    The Original Principal Amount set forth above is equal to the product of
(i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-3 Certificates on December 15, 1997 (the "Startup Date"), which aggregate amount as of December 15, 1997 was $14,000,000 (the "Original Principal Amount"). The Holder hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-3 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to January 26, 1998 (the first Payment Date) will be less than the Original Principal Amount set forth above.

    Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

    SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                      A-3-2

    This Certificate is one of a Class of duly-authorized Certificates designated as EquiVantage Home Equity Loan Trust 1997-4, Home Equity Loan Asset-Backed Certificates, Class A-3 Fixed Rate Certificates (the "Class A-3 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates and the Residual Certificates; all such Certificates are collectively referred to herein as the "Certificates."

    Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

    On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing January 26, 1998, the Holders of the Class A-3 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount with respect to the Class A-3 Certificate relating to such Payment Date. Distributions will be made in immediately available funds to such Holders, by wire transfer or otherwise, to the account of an Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

    Each Holder of Record of a Class A-3 Certificate will be entitled to receive such Holder's Percentage Interest in the amounts distributed on such Payment Date to the Holders of the Class A-3 Certificates. The Percentage Interest of each Class A-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-3 Certificate by $14,000,000.

    Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the amount of the Insured Distribution Amount payable with respect to the Class A-3 Certificates on each Payment Date.

    Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the Class A-3 Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Holders of the Class A-3 Certificates any portion thereof to which such Holders may be entitled.

    The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Holder shall be considered as having been paid by the Trustee to such Holder for all purposes of the Pooling and Servicing Agreement.

                                      A-3-3

    The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

    This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. Neither this Certificate nor the underlying Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

    No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

    Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

    The Pooling and Servicing Agreement additionally provides that (i) the Holders of the Class RL Certificates or, if such Holders decline to exercise, the Servicer or, if the Servicer declines to exercise, the Certificate Insurer, may, at their respective options, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A-3 Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Cut-Off Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-3 Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Holder in the manner set forth therein.

    The Majority Holders, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                                      A-3-4

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

    The Trustee is required to furnish certain information on each Payment Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

    The Class A-3 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the holder hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

                                      A-3-5

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                             EQUIVANTAGE HOME EQUITY
                               LOAN TRUST 1997-4

                             By:  NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee



                             By:
                                ________________________________
                                Name:
                                Title:



Trustee Authentication

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION, as Trustee



By:
   ____________________________
   Name:
   Title:


Dated:  December 15, 1997

                                      A-3-6

                                                           EXHIBIT A-4

                                     FORM OF
                    EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-4
                   HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                        CLASS A-4 FIXED RATE CERTIFICATES
                         (6.705%* Class A-4 Certificate)

              Representing Certain Interests Relating to a Pool of
         Mortgage Loans in the EquiVantage Home Equity Loan Trust 1997-4
       formed by EquiVantage Acceptance Corp., as Sponsor, and Serviced by
                               EquiVantage Inc.

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

    (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Class A-4 Certificates described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust,
(ii) moneys held in such Accounts and (iii) pursuant to the Certificate Insurance Policy.)

No.:  A-4-1                 December 15, 1997             29476Y BJ 7
                            _________________             ___________
                                 Date                        CUSIP


   $7,000,000.00                            December 25, 2028
_________________________              ____________________________
Original Principal Amount              Final Scheduled Payment Date

                             CEDE & CO.
                           _________________
                           Registered Holder


__________________
* With respect to any Payment Date that occurs prior to the Step-Up Payment Date, 6.705% per annum and, with respect to any Payment Date thereafter, 7.205% per annum.

    The registered Holder named above is the registered Holder of a fractional interest in (i) a pool of fixed rate and adjustable rate, closed-end mortgage loans (the "Mortgage Loans") that will

                                      A-4-1
be formed by EquiVantage Acceptance Corp. ("EquiVantage" or the "Sponsor"), a Delaware corporation, and sold by the Sponsor to Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee") on behalf of EquiVantage Home Equity Loan Trust 1997-4 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and EquiVantage Inc., as Servicer (the "Servicer"), (ii) such amounts, including Eligible Investments and the proceeds of payments under the Certificate Insurance Policy, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Sponsor in any Insurance Policies and (v) Net Liquidation Proceeds.

    The Original Principal Amount set forth above is equal to the product of
(i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-4 Certificates on December 15, 1997 (the "Startup Date"), which aggregate amount as of December 15, 1997 was $7,000,000 (the "Original Principal Amount"). The Holder hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-4 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to January 26, 1998 (the first Payment Date) will be less than the Original Principal Amount set forth above.

    Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

    SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                      A-4-2

    This Certificate is one of a Class of duly-authorized Certificates designated as EquiVantage Home Equity Loan Trust 1997-4, Home Equity Loan Asset-Backed Certificates, Class A-4 Fixed Rate Certificates (the "Class A-4 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-5 Certificates, Class B Certificates and the Residual Certificates; all such Certificates are collectively referred to herein as the "Certificates."

    Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

    On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing January 26, 1998, the Holders of the Class A-4 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount with respect to the Class A-4 Certificate relating to such Payment Date. Distributions will be made in immediately available funds to such Holders, by wire transfer or otherwise, to the account of an Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

    Each Holder of Record of a Class A-4 Certificate will be entitled to receive such Holder's Percentage Interest in the amounts distributed on such Payment Date to the Holders of the Class A-4 Certificates. The Percentage Interest of each Class A-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-4 Certificate by $7,000,000.

    Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the amount of the Insured Distribution Amount payable with respect to the Class A-4 Certificates on each Payment Date.

    Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the Class A-4 Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Holders of the Class A-4 Certificates any portion thereof to which such Holders may be entitled.

    The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Holder shall be considered as having been paid by the Trustee to such Holder for all purposes of the Pooling and Servicing Agreement.

                                      A-4-3

    The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

    This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. Neither this Certificate nor the underlying Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

    No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

    Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

    The Pooling and Servicing Agreement additionally provides that (i) the Holders of the Class RL Certificates or, if such Holders decline to exercise, the Servicer or, if the Servicer declines to exercise, the Certificate Insurer, may, at their respective options, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A-4 Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Cut-Off Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-4 Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Holder in the manner set forth therein.

    The Majority Holders, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                                      A-4-4

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

    The Trustee is required to furnish certain information on each Payment Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

    The Class A-4 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the holder hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

                                      A-4-5

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                             EQUIVANTAGE HOME EQUITY
                               LOAN TRUST 1997-4

                             By:  NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee



                             By:
                                ________________________________
                                Name:
                                Title:



Trustee Authentication

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION, as Trustee



By:
   _______________________________
   Name:
   Title:


Dated:  December 15, 1997


                                      A-4-6

                                                           EXHIBIT A-5

                                     FORM OF
                    EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-4
                   HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                     CLASS A-5 ADJUSTABLE RATE CERTIFICATES
                     (Adjustable Rate Class A-5 Certificate)


              Representing Certain Interests Relating to a Pool of
         Mortgage Loans in the EquiVantage Home Equity Loan Trust 1997-4
       formed by EquiVantage Acceptance Corp., as Sponsor, and Serviced by
                                EquiVantage Inc.

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

    (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Class A-5 Certificates described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust,
(ii) moneys held in such Accounts and (iii) pursuant to the Certificate Insurance Policy.)

No.:  A-5-1                  December 15, 1997             29476Y BK 4
                             _________________             ____________
                                   Date                       CUSIP


     $28,620,000.00                                 December 25, 2027
_________________________                     ____________________________
Original Principal Amount                     Final Scheduled Payment Date

                             CEDE & CO.
                          _________________
                          Registered Holder


                                      A-5-1

    The registered Holder named above is the registered Holder of a fractional interest in (i) a pool of fixed rate and adjustable rate, closed-end mortgage loans (the "Mortgage Loans") that will be formed by EquiVantage Acceptance Corp. ("EquiVantage" or the "Sponsor"), a Delaware corporation, and sold by the Sponsor to Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee") on behalf of EquiVantage Home Equity Loan Trust 1997-4 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and EquiVantage Inc., as Servicer (the "Servicer"), (ii) such amounts, including Eligible Investments and the proceeds of payments under the Certificate Insurance Policy, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement,
(iii) any Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Sponsor in any Insurance Policies and (v) Net Liquidation Proceeds.

    The Original Principal Amount set forth above is equal to the product of
(i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-5 Certificates on December 15, 1997 (the "Startup Date"), which aggregate amount as of December 15, 1997 was $28,620,000 (the "Original Principal Amount"). The Holder hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-5 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to January 26, 1998 (the first Payment Date) will be less than the Original Principal Amount set forth above.

    Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

    SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                      A-5-2

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    This Certificate is one of a Class of duly-authorized Certificates designated as EquiVantage Home Equity Loan Trust 1997-4, Home Equity Loan Asset-Backed Certificates, Class A-5 Adjustable Rate Certificates (the "Class A-5 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates and the Residual Certificates; all such Certificates are collectively referred to herein as the "Certificates."

    Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

    On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing January 26, 1998, the Holders of the Class A-5 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount with respect to the Class A-5 Certificate relating to such Payment Date. Distributions will be made in immediately available funds to such Holders, by wire transfer or otherwise, to the account of an Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

    Each Holder of Record of a Class A-5 Certificate will be entitled to receive such Holder's Percentage Interest in the amounts distributed on such Payment Date to the Holders of the Class A-5 Certificates. The Percentage Interest of each Class A-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-5 Certificate by $28,620,000.

    Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the amount of the Insured Distribution Amount payable with respect to the Class A-5 Certificates on each Payment Date.

    Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the Class A-5 Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Holders of the Class A-5 Certificates any portion thereof to which such Holders may be entitled.

                                      A-5-3

    The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Holder shall be considered as having been paid by the Trustee to such Holder for all purposes of the Pooling and Servicing Agreement.

    The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

    This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. Neither this Certificate nor the underlying Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

    No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

    Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

    The Pooling and Servicing Agreement additionally provides that (i) the Holders of the Class RL Certificates or, if such Holders decline to exercise, the Servicer or, if the Servicer declines to exercise, the Certificate Insurer, may, at their respective options, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A-5 Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Cut-Off Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-5 Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Holder in the manner set forth therein.

                                      A-5-4

    The Majority Holders, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

    The Trustee is required to furnish certain information on each Payment Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

    The Class A-5 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5 Certificates are exchangeable for new Class A-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the holder hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

                                      A-5-5

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                             EQUIVANTAGE HOME EQUITY
                               LOAN TRUST 1997-4

                             By:  NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee



                             By:
                                 _______________________________
                                 Name:
                                Title:



Trustee Authentication

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION, as Trustee



By:
   ____________________________
   Name:
   Title:


Dated:  December 15, 1997


                                      A-5-6

                                                                     EXHIBIT B


                                     FORM OF
                    EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-4
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                     CLASS B

                Representing Certain Interests Relating to a Pool
       of Mortgage Loans in the EquiVantage Home Equity Loan Trust 1997-4
                              Formed by EquiVantage
               Acceptance Corp. and Serviced by EquiVantage Inc.

    THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF CERTAIN PAYMENTS TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. DISTRIBUTIONS HEREON ARE SUBJECT TO THE PRIOR RIGHT OF THE CLASS A CERTIFICATE HOLDERS.

    THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT, (B) IS MADE (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (iii) TO THE SPONSOR OR (iv) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (C) UPON THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE POOLING AND SERVICING AGREEMENT. NONE OF THE SERVICER, THE TRUST OR THE TRUSTEE IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

    This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. This Certificate represents a fractional ownership interest in the assets of the Trust described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Trust Estate.


No:  B-1                     Date: December 15, 1997

Percentage Interest: 100%                        December 25, 2028
                                             ____________________________
                                             Final Scheduled Payment Date


                          EQUIVANTAGE ACCEPTANCE CORP.
                          ____________________________
                                Registered Holder


    The registered Holder named above is the registered Holder of a fractional interest in (i) a pool of fixed rate and adjustable rate, closed-end mortgage loans (the "Mortgage Loans") which will be formed by EquiVantage Acceptance Corp. (the "Sponsor"), a Delaware corporation, and sold by the Sponsor to Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee") on behalf of EquiVantage Home Equity Loan Trust 1997-4 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and EquiVantage Inc., as Servicer (the "Servicer"), (ii) such amount, including Eligible Investments, as from time to time may be held in the Accounts created pursuant to the Pooling and Servicing Agreement, (iii) any Property relating to the Mortgage Loans, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed-in-lieu of foreclosure and that has not been withdrawn from the Trust, (iv) Net Liquidation Proceeds relating to the Mortgage Loans and (v) any Insurance Policies relating to the Mortgage Loans and any rights of the Sponsor in any Insurance Policies relating to such Mortgage Loans. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate".

    SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    This Certificate is one of a Class of duly authorized Certificates designated as EquiVantage Home Equity Loan Trust 1997-4, Home Equity Loan Asset-Backed Certificates, Class B Certificates (the "Class B Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement are the Class A Certificates, Class RL Certificates and Class RU Certificates (together with the Class B Certificates, the "Certificates").

    Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

    On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing January 26, 1998, to the persons in whose names the Class B Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Holder of the Class B Certificates such Holder's Percentage Interest in the Class B Distribution Amount due on such Payment Date. The Class B Distribution Amount as of any date of determination will be determined as set forth in the Pooling and Servicing Agreement. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of such Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

    Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

    The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Holder shall be considered as having been paid by the Trustee to such Holder for all purposes of the Pooling and Servicing Agreement.

    The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

    This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Sponsor, EquiVantage Inc. or any of their subsidiaries and affiliates. Neither this Certificate nor the underlying Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

    No Holder shall have the right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

    Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

    The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement additionally provides that (i) the Holders of the Class RL Certificates or, if such Holders decline to exercise, the Servicer or, if the Servicer declines to exercise, the Certificate Insurer, may, at their respective options, purchase from the Trust all (but not fewer than all) Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans as of the Cut-Off Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Holder in the manner set forth therein.

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form required by the Pooling and Servicing Agreement duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

    Notwithstanding the foregoing, no sale or other transfer of record or beneficial ownership of a Class B Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Class B Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act nor a plan nor other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to affect such transfer.

    The Trustee is required to furnish certain information on each Payment Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

    The Class B Certificates are issuable only as registered Certificates in minimum denominations of 10% Percentage Interest. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates evidencing the same Percentage Interest as the Class B Certificates exchanged.

    No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the Holder hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                             EQUIVANTAGE HOME EQUITY
                               LOAN TRUST 1997-4

                             By:  NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee



                             By:
                                ________________________________
                                Name:
                                Title:

Trustee's Authentication

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION
  as Trustee



By:
   __________________________
   Name:
   Title:


Dated:  December 15, 1997

                                                                   EXHIBIT C-1

                          FORM OF CLASS RL CERTIFICATE

    THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN THE ONLY "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

    TRANSFER OF THIS CLASS RL CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS RL CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS RL CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS RL CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

    A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THRU ENTITY THAT HOLDS THIS

                                      C-1-1

CLASS RL CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD HOLDER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THRU ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THRU" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER I OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                    EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-4
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                    CLASS RL

   Representing Certain Interests Relating to a Pool of Mortgage Loans Formed by EquiVantage Acceptance Corp. and Serviced by EquiVantage Inc.

    (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. This Certificate represents a fractional residual ownership interest in the Lower-Tier REMIC described in the Pooling and Servicing Agreement.)

No:  RL-1                                      Date:  December 15, 1997

Percentage Interest: 100%                      December 25, 2028
                                               ____________________________
                                               Final Scheduled Payment Date

                           EQUIVANTAGE ACCEPTANCE CORP.
                           ____________________________
                                Registered Holder



                                      C-1-2

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    This Certificate is one of a Class of duly-authorized Certificates designated as EquiVantage Home Equity Loan Trust 1997-4, Home Equity Loan Asset-Backed Certificates, Class RL (the "Class RL Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as the Class A Certificates, Class B Certificates, and Class RU Certificates (together with the Class RL Certificates, the "Certificates.")

    Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

    On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing January 26, 1998, to the Holders of the Class RL Certificates as of the close of business on the first Business Day of the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Holder of the Class RL Certificates such Holder's Percentage Interest multiplied by the amounts then available to be distributed to the Holders of the Class RL Certificates. No significant distributions are anticipated to be made.

    Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

    The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Holder shall be considered as having been paid by the Trustee to such Holder for all purposes of the Pooling and Servicing Agreement.

    EquiVantage Inc., as Servicer, pursuant to the related Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under either Servicing Agreement.

                                      C-1-3

    No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

    Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

    The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement provides that (i) the Holders of the Class RL Certificates or, if such Holders decline to exercise, the Servicer or, if the Servicer declines to exercise, the Certificate Insurer, may, at their respective options, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans as of the Cut-Off Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Holder in the manner set forth therein.

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form set forth in the Pooling and Servicing Agreement duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

    Notwithstanding the foregoing, no sale or other transfer of record or beneficial ownership of a Class RL Certificate shall be made unless the Trustee shall have received a representation letter

                                      C-1-4
from the transferee of such Class RL Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act nor a plan nor other arrangement subject to
Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to affect such transfer.

    The Trustee is required to furnish certain information on each Payment Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

    The Class RL Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class RL Certificates are exchangeable for new Class RL Certificates evidencing the same Percentage Interest as the Class RL Certificates exchanged.

    No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the holder hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

                                      C-1-5

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                             EQUIVANTAGE HOME EQUITY
                               LOAN TRUST 1997-4

                             By:  NORWEST BANK MINNESOTA,
                                  NATIONAL ASSOCIATION, as Trustee



                             By:
                                ________________________________
                                Name:
                                Title:



Trustee Authentication

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION, as Trustee



By:
   _______________________________
   Name:
   Title:


Dated:  December 15, 1997

                                      C-1-6

                                                                 EXHIBIT C-2

                          FORM OF CLASS RU CERTIFICATE

    THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN THE ONLY "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

    TRANSFER OF THIS CLASS RU CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS RU CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS RU CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS RU CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                                      C-2-1

    A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THRU ENTITY THAT HOLDS THIS CLASS RU CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD HOLDER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THRU ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THRU" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER I OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                    EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-4
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                    CLASS RU

   Representing Certain Interests Relating to a Pool of Mortgage Loans Formed by EquiVantage Acceptance Corp. and Serviced by EquiVantage Inc.


    (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by EquiVantage Acceptance Corp., EquiVantage Inc., any Originator or any of their subsidiaries and affiliates. This Certificate represents a fractional residual ownership interest in the Upper-Tier REMIC described in the Pooling and Servicing Agreement.)

No:  RU-1                                       Date: December 15, 1997

Percentage Interest: 100%                       December 25, 2028
                                            ____________________________
                                            Final Scheduled Payment Date

                           EQUIVANTAGE ACCEPTANCE CORP.
                           ____________________________
                                Registered Holder

                                      C-2-2

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    This Certificate is one of a Class of duly-authorized Certificates designated as EquiVantage Home Equity Loan Trust 1997-4, Home Equity Loan Asset-Backed Certificates, Series 1997-4, Class RU (the "RU Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as the Class A Certificates, Class B Certificates and Class RL Certificates (together with the Class RU Certificates, the "Certificates.")

    Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

    On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing January 26, 1998, to the Holders of the Class RU Certificates as of the close of business on the first Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Holder of the Class RU Certificates such Holder's Percentage Interest multiplied by the amounts then available to be distributed to the Holders of the Class RU Certificates.
 No significant distributions are anticipated to be made.

    Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

    The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Holder shall be considered as having been paid by the Trustee to such Holder for all purposes of the Pooling and Servicing Agreement.

    EquiVantage Inc., as Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                                      C-2-3

    No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

    Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

    The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement provides that (i) the Holders of the Class RL Certificates or, if such Holders decline to exercise, the Servicer or, if the Servicer decline to exercise, the Certificate Insurer, may, at their respective options, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans is 10% or less of the original aggregate Loan Balance of the Mortgage Loans as of the Cut-Off Date and (ii) under certain circumstances relating to the qualifications of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Holder in the manner set forth therein.

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form set forth in the Pooling and Servicing Agreement duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

    Notwithstanding the foregoing, no sale or other transfer of record or beneficial ownership of a Class RU Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Class RU Certificate, acceptable to and in form and substance

                                      C-2-4
satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act nor a plan nor other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to affect such transfer.

    The Trustee is required to furnish certain information on each Payment Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

    The Class RU Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class RU Certificates are exchangeable for new Class RU Certificates evidencing the same Percentage Interest as the Class RU Certificates exchanged.

    No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the holder hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

                                      C-2-5

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                             EQUIVANTAGE HOME EQUITY
                               LOAN TRUST 1997-4

                             By:  NORWEST BANK MINNESOTA,
                                  NATIONAL ASSOCIATION, as Trustee



                             By:
                                ________________________________
                                Name:
                                Title:



Trustee Authentication

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION, as Trustee



By:
   _______________________________
   Name:
   Title:


Dated:  December 15, 1997
                                      C-2-6

                                                                  EXHIBIT D


                   FORM OF CERTIFICATE REGARDING PREPAID LOANS


    I, ___________________, _________________ of EquiVantage Acceptance
Corp., a Delaware corporation, as sponsor (the "Sponsor"), hereby certify that between the Cut-Off Date (as defined in the Pooling and Servicing Agreement dated as of December 1, 1997 among the Sponsor, EquiVantage Inc., a Delaware corporation, as servicer, and Norwest Bank Minnesota, National Association, as trustee) and the date hereof the following schedule of Mortgage Loans (as defined in such Pooling and Servicing Agreement) has been prepaid in full.


Dated:  December 15, 1997


                             By:
                                ________________________________-
                                Name:
                                Title:

                                                                 EXHIBIT E


                   FORM OF TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT


    Norwest Bank Minnesota, National Association, a national banking corporation, in its capacity as trustee (the "Trustee") under that certain Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") by and among EquiVantage Acceptance Corp., a Delaware corporation, as sponsor (the "Sponsor"), EquiVantage Inc., a Delaware corporation, as servicer, and the Trustee, hereby acknowledges pursuant to Section 3.6 of the Pooling and Servicing Agreement, receipt of the Notes delivered to it by the Sponsor.

    The Schedule of Mortgage Loans is deemed attached to this Receipt.

    The Trustee hereby additionally acknowledges that it shall review such items as required by Section 3.6(a) of the Pooling and Servicing Agreement and shall otherwise comply with Section 3.6(b) of the Pooling and Servicing Agreement as required thereby.

                             NORWEST BANK MINNESOTA,
                               NATIONAL ASSOCIATION,
                               as Trustee


                             By:
                                ________________________________
                                Name:
                                Title:



Dated:  December 15, 1997

                                                                  EXHIBIT F

                           FORM OF POOL CERTIFICATION

    WHEREAS, the undersigned is an Authorized Officer of Norwest Bank Minnesota, National Association, a national banking association, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee pursuant to that certain Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") by and among EquiVantage Acceptance Corp., a Delaware corporation, as sponsor (the "Sponsor"), EquiVantage Inc., a Delaware corporation, as Servicer, and the Trustee;

    WHEREAS, the Trustee is required, pursuant to Section 3.6(a) of the Pooling and Servicing Agreement, to review the Files relating to the Pool within a specified period following the Startup Day and to notify the Sponsor promptly of any defects with respect to the Pool, and the Sponsor is required to remedy such defects or take certain other action, all as set forth in
Section 3.6(b) of the Pooling and Servicing Agreement; and

    WHEREAS, Section 3.6(a) of the Pooling and Servicing Agreement requires the Trustee to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

    NOW, THEREFORE, the Trustee hereby certifies that it has determined that all required documents (or certified copies of documents listed in Section
3.5 of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Mortgage Loans identified in the Schedule of Mortgage Loans pursuant to Section 3.5(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Mortgage Loans, any remedial action by the Sponsor pursuant to Section 3.6(b) of the Pooling and Servicing Agreement has been completed, except as noted in the list of exceptions attached. The Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

                             NORWEST BANK MINNESOTA,
                                 NATIONAL ASSOCIATION, as Trustee


                             By:
                                ________________________________
                                Name:
                                Title:

Dated:  December 15, 1997

                                                                 EXHIBIT G

                             FORM OF DELIVERY ORDER


                                  December 15, 1997


Norwest Bank Minnesota,
  National Association
Norwest Center
Sixth Street & Marquette Avenue
Minneapolis, Minnesota  55479-0070
Attention:  Corporate Trust Services

Ladies and Gentlemen:

    Pursuant to Article IV of the Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") by and among EquiVantage Acceptance Corp., a Delaware corporation, as sponsor (the "Sponsor"), EquiVantage Inc., a Delaware corporation, as servicer, and Norwest Bank Minnesota, National Association, as trustee, the Sponsor hereby certifies that all conditions precedent to the issuance of EquiVantage Home Equity Loan Trust 1997-4, Home Equity Loan Asset-Backed Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and the Residual Certificates (collectively, the "Certificates"), have been satisfied and hereby requests you to authenticate and deliver said Certificates, and to release said Certificates to the Holders thereof, or otherwise upon their order.

                             Very truly yours,

                             EQUIVANTAGE ACCEPTANCE CORP.



                             By:
                                _________________________________
                                Name:
                                Title:

                                                                 EXHIBIT H

                FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE

                             AFFIDAVIT PURSUANT TO SECTION 860E(e) OF THE
                             INTERNAL REVENUE CODE OF 1986, AS AMENDED


STATE OF           )
                   )  ss:
COUNTY OF          )

    [NAME OF OFFICER], being first duly sworn, deposes and says:

    1. That [s/he] is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________] [the United States], on behalf of which [s/he] makes this affidavit.

    2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (for this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income); (ii) it is not acquiring the Class R Certificates for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer any such Class R Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

    IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this __ day of __________, ____.

                             [NAME OF INVESTOR]


                             By:___________________________
                                [Name of Officer]
                                [Title of Officer]


[Corporate Seal]

Attest:



___________________________
[Assistant] Secretary



    Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

    Subscribed and sworn before me this ____ day of _______, ____.



___________________________
NOTARY PUBLIC

COUNTY OF ________________

STATE OF _________________

         My commission expires the ____ day of _______________, ____.

                                                                    EXHIBIT I

                                     Form of
                                 Monthly Report

                          EquiVantage Acceptance Corp.
                   Home Equity Loan Asset-Backed Certificates
                                  Series 1997-4

                              Statement to Holders

                                                                                    INTEREST
            ORIGINAL        BEGINNING                       INTEREST     TOTAL      CARRY      ENDING
            CERTIFICATE     CERTIFICATE    PRINCIPAL        DISTRI-      DISTRI-    FORWARD    CERTIFICATE
CLASS       FACE VALUE      BALANCE        DISTRIBUTION     BUTION       BUTION     AMOUNT     BALANCE
-----       -----------     -----------    ------------     --------     -------    -------    -------------

A-1         29476Y BF5       $ 29,380,000

A-2         29476Y BG3       $ 21,000,000

A-3         29476Y BH1       $ 14,000,000

A-4         29476Y BJ7       $  7,000,000

A-5         29476Y BKY       $ 28,620,000

B           n/a

RU          n/a

TOTAL

AMOUNT PER $1,000 UNIT



                      BEGINNING                       INTEREST     TOTAL      CURRENT    ENDING
                      CERTIFICATE    PRINCIPAL        DISTRI-      DISTRI-    PRINCIPAL  CERTIFICATE
CLASS       CUSIP     BALANCE        DISTRIBUTION     BUTION       BUTION     BALANCE    BALANCE
-----       ----      -----------    ------------     --------     -------    -------    -------------

A-1         ________

A-2         ________

A-3         ________

A-4         ________

A-5         ________

B           n/a

RU          n/a


PASS THROUGH RATES



               ORIGINAL PASS-         CURRENT PASS
CLASS          THROUGH RATE           THROUGH RATE         CLASS          RECORD DATE
-----          --------------         ------------         -----          -----------
A-1            Adjustable Rate              %               A-1

A-2                6.640%                   %               A-2

A-3                7.045%                   %               A-3

A-4                6.705%                   %               A-4

A-5            Adjustable Rate              %               A-5

 B                   n/a                    %                B

RU                   n/a                    %               RU


SPONSOR:      EquiVantage Acceptance Corp.
SERVICER:     EquiVantage Inc.

LEAD UNDERWRITER:  Prudential Securities Incorporated
RECORD DATE:
DISTRIBUTION DATE:                                    FACTOR INFORMATION: ___________________


PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

                             Trust Administrator

                             Norwest Bank Minnesota, National Association
                             Sixth Street & Marquette Avenue
                             Minneapolis, Minnesota 55479-0070
                             Attention:  Corporate Trust Services
                             (612) 667-5786

Distribution Period:

                   Information pursuant to Section 7.8(a) of the Pooling and Servicing Agreement dated as of December 1, 1997

i)  Distribution to each Class of Certificates

ii) Principal Distributions to the Certificates:
         Scheduled Principal
         Prepayments
         Paid-in-Full Loans
         Other Unscheduled Recoveries of Principal
         Substitution Amounts
         Loan Repurchases
         Principal Portion of Liquidation Proceeds
         Subordination Increase Amount
              Total Principal

iii)     Interest distributions to the Certificate Holders


iv)      Monthly Remittance Amount for each Mortgage Loan Group Principal
         Interest

v)       Certificate Principal Balances


vi)      Amounts described in Sections 7.5(b)(iii), (iv) and (xii)

vii)     Insured Payment included in distributions to the Holders
         Aggregate unreimbursed Insured Payments since the Closing Date

viii)    Information furnished by the Sponsor pursuant to Section
         6049(d)(7)(c)

ix) Substitution Amounts and Loan Purchase Price Amounts included in the distribution

x)       Subordination Reduction Amount

xi)      Realized Losses
         [Cumulative Loss Amount]
         [Rolling Three Month Delinquency Rate]

xii)     Certificate Factors

xiii)    Insurance Proceeds

xiv)     Specified Subordinated Amount (aggregate and for each Mortgage
         Loan Group)

xv) Weighted average Coupon Rate and weighted average maturity of Mortgage Loans for each Mortgage Loan Group

xvi)     Aggregate Loan Balances for each Mortgage Loan Group

Distribution Period:

                             As to all Mortgage Loans

Delinquency Advances Made

Paid-In-Full Compensating Interest

Accrued Servicing Fees

Servicing Fees Retained

Trustee Fees

Premium Amount

                                             CURRENT               NEXT
                                          DISTRIBUTION         DISTRIBUTION
                                              DATE                 DATE
                                           ------------          -----------
Available Funds

Available Funds

Available Funds Shortfall

Amortized Subordinated Amount Requirement

Excess Subordinated Amount

Specified Subordinated Amount

Subordinated Amount

Subordination Deficiency Amount

Subordination Deficit

Subordination Increase Amount

Subordination Reduction Amount

Principal Carry Forward Amount

Principal Distribution Amount

Reimbursement Amount

Balance of Largest Loan

                                 EquiVantage Inc.
                        Monthly Delinquency Summary Report
                      EquiVantage Mortgage Loan Trust 1997-4

                            Dates as of ______________


Class A Certificates

    Ending Number of Loans:
    Ending Principal Balance:

DELINQUENT LOANS                            Count     Percent   Principal Bal.   Percent
    GROSS Delinquent Loans - Status

    1.   30 - 59 Days Delinquent
    2.   60 - 89 Days Delinquent
    3.   90 or More Days Delinquent

    GROSS Total Delinquencies

    Foreclosure Loans - Status              Count     Percent   Principal Bal.   Percent

    1.   Current
    2.   30 - 59 Days Delinquent
    3.   60 - 89 Days Delinquent
    4.   90 or More Days Delinquent

    Total Foreclosures


    Bankruptcy Loans - Status               Count     Percent   Principal Bal.   Percent

    1.   Current
    2.   30 - 59 Days Delinquent
    3.   60 - 89 Days Delinquent
    4.   90 or More Days Delinquent

    Total Bankruptcies

    REO Loans - Status from Foreclosure     Count     Percent   Principal Bal.   Percent      Book Value

    1.   30 - 59 Days
    2.   60 - 89 Days
    3.   90 or More Days

Total REO

NET DELINQUENCY (Gross Delinquent less Foreclosure, Bankruptcy, REO)

                                            Count     Percent   Principal Bal.   Percent

    1.   30 - 59 Days Delinquent
    2.   60 - 89 Days Delinquent
    3.   90 or More Days Delinquent

NET DELINQUENCY TOTALS


                                                           EXHIBIT J


                       FORM OF SERVICER'S TRUST RECEIPT

To: Norwest Bank Minnesota, National Association
    Sixth Street & Marquette Avenue
    Minneapolis, Minnesota 55479-0070

Attn.:   Corporate Trust Services

                                            Date:____________________


    In connection with the administration of the mortgage loans held by you, as Trustee under a certain Pooling and Servicing Agreement dated as of December 1, 1997 by and among EquiVantage Acceptance Corp., as sponsor, EquiVantage Inc., as servicer (the "Servicer"), and you, as Trustee (the "Agreement"), the Servicer hereby requests a release of the File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below:

Mortgagor's Name:

Loan No.:

Reason for requesting file:

_______ 1.    Mortgage Loan paid in full.

                        (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account (whichever is applicable) pursuant to the Agreement.)

_______ 2.    Mortgage Loan repurchased pursuant to the Agreement.

                        (The Servicer hereby certifies that the Loan
                        Purchase Price has been or will be paid to the Certificate Account pursuant to the Agreement.)

_______ 3.    Mortgage Loan substituted.

                        (The Servicer hereby certifies that a Qualified Replacement Mortgage has been or will be assigned and delivered to you along with the related File pursuant to the Agreement.)

_______ 4.    The Mortgage Loan is being foreclosed.


_______ 5.    Other.  (Describe)

Total Number of Mortgage Loans currently held under the Agreement: __________

Total Number of Files now held by the Servicer: _____________________________



    The undersigned (i) acknowledges that the above File will be held by the undersigned in accordance with the provisions of the Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, foreclosed, repurchased or substituted for by a Qualified Replacement Mortgage (in which case the File will be retained by us permanently), and (ii) certifies that all conditions precedent for delivery of the File requested by this Trust Receipt have been satisfied.

    Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                             EQUIVANTAGE INC.



                             By:
                                ________________________________
                                Name:
                                Title:

                                                                EXHIBIT K

                          FORM OF LIQUIDATION REPORT


1.  Type of Liquidation (REO disposition/charge-off/short pay-off)

    -    Date last paid
    -    Date of foreclosure
    -    Date of REO
    -    Date of REO disposition
    -    Property sale price/estimated market value at disposition

2.  Liquidation Proceeds

    Principal Prepayment                 $ _________
    Property Sale Proceeds                 _________
    Insurance Proceeds                     _________
    Other (itemize)                        _________

3.  Liquidation expenses

    Servicing Advances                   $ _________
    Delinquency Advances                   _________
    Contingency Fees                       _________
    Servicing Fees                         _________
    Annual Expense Escrow Amount           _________
    Supplemental Fee (if any)              _________
    Additional Interest (if any)           _________

4.  Net Liquidation Proceeds            $  _________
    (Item 2 minus item 3)

5.  Accrued and unpaid interest
    in excess of
    Delinquency Advances                $   ________

6.  Principal Balance of
    Mortgage Loan                       $   ________

                                                               EXHIBIT L

                          SPECIAL POWER OF ATTORNEY

    KNOWN ALL MEN BY THESE PRESENTS, that I, ____________, ____________ of EquiVantage Inc. (the "Originator"), do hereby constitute and appoint Norwest Bank Minnesota, National Association, as the true and lawful attorney for the Originator and its name, place and stead, to record the assignments of mortgage with respect to the Mortgage Loans transferred to the Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), under that Pooling and Servicing Agreement dated as of December 1, 1997 by and among EquiVantage Acceptance Corp., as Sponsor, the Originator, as Servicer, and the Trustee, and to do and perform all other things and acts relating to such assignments of mortgage as may be necessary to effectuate the transfer of such Mortgage Loans to the Trustee, including the execution and delivery of new assignments of mortgage where necessary to comply with applicable real estate recording laws at the time of recordation.

    This power of attorney is irrevocable and is coupled with an interest in the Mortgage Loans, and it may at all times be relied upon by any person, firm or corporation dealing with the attorney named herein as remaining in full force and effect, and such person, firm or corporation shall have no liability to the Originator with respect thereto.

    WITNESS the following signature this ___ day of _______, 19__.

                                  EQUIVANTAGE INC.

                                  By:
                                      ______________________________
                                      Name:
                                      Title:


STATE OF NEW YORK
COUNTY OF NEW YORK, to-wit:

    I, ______________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that _______________, who acknowledged himself to be the __________________ of EquiVantage Inc., a Delaware corporation, personally appeared before me in the jurisdiction aforesaid and that he as such ________________ executed the foregoing instrument on behalf of said corporation for the purposes therein contained.

    Witness my hand and official seal this ____ day of _______, 19__.

                                  _____________________(SEAL)
                                  Notary Public
                                  My Commission Expires:



                                     L-1